(LETTERHEAD OF LANDELS RIPLEY & DIAMOND, LLP)


VIA EDGAR

Mr. Josh Wecshler
SECURITIES & EXCHANGE COMMISSION
450 Fifth Street, NW
Washington, DC  20549

                  Re:      Capital Alliance Income Trust Ltd.
                           SEC File No.: 333-11635
                           Our File No.: 7021.0002

Dear Mr. Wecshler:

     Enclosed please find Post-Effective Amendment No. 3 (the "Amendment") to the S-11 Registration Statement for Capital Alliance Income Trust Ltd ("Trust"). The Amendment includes Supplement No. 1 (the "Supplement") to the Prospectus dated November 28, 1997. The Supplement updates the activities of the Trust to date, including the financial statements of the Trust through the nine month period ending September 30, 1997. The Supplement also indicates that as of November 26, 1997 the Trust had received subscriptions in excess of the minimum offering amount of $4,000,000 and thus that the proceeds of the offering have been released to the Trust. On behalf of the Trust, we hereby request an effective date of 5 p.m. Thursday, December 4, 1997.

     Thank you for your continued assistance in this matter. If you have any questions, please do not hesitate to call

                                              Very truly yours,

                                              LANDELS RIPLEY & DIAMOND, LLP



                                              Anne R. Knowles
ARK:pmm
M:\HOME\PMM\POM\CAIT\
COVER.LTR

cc:      Mr. Thomas B. Swartz
         Stephen C. Ryan, Esq.

   As filed with the Securities and Exchange Commission on December 9, 1997
                                                      Registration No. 333-11625
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ------------------


                                    FORM S-11

                         POST-EFFECTIVE AMENDMENT NO. 3
                                       TO
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               ------------------


                       CAPITAL ALLIANCE INCOME TRUST LTD.,
                         A REAL ESTATE INVESTMENT TRUST
       (Exact Name of Registrant as Specified in the Governing Instrument)

                        50 California Street, Suite 2020
                             San Francisco, CA 94111
                    (Address of Principal Executive Offices)

                                THOMAS B. SWARTZ
                             Chief Executive Officer

                       CAPITAL ALLIANCE INCOME TRUST LTD.,
                         A REAL ESTATE INVESTMENT TRUST
                        50 California Street, Suite 2020
                             San Francisco, CA 94111
                     (Name and Address of Agent for Service)

                                   Copies to:
   Stephen C. Ryan, Esq.                              Ronald Warner, Esq.
   Landels Ripley & Diamond, LLP                      Arter & Hadden
   350 The Embarcadero                                700 South Flower Street
   San Francisco, CA 94105                            Los Angeles, CA 90071-4101
   Tel: (415) 512-8700                                Tel: (213) 629-9300
   Fax: (415) 512-8750                                Fax: (213) 617-9255

                               ------------------

   Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.
                               ------------------


If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ___

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ___

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ___

                               ------------------

The Registrant hereby amends this Registration Statement so such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 9(a), may determine.

--------------------------------------------------------------------------------
                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------


                                                          Proposed
                                                          Maximum               Proposed
Title of Securities                Amount Being           Offering Price        Maximum        Amount of
Being Registered                   Registered             Per Share        Offering Price   Registration Fee

------------------------------------------------------------------------------------------------------------
Shares of Common Stock
par value $.01                     1,500,000               $8.00           $12,000,000.00

Shareholder Warrants
to Purchase Shares of
Common Stock                         150,000               $0.00(1)                 $0.00

Shares of Common Stock,
issuable upon exercise
of Shareholder Warrants              150,000               $5.60(2)           $840,000.00

Total Fees Payable(3)                                                      $12,840,000.00      $3,890.90

-----------------------

(1)      No separate consideration is payable for the Warrants.

(2)      Maximum price upon exercise of Shareholder Warrants.

(3) The maximum number of Shares of Common Stock that can be issued initially and upon exercise of the Shareholder Warrants is 1,650,000 and their maximum offering price is $12,840,000. The registration fee for the Common Shares issuable is therefore $3,890.90.

                       CAPITAL ALLIANCE INCOME TRUST LTD.,
                         A REAL ESTATE INVESTMENT TRUST

              Cross-Reference Sheet Showing Location in Prospectus
                    or Registration Statement of Information
                             Required by Items 1-29
                   (Pursuant to item 501(b) of Regulation S-K)

         Form S-11 Items Number and Caption                 Caption in Prospectus or Page Reference
1.       Forepart of Registration Statement and             Forepart of Registration Statement; Outside Front
         Outside Front Cover Page of Prospectus             Cover Page of Prospectus

2.       Inside Front and Outside Back Cover Pages of       Inside Front Cover Page of Prospectus; Outside Back
         Prospectus                                         Cover Page of Prospectus

3.       Summary Information, Risk Factors and Ratio        Prospectus Summary; Risk Factors
         of Earnings to Fixed

4.       Determination of Offering Price                    Outside Front Cover Page of Prospectus; Risk Factors;
                                                            Plan of Distribution
5.       Dilution                                           Sources of Additional Funds

6.       Selling Security Holders                           Not Applicable

7.       Plan of Distribution                               Outside Front Cover Page of Prospectus; Plan of
                                                            Distribution; Supplement No. 1

8.       Use of Proceeds                                    Prospectus Summary; Estimated Use of Proceeds

9.       Selected Financial Data                            Selected Financial Data; Supplement No. 1

10.      Management's Discussion and Analysis of            Management's Discussion and Analysis of Financial
         Financial Condition and Results of Operations      Condition and Results of Operations; Supplement No. 1

11.      General Information as to Registrant               Prospectus Summary; The Trust; Business; Supplement No. 1

12.      Policy with Respect to Certain Activities          Inside Front Cover Page of Prospectus; Risk Factors;
                                                            Business; Summary of Organizational Documents and
                                                            Securities

13.      Investment Policies of Registrant                  Summary of Organizational Documents and Securities;
                                                            Additional Information

14.      Description of Real Estate                         Prospectus Summary; Risk Factors; Business;
                                                            Supplement No. 1

15.      Operating Data                                     Selected Financial Data; Index to Financial Statements;
                                                            Supplement No. 1

16.      Tax Treatment of Registrant and Its Security       Prospectus Summary; Risk Factors; Federal Tax
         Holders                                            Considerations; ERISA Investors; Supplement No. 1

17.      Market Price of and Dividends on the               Prospectus Summary; Risk Factors; Distributions and
         Registrant's Common Equity and Related             Dividend Policy; Sources of Additional Funds; Plan of
         Stockholder Matters                                Distribution; Supplement No. 1

18.      Description of Registrant's Securities             Outside Front Cover Page of Prospectus; Prospectus
                                                            Summary; Summary of Organizational Documents and
                                                            Securities; Federal Income Tax Considerations; ERISA
                                                            Investors; Supplement No. 1

19.      Legal Proceedings                                  Business

20.      Security Ownership of Certain Beneficial           Prospectus Summary; The Trust; Business
         Owners and Management

21.      Directors and Executive Officers                   Management; Supplement No. 1

22.      Executive Compensation                             Executive Compensation

23.      Certain Relationships and Related                  Risk Factors; Business; Relationships with Affiliates;
         Transactions                                       Supplement No. 1

24.      Selection, Management and Custody of               Business; Risk Factors
         Registrant's Investments

25.      Policies with Respect to Certain Transactions      Risk Factors; Business; Certain Transactions and
                                                            Relationships with Affiliates

26.      Limitations of Liability                           Risk Factors; Business

27.      Financial Statements and Information               Selected Financial Information; Index to Financial
                                                            Statements; Supplement No. 1

28.      Interests of Names Experts and Counsel             Experts; Legal Matters; Supplement No. 1

29.      Disclosure of Commission Position on               Plan of Distribution
         Indemnification for Securities Act Liabilities

Supplement No. 1
Dated: November 28, 1997
To the Prospectus dated April 28, 1997


--------------------------------------------------------------------------------
                       CAPITAL ALLIANCE INCOME TRUST LTD.,
                         A REAL ESTATE INVESTMENT TRUST
--------------------------------------------------------------------------------

         This Supplement No. 1 (the "Supplement") updates and revises the Prospectus dated April 28, 1997 (the "Prospectus"). This Supplement forms part of and must be accompanied or preceded by the Prospectus, and capitalized terms have the same definitions as set forth in the Prospectus.

1.       Status of Offering.

         (a) Achievement of Minimum Subscription Level. As of November 26, 1997, share subscriptions in excess of $4,000,000, the Minimum Subscription Level set in the Prospectus, had been received. These subscription proceeds have been released to the Trust.

         (b) How to Invest. Subscription checks should be made payable to "CAPITAL ALLIANCE INCOME TRUST LTD." and sent with a completed order form to the Trust's executive offices at:

                        50 California Street, Suite 2020
                         San Francisco, California 94111

2. The Trust. In its 1996 tax return, the Trust elected to be taxed as a real estate investment trust for federal income tax purposes.

         The Trust, on June 27, 1997 completed the organization and capitalization of Capital Alliance Funding Corporation as a Delaware corporation ("CAFC") to operate the Trust's planned Mortgage Conduit Business. The Trust, through the ownership of all of the preferred shares of CAFC, owns a 99% economic interest in CAFC. The Trust's Manager owns a 1% economic interest in CAFC through its ownership of all of CAFC's Common Shares. CAFC has contracted with the Trust's Manager for management and loan origination services. CAFC has funded loans totaling $1,388,200 through November 11, 1997 with funds from warehouse lines of credit provided by the Trust, Southern Pacific Funding Corporation and Warehouse Lending Corporation of America ("Indy Mac"). CAFC's warehouse lending line of credit totaling $1,000,000 with Indy Mac has been guaranteed by the Trust. All of the loans funded by CAFC have been sold into the secondary market at a premium under mortgage purchase agreements with Life Savings Bank and Southern Pacific Funding Corporation. CAFC is doing business in California under the name of Capital Alliance Mortgage Corporation. The Trust capitalized CAFC by the transfer of real estate assets carried by the Trust at a book value of $304,550 in exchange for all of CAFC's preferred shares.

3. Selected Financial Data. The following table updates the selected historical financial data of the Trust and its Predecessors as presented in the Prospectus.

     (a) Selected financial data as of and for the year ended December 31, 1996 are derived from the audited financial statements of the Trust. For the year ended December 31, 1996, the financial data represents the combined operations of the Predecessors through April 30, 1996 and the operations of the Trust (Successor) from May 1, 1996 through December 31, 1996.

     (b) Selected financial data for the nine months ended September 30, 1996 and the nine months ended September 30, 1997 and as of September 30, 1997 are derived from unaudited financial statements of the Trust, which in the opinion of management reflect all adjustments, consisting only of normal, recurring adjustments, necessary for a fair statement of the results of the subject periods.

     (c) The historical combined financial information is not necessarily indicative of future operations and should not be so construed. (See "INDEX TO FINANCIAL STATEMENTS"). The selected financial data should be read in conjunction with "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS."


CAIT - Supplement No. 1
to the Prospectus dated April 28, 1997                                     P. 2

                             Selected Financial Data
                       Capital Alliance Income Trust Ltd.,
                         A Real Estate Investment Trust

                                    Year Ended December 31, 1996       Nine Months Ended September 30, 1996
                                    ----------------------------       ------------------------------------
                                    Combined                           Combined
                                    (Predecessor)    (Successor)       (Predecessor)    (Successor)       (Successor)
                                    Four Months      Eight Months      Four Months      Five Months       Nine Months
                                    Ended April      Ended Decem-      Ended April      Ended Septem-     Ended Septem-
                                    30, 1996         ber 31, 1996      30, 1996         ber 30, 1996      ber 30, 1997
                                    --------         ------------      (unaudited)      (unaudited)       (unaudited)
                                                                       -----------      -----------       -----------
Historical statement of
operations data:

Revenue                            $273,709            $490,300       $273,709            $300,735          $596,266
Net Income                          226,643             373,132        226,643             224,684           404,006
Net Income per weighted
   average Preferred                  0.350               0.582          0.350               0.350             0.630
Weighted average
   Preferred Shares                 646,971             641,464        646,971             641,804           641,464

                                                     (Successor)                  (Successor)
                                                     December                     September
                                                     31, 1996                     30, 1997
                                                     (audited)                   (unaudited)
                                                     ---------                   -----------
Historical balance sheet data:

Mortgage notes receivable                            $4,696,238                   $4,654,228
Total assets                                          6,702,261                    6,269,269
Total liabilities                                       756,073                      366,983
Shareholders' capital                                 5,946,188                    5,902,286

CAIT - Supplement No. 1
to the Prospectus dated April 28, 1997                                     P. 3

4. Management's Discussion and Analysis of Financial Condition and Results of Operations. The financial statements of Capital Alliance Income Trust Ltd., A Real Estate Investment Trust (the "Trust") dated herein were prepared based upon the combined historical operations of Capital Alliance Income Trust I ("CAIT I") and Capital Alliance Income Trust II ("CAIT II") (CAIT I and CAIT II are
collectively referred to as the "Predecessors"). The operations of the Predecessors have been combined due to the common management and directors. The unaudited interim financial statements subsequent to the merger represent the operations of the Trust (Successor). (See Note 2 to the financial statements).

         General.

         Predecessors: The Combination. The Trust resulted from the consolidation of CAIT I and CAIT II (the "Combination") on April 30, 1996. The Trust exchanged shares of preferred stock for all of the outstanding whole shares of CAIT I and CAIT II at April 30, 1996. Holders of the fractional shares of CAIT I and CAIT II received cash in lieu of fractional shares of preferred stock of the Trust. Thereafter, all assets and liabilities of CAIT I and CAIT II were transferred to the Trust. CAIT I and CAIT II were both privately-held mortgage investment trusts which invested primarily in loans secured by deeds of trust on residential property. The Trust was incorporated in Delaware on December 12, 1995. CAIT II was formed October 18, 1994 and began its first year of operations in 1995. CAIT I and CAIT II were formed and managed by Capital Alliance Advisors, Inc. ("CAAI") which also manages the Trust and originates, services and sells the Trust's mortgage loans.

         Recent Trends. The Trust invests in non-conforming mortgage loans on one-to-four unit residential properties because management believes that there is a large demand for non-conforming mortgage loans on these kinds of properties which produce higher yields without comparably higher credit risks when compared with conforming mortgage loans. Management invests primarily in A-, B/C (or less) credit rated home equity loans secured by deeds of trust. In general, B and C credit rated home equity loans are made to borrowers with lower credit ratings than borrowers of higher credit quality, such as A credit rated home equity loans. Home equity loans rated A-, B/C (or less) tend to have higher rates of loss and delinquency, but higher rates of interest than borrowers of higher credit quality.

         Management believes there is increased demand for high-yielding non-conforming mortgage loans caused by a demand by investors for higher yields due to low interest rates over the past few years and increased securitization of high-yielding non-conforming mortgage loans by the investment banking industry.

         Loan Origination and Loan Servicing. Mortgage loan origination consists of establishing a relationship with a borrower or his broker, obtaining and reviewing documentation concerning the credit rating and net worth of borrowers, inspecting and appraising properties that are proposed as the subject of a home equity loan, processing such information and underwriting and funding the mortgage loan. Mortgage loan servicing consists of collecting payments from borrowers, accounting for interest payments, holding escrow funds until fulfillment of mortgage loan requirements, contacting delinquent borrowers, foreclosing in the event of unremedied defaults and performing other administrative duties. Mortgage loan origination and loan servicing were provided to the Trust by CAAI, its Manager.

         Commitments and Contingencies. As of September 30, 1997, the Trust's loan portfolio included total loans of $4,654,228 of which $463,584 representing 9.9% of the loans were delinquent. There were no delinquent loans which were in the process of foreclosure at September 30, 1997. In assessing the collectibility of these delinquent mortgage loans, management estimates a net gain will be realized upon sale of the properties securing these loans if it is necessary to foreclose the mortgage loans due to the Trust. Management's estimate is based on an anticipated sales price of the property based on the latest

CAIT - Supplement No. 1
to the Prospectus dated April 28, 1997                                     P. 4
appraised value of the property discounted at 15% less the sum of pre-existing liens, costs of sale, the face amount of the mortgage loan and accrued interest receivable. The Trust generally issues loan commitments only on a conditional basis and generally funds such loans promptly upon removal of any conditions. Accordingly, the Trust did not have any commitments to fund loans as of September 30, 1996 and September 30, 1997.

         Results of Operations. The results of operations of the Trust for all periods through December 31, 1996 were prepared based upon the combined historical operations of the Predecessors through April 30, 1996 and of the Trust for subsequent periods. In the comparison that follows references to the year ended December 31, 1996 refer to the four months ended April 30, 1996 (predecessor) and the eight months ended December 31, 1996 (Successor) added together. The operations of the Predecessors have been combined due to the common management and directors. The historical information presented herein is not necessarily indicative of future operations.

         Year Ended December 31, 1996 Compared to Year Ended December 31, 1995. Revenues for the year ended December 31, 1996 increased to $764,009 as compared to $489,363 for 1995. The increase was due to higher outstanding mortgage notes receivable and increased loan activity during 1996 as compared to the previous year.

         Expenses for the year ended December 31, 1996 increased to $164,234 as compared to $74,949 for 1995. The increase in expenses was the result of increased loan servicing fees resulting from the increase in the Trust's net asset value, increased professional fees and interest expense on real estate owned as compared to the same period of the previous year. In addition , total expenses for 1996 include $46,448 loan loss reserve as compared to $12,000 for the same period of the previous year.

         Three Months and Nine Months Ended September 30, 1997 and 1996. Revenues for the third quarter decreased to $188,343 as compared to $190,284 for the same period in the previous year. Revenues for the nine months of 1997 increased to $596,266 as compared to $574,444 the same period of the previous year. Total revenues remained constant in third quarter due to higher interest income in 1996 but offset by origination income and other income in third quarter 1997. The increase in revenue in the nine month period in 1997 was primarily due to origination income received from borrowers and to dividends received from the Trust's newly-formed Mortgage Conduit Business compared to none in the same period in the previous year.

         Expenses for the third quarter 1997 decreased $54,980 compared to $59,709 for the same period in previous year. For the nine month period, expenses increased to $208,931 compared to $123,117 for the predecessors from the previous year. The decrease in the third quarter 1997 compared to third quarter 1996 is primarily due to lower general and administrative expenses. The increase in the nine months of 1997 compared to 1996 is primarily due to loan servicing, origination fees and management fees resulting from the increase in the Trust's asset value from the Combination in April 30, 1996 and from different compensation arrangements with the Manager prior to the commencement of the Trust's current offering.

         Inflation. The financial statements of the Trust, prepared in accordance with generally accepted accounting principles, report the Trust's financial position and operating results in terms of historical dollars and does not consider the impact of inflation. Inflation affects the Trust's operations primarily through its effect on interest rates, since interest rates normally increase during period of high inflation and decrease during periods of low inflation. When interest rates increase, the demand for mortgage loans and a borrower's ability to qualify for mortgage financing may be adversely affected.


CAIT - Supplement No. 1
to the Prospectus dated April 28, 1997                                     P. 5

         Liquidity and Capital Resources. The liquidity of the Trust will be based upon the need to fund investments in mortgage loans. In previous years, the Trust's mortgage investment operations have been funded by capital contributions and the payoff of prior loans. The major portion of the proceeds from issuance of common stock in the Trust's current Offering will be used to fund future investments in mortgage loans by the Trust's Mortgage Investment Business. The Trust's liquidity requirements will also be funded by periodical payoffs of existing loans which are generally short term in duration, by the sale of foreclosed properties and additional capital from the proceeds of the Trust's current Offering. Management believes that the Trust's liquidity is sufficient to meet its cash requirements for the next twelve months regardless of whether the Minimum Subscription Level in the Trust's current Offering is achieved. Restrictions on cash attributed to holdbacks do not significantly impact the Trust's liquidity.

         Net cash provided by operating activities during the nine months ended September 30, 1997 and 1996 was $434,217 and $362,675, respectively, and during the year ended December 31, 1996 was $501,055. Net cash for all periods was positively affected by improved marketing conditions and the volume of loan activity in 1997.

         Net cash provided by (used in) investing activities for the nine months ended September 30, 1997 and 1996 was $212,376 and $(502,084), respectively, and during the year ended December 31, 1996 was $(392,692). The large increase in 1997 compared to the prior year is due to the volume of loans and the proceeds from three real estate properties sold in 1997.

         Net cash (used in) provided by financing activities during the nine months ended September 30, 1997 and 1996 was $(669,737) and $(422,136),
respectively, and during the year ended December 31, 1996 was $(871,543). The increase in the end of the year 1996 and nine months ended September 30, 1997 is primarily due to the offering costs related to the Trust.

         The Trust will use the net proceeds of its current public offering to provide additional funding for the Trust's Mortgage Investment Business and its newly established Warehouse Lending Business as well as for the establishment of CAFC. As of September 1, 1997, CAFC entered into an agreement for a $1,000,000 warehouse line of credit from Warehouse Lending Corporation of America, which line of credit is documented and which will be guaranteed by the Trust. The Trust additionally plans to enter into a warehouse line of credit agreement with the CAFC for up to $4,000,000. Management believes that cash flow from operations and the net proceeds of the public offering and of loans that are paid off plus the establishment of the warehouse lines of credit for the Mortgage Conduit Business will be sufficient to meet the liquidity needs of the Trust's businesses for the next twelve months.

5.       Business.

         Mortgage Investment Business. As of October 31, 1997 the Trust's Mortgage Investment Business had a combined loan portfolio of Home Equity Loans aggregating $4,625,566 in principal amount with a Combined Loan-to-Value Ratio of 71.18%, an average loan size of $100,556, average weighted yield of 12.48%, and an average maturity of 27 months. 78% of the portfolio were first deeds of trust and 22% were second deeds of trust.

         As of October 31, 1997, the Trust's loan portfolio included total loans of $4,625,566 of which $321,987, representing 6% of the loans (by principal amount), were delinquent more than 60 days (compared to $50,000; representing 1% of such loans at November 30, 1996). There were no delinquent loans in the process of foreclosure at October 31, 1997 (compared to $410,195 or 8% of such loans at November 30, 1996). The loans which were delinquent more than 60 days included one loan which is

CAIT - Supplement No. 1
to the Prospectus dated April 28, 1997                                    P. 6
subject to a forbearance agreement and one loan which is subject to a bankruptcy court order, under both of which payments are being made as agreed. (See "BUSINESS-DELINQUENCIES").

         Warehouse Lending Business. The Trust has authorized the establishment of a warehouse lending division of the Trust ("Warehouse Lending Business"). The Warehouse Lending Business will provide short term lines of credit to approved mortgage banks, most of whom will be affiliates or strategic partners of the Trust, including CAFC, SCA and "Equity 1-2-3", and some of whom will be correspondents of CAFC. The lines of credit will be structured as reverse re-purchase agreements and will be used to finance mortgage loans during the time from the closing of the loans to their sale or other settlement with pre-approved investors, including the Trust. The Warehouse Lending Business may ultimately be split off into a qualified REIT subsidiary of the Trust whose operations would be consolidated with those of the Trust for tax and financial reporting purposes. The specific terms of any warehouse line of credit will be determined based on the financial strength, historical performance and other qualifications of the borrower. As a warehouse lender, the Warehouse Lending Business will be a secured creditor of the mortgage bankers to which it extends credit and subject to risks inherent in that status, including risks of borrower default and bankruptcy. Its claims in a bankruptcy proceeding may be subject to adjustment and delay. (See "The Trust", "Business" and "Risk Factors").

6. Management. At the Trust's annual meeting of shareholders on August 6, 1997 Messrs. Thomas B. Swartz and Harvey Blomberg were reelected to new terms as Class I Directors. Messrs. Dennis R. Konczal, Douglas A. Thompson and Stanley C. Brooks continue as Class II and Class III Directors.

7. Capitalization and Organizational Documents. Effective July 31, 1997 the authorized capitalization of the Trust was increased, by an amendment to the Trust's Certificate of Incorporation, to 5,675,000 shares, 5,000,000 of which are common shares, $.01 par value, and 675,000 of which are preferred shares, $.01 par value.

8. Certain Transactions and Relationships with Affiliates--Investment in Related Mortgage Banking Firm. The Trust has authorized a strategic investment totaling $300,000 in "Equity 1-2-3" ("Equity 1-2-3"), a newly-formed Delaware business trust, to be located in Laguna Hills, California. "Equity 1-2-3" will be a retail mortgage banking firm specializing in A- to B/C credit-rated residential home equity mortgage loans. The Trust's investment will have a 15% distribution preference and a liquidation preference. "Equity 1-2-3" will utilize direct-mail advertising, the Internet and telemarketing for origination of its mortgage loans. Messrs. Swartz and Konczal will be principals, directors and officers of "Equity 1-2-3" as well as of the Trust and Manager. They, together with other investors, will make a $100,000 investment in the common shares of "Equity 1-2-3." (See "Management" and "The Trust" and "Risk Factors").

9. Declaration of Preferred Share Dividends. The Trustees have declared monthly preferred share dividends for the months of May, June, July, August and September, 1997 in the amount of .072(cent) per Preferred Share for May and
 .079(cent) per Preferred Share for June, July, August and September. These dividends were paid or are to be paid on June 15, July 15, August 15, September 15 and October 15, 1997, respectively, and bring to 70, the number of consecutive monthly preferred dividends paid by the Trust and its predecessors.

10. Federal Income Tax Considerations. As part of The Taxpayer Relief Act of 1997 (the "1997 Tax Act", various changes have been made to the tax treatment of REITs effective for taxable years beginning after the date of enactment. In the case of the Company, the provisions will be effective beginning January 1, 1998. Set forth below is a summary of these changes.


CAIT - Supplement No. 1
to the Prospectus dated April 28, 1997                                    P. 7

         Requirements for Qualification:

         Income Tests. The 1997 Tax Act repeals the rule that requires less than 30 percent of a REIT's income to be derived from gain on the sale or other disposition of stock or securities held for less than one year, certain real property held less than four years, and property that is sold or disposed of in a prohibited transaction.

         The 1997 Tax Act lengthens the grace period for foreclosure property from two years to the end of the third full taxable year following the election, with the possibility that the IRS could extend the grace period for three additional years. A REIT may revoke an election to treat property as foreclosure property for any taxable year by filing a revocation on or before its due date for filing its tax return.

         The 1997 Tax Act treats income and gain from all hedges that reduce the interest rate risk of REIT liability, and not just from interest rate swaps and caps, as qualifying income under the 95% gross income test.

         The 1997 Tax Act permits a REIT to elect to retain and pay income tax on net long-term capital gains it received. If a REIT makes that election, the REIT shareholders include in their income as long-term capital gains their proportionate share of the long-term capital gains as designated by the REIT. The shareholder is deemed to have paid the shareholder's share of the tax, which could be credited or refunded to the shareholder. The basis of the shareholder's shares is increased by the amount of the undistributed long-term capital gains (less the amount of capital gains tax paid by the REIT) included in the shareholder's long-term capital gains.

         The 1997 Tax Act reduces the maximum rate on long-term capital gains of non-corporate taxpayers from 28% to 20%. The lower rates generally apply to sales or exchanges of capital assets occurring after May 6, 1997. However, the reduced long-term capital gains rates are only available for sales or exchanges of capital assets held for more than 18 months (or more than 12 months if the sale or exchange occurred after May 6, 1997 and before July 29, 1997). Any long-term capital gains from the sale or exchange of depreciable real property that would be subject to ordinary income taxation (i.e., "depreciation recapture") if it were treated as personal property will be subject to a maximum tax rate of 25% instead of the 20% maximum rate for gains taken into account after July 28, 1997. Also, under the legislation, for taxable years beginning after December 31, 2000, the maximum capital gains rates for assets which are held more than 5 years are 18% and 8% (rather than 20% and 10%). These rates will generally only apply to assets for which the holding period begins after December 31, 2000.

         Annual Distribution Requirements. The 1997 Tax Act (i) expands the class of excess noncash items that are not subject to the 95% distribution requirement to include income from the cancellation of indebtedness, and (ii) extends the treatment of original issue discount and coupon interest as excess noncash items to REITs that use an accrual method of accounting.

         Taxation of Taxable U.S. Stockholders Generally. The 1997 Tax Act permits a REIT to elect to retain and pay income tax on net long-term capital gains it received. If a REIT makes this election, the REIT shareholders include in their income as long-term capital gains their proportionate share of the long-term capital gains as designated by the REIT. The shareholder is deemed to have paid the shareholder's share of the tax, which could be credited or refunded to the shareholder. The basis of the shareholder's shares is increased by the amount of the undistributed long-term capital gains (less the amount of capital gains tax paid by the REIT) included in the shareholder's long-term capital gains.


CAIT - Supplement No. 1
to the Prospectus dated April 28, 1997                                    P. 8

         Record Keeping Requirements. Under the 1997 Tax Act, the rule that disqualifies a REIT for any year in which the REIT failed to comply with regulations to ascertain its ownership has been replaced with an intermediate penalty for failing to do so. The penalty is $25,000 ($50,000 for intentional violations) for any year in which the REIT did not comply with the ownership regulations. The REIT will also be required, when requested by the IRS, to send curative demand letters. In addition, a REIT that complied with the regulations for ascertaining its ownership, and which did not know, or have reason to know, that it was so closely held as to be classified as a personal holding company would not be treated as a personal holding company.

11. Experts. The financial statements of Capital Alliance Income Trust Ltd., A Real Estate Investment Trust, as of December 31, 1996 and the year then ended have been included herein and in the Registration Statement in reliance upon the report of Novogradac & Company LLP, independent Certified Public Accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

12. Financial Statements. Appended to this Supplement No. 1 are the following financial statements of the Trust:

     (a) Annual Financial Statements (audited) for the year ended December 31, 1996; and

     (b) Interim Financial Statements (unaudited) for the nine-month period ending September 30, 1997. These unaudited statements have been prepared in accordance with the instructions of the Securities and Exchange Commission Form 10-Q and do not include all of the footnotes and information required by generally accepted accounting principles for complete financial statements. In the opinion of the Trust's Manager, all adjustments considered necessary for a fair presentation have been included. The results for the nine-months ended September 30, 1997 are not necessarily indicative of the results that may be expected for the year ending December 31, 1997.

CAIT - Supplement No. 1
to the Prospectus dated April 28, 1997                                p. 9

                       CAPITAL ALLIANCE INCOME TRUST LTD.,
                         A REAL ESTATE INVESTMENT TRUST

                              FINANCIAL STATEMENTS
                                      with
                          Independent Auditors' Report

                                December 31, 1996

                          INDEPENDENT AUDITORS' REPORT


To the Board of Directors and Stockholders of Capital Alliance Income Trust Ltd., A Real Estate Investment Trust:

We have audited the accompanying balance sheet of Capital Alliance Income Trust Ltd., A Real Estate Investment Trust (see Note 1 to the financial statements) as of December 31, 1996 and the related statements of operations, changes in stockholders' equity and cash flows for the four months ended April 30, 1996 (predecessor entities see Note 1 to the financial statements) and the eight months ended December 31, 1996. These financial statements are the responsibility of the Trust's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Capital Alliance Income Trust Ltd., A Real Estate Investment Trust as of December 31, 1996, and the results of its operations and its cash flows for the four months ended April 30, 1996 (predecessors - see Note 1 to the financial statements) and the eight months ended December 31, 1996 in conformity with generally accepted accounting principles.




NOVOGRADAC & COMPANY LLP
San Francisco, California
March 14, 1997

                       CAPITAL ALLIANCE INCOME TRUST LTD.,
                         A REAL ESTATE INVESTMENT TRUST

                                  Balance Sheet
                                December 31, 1996

ASSETS
     Cash and cash equivalents                                                   $         66,798
     Restricted cash                                                                       65,109
     Accounts receivable                                                                  110,006
     Investment                                                                           200,000
     Mortgage notes receivable                                                          4,696,238
     Real estate held for sale                                                          1,312,520
     Organization costs (net of accumulated amortization of $3,216)                        18,459
     Deferred offering costs                                                              233,131
                                                                                 ----------------

     Total assets                                                                $      6,702,261
                                                                                 ================


LIABILITIES AND STOCKHOLDERS' EQUITY

     Liabilities
         Mortgage note holdbacks                                                 $         64,991
         Due to affiliates                                                                 21,294
         Other liabilities                                                                 91,393
         Mortgage notes payable                                                           578,395
                                                                                 ----------------
     Total liabilities                                                                    756,073
                                                                                 ----------------

     Stockholders' Equity
         Preferred stock, $.01 par value (liquidation value $9.50 per share)
         675,000 shares    authorized; 641,283 shares issued  and outstanding               6,413

         Common stock, $.01 par value, 2 million shares authorized;
         none issued and outstanding                                                          ---

         Additional paid in capital (Preferred stock)                                   5,939,775
     Total stockholders' equity                                                         5,946,188

     Total liabilities and stockholders' equity                                  $      6,702,261
                                                                                 ================

                 See accompanying notes to financial statements.

                       CAPITAL ALLIANCE INCOME TRUST LTD.,
                         A REAL ESTATE INVESTMENT TRUST

                            Statements of Operations
                  For the four months ended April 30, 1996 and
                    the eight months ended December 31, 1996



                                                                   Combined
                                                                (Predecessors) (Successor)
                                                                  Four Months  Eight Months
                                                                    Ended         Ended
                                                              April 30, 1996  December 31, 1996
                                                              --------------  -----------------

REVENUES
     Interest income ...........................................   $249,636   $462,564
     Other income ..............................................     24,073     27,736
                                                                   --------   --------
         Total revenues ........................................    273,709    490,300
                                                                   --------   --------

EXPENSES
     Loan servicing fees and other expenses to related party ...     20,107     40,244
     Interest expense ..........................................       --       23,932
     Provision for loan loss ...................................     20,000     26,448
     General and administrative ................................      6,959     26,544
                                                                   --------   --------
         Total expenses ........................................     47,066    117,168
                                                                   --------   --------

NET INCOME .....................................................   $226,643   $373,132
                                                                  ========   ========



NET INCOME PER PREFERRED SHARE .................................   $  0.350   $  0.582

WEIGHTED AVERAGE PREFERRED SHARES OUTSTANDING ..................    646,971    641,464

PRO-FORMA NET INCOME PER COMMON SHARE (Note 3) .................       --         --

                 See accompanying notes to financial statements

                       CAPITAL ALLIANCE INCOME TRUST LTD.,
                         A REAL ESTATE INVESTMENT TRUST

                  Statements of Changes in Stockholders' Equity
                  For the four months ended April 30, 1996 and
                    the eight months ended December 31, 1996


                                       Combined (Predecessors)                        (Successor)
                                       -----------------------    -------------------------------------------------

                                                                                         (Preferred)
                                       Class A         Class B   Preferred    Preferred   Additional     Retained
                                        Amount          Amount     Shares       Stock   Paid in Capital  Earnings       Total
                                        ------          ------     ------       -----   ---------------  --------       -----
BALANCE AS OF JANUARY 1, 1996      $  6,087,073    $    2,957        ---    $     ---     $       ---  $      ---  $  6,090,030
Redemption of class "A" shares          (44,825)          ---        ---          ---             ---                   (44,825)
Organizational and offering costs        (5,625)          ---        ---          ---             ---                    (5,625)
Dividends                              (259,061)       (3,227)       ---          ---             ---                  (262,288)
Net income, four months ended
     April 30, 1996                     224,376         2,267        ---          ---             ---         ---       226,643
                                   ------------   -----------  ---------    ---------    ------------  ---------- -------------

BALANCE AS OF  APRIL 30, 1996         6,001,938         1,997        ---          ---             ---         ---     6,003,935
Exchange to preferred shares         (6,001,938)       (1,997)   643,730        6,437       5,997,498         ---           ---
Redemption of shares                        ---           ---     (2,447)         (24)        (23,162)        ---       (23,186)
Organizational and offering costs           ---           ---        ---          ---          (2,314)        ---        (2,314)
Dividends                                   ---           ---        ---          ---         (32,247)   (373,132)     (405,379)
Net income, eight months ended
     December 31, 1996                      ---           ---        ---          ---             ---     373,132       373,132
                                   ------------    ----------  ---------    ---------     -----------  ----------  ------------

BALANCE AS OF DECEMBER 31, 1996    $        ---    $      ---    641,283    $   6,413    $  5,939,775  $      ---  $  5,946,188
                                   ============    ==========  =========    =========    ============  ==========  ============

                 See accompanying notes to financial statements.

                       CAPITAL ALLIANCE INCOME TRUST LTD.,
                         A REAL ESTATE INVESTMENT TRUST

                            Statements of Cash Flows
                  For the four months ended April 30, 1996 and
                    the eight months ended December 31, 1996


                                                                       Combined
                                                                    (Predecessors)    (Successor)
                                                                     Four Months      Eight Months
                                                               Ended April 30, 1996  Ended December 31, 1996
                                                               -------------------- -----------------------
CASH FLOWS FROM OPERATING ACTIVITIES
     Net income ..................................................   $   226,643    $   373,132
     Adjustments to reconcile net income to net cash
     provided by operating activities:
         Amortization ............................................           187          3,216
         (Increase) decrease in  accounts receivable .............       (43,733)         7,485
         Accrued interest capitalized to real estate held for sale          --          (83,681)
         Provision for loan loss .................................        20,000         26,448
         Increase (decrease) in due to affiliates ................        10,476        (40,653)
         Increase (decrease) in other liabilities ................        (3,227)         4,762
                                                                     -----------    -----------
              Net cash provided by operating activities ..........       210,346        290,709
                                                                     -----------    -----------

CASH FLOWS FROM INVESTING ACTIVITIES
     (Increase) decrease in restricted cash ......................       (92,046)       121,159
     Increase (decrease) in mortgage note holdbacks ..............        92,045       (121,336)
     Investments in mortgage notes receivable ....................    (1,022,056)    (1,952,384)
     Repayments of mortgage notes receivable .....................     1,066,231      1,336,796
     Net proceeds from sale of foreclosed property ...............          --          229,129
     Capital costs of foreclosed properties ......................          --          (50,230)
                                                                     -----------    -----------
         Net cash provided by (used in) investing activities .....        44,174       (436,866)
                                                                     -----------    -----------

CASH FLOWS FROM FINANCING ACTIVITIES
     Redemption of shares ........................................       (44,825)       (23,186)
     Deferred offering costs .....................................          --         (161,542)
     Receipt of subscriptions receivable .........................       265,511           --
     Payment of mortgage notes payable ...........................          --         (210,546)
     Organizational and offering costs ...........................        (5,625)       (23,663)
     Dividends paid ..............................................      (262,288)      (405,379)
                                                                     -----------    -----------
         Net cash used in financing activities ...................       (47,227)      (824,316)
                                                                     -----------    -----------

NET INCREASE (DECREASE) IN CASH ..................................       207,293       (970,473)
CASH AT BEGINNING OF PERIOD ......................................       829,978      1,037,271
                                                                     -----------    -----------

CASH AT END OF PERIOD ............................................   $ 1,037,271    $    66,798
                                                                     ===========    ===========

SUPPLEMENTAL CASH FLOW INFORMATION:
     Interest expense paid .......................................   $      --      $    19,554
     Taxes paid ..................................................   $      --      $     2,814

NON-CASH ACTIVITY (Also see Note 10):
     Deferred offering costs accrued .............................   $      --      $    71,589

                 See accompanying notes to financial statements.

                       CAPITAL ALLIANCE INCOME TRUST LTD.,
                         A REAL ESTATE INVESTMENT TRUST

                          Notes to Financial Statements
                  For the four months ended April 30, 1996 and
                    the eight months ended December 31, 1996



1.   Organization
     ------------

     Capital Alliance Income Trust Ltd., A Real Estate Investment Trust (the "Trust"), a Delaware corporation, primarily invests in mortgage loans secured by real estate. The Trust was formed December 12, 1995 to facilitate the combination of the mortgage investment operations of Capital Alliance Income Trust I, a Delaware business trust, and Capital Alliance Income Trust II, a Delaware business trust, (collectively referred to as the "Predecessors", individually referred to as "CAIT I" and "CAIT II", respectively). CAIT I and CAIT II were both privately-held mortgage investment trusts which invested primarily in loans secured by deeds of trust on one-to-four unit residential properties. The Manager, Capital Alliance Advisors, Inc. (the "Manager") originates, services and sells the Trust's loans.

     The effective date of the combination (the "Combination") was midnight April 30, 1996, pursuant to the issuance of a permit by the California Commissioner of Corporations which qualified the issuance of the preferred shares of the Trust issued in the Combination. Under the Agreement and Plan of Reorganization among the Trust and the Predecessors, each outstanding share of the Predecessors' Class "A" shares was exchanged into one (1) share of the Trust's Series A preferred stock (the "Preferred Shares") and the outstanding shares of the Predecessors' Class "B" shares were exchanged into Preferred Shares equal to one percent (1%) of the total number of Preferred Shares to be issued in the Combination of the Predecessors.

     At midnight April 30, 1996, the Trust ("Successor") exchanged 347,715 and 296,015 Preferred Shares to CAIT I and CAIT II, respectively, for all whole shares of the Predecessors' outstanding Class "A" and Class "B" shares. Thereafter, all assets and liabilities of the Predecessors were transferred to the Trust.

     Effective February 12, 1997, the Trust became a registrant of the Securities and Exchange Commission.

2.   Basis of presentation
     ---------------------

     The operations of the Predecessors have been combined with the Trust due to the common management and directors. The Combination has been accounted for as a purchase. CAIT I is considered the acquiring entity and CAIT II the acquired entity. The purchase price represents the net assets of CAIT II as of April 30, 1996 approximating $2,771,351. This amount is the carrying amount of assets less liabilities which approximates fair market value. Therefore, there is no excess purchase price or Goodwill. The fair market value of net assets acquired was used to determine the purchase price since the value of the Trust's Preferred Shares exchanged is not readily determinable and the fair value of net assets acquired is more clearly evident.

3.   Summary of significant accounting policies
     ------------------------------------------

     The financial statements for the four months ended April 30, 1996 represent the combined financial statements of the Predecessors (immediately prior to the merger). The financial statements for the eight months ended December 31, 1996 represent the financial statements of the Trust (Successor) after the merger described in Note 1.

     Cash and cash equivalents. Cash and cash equivalents include cash and liquid investments with an original maturity of three months or less. The Trust deposits cash in financial institutions insured by the Federal Deposit Insurance Corporation. At times, the Trust's account balances may exceed the insured limits. Restricted cash represents amounts segregated which will be disbursed to mortgage loan borrowers upon completion of improvements on the secured property (see Note 4).

     Revenue recognition. Interest income is recorded on the accrual basis of accounting in accordance with the terms of the loans. When the payment of principal or interest is 90 or more days past due, management reviews the likelihood that the loan will be repaid. For these delinquent loans, management continues to record interest income and establishes a loan loss reserve as necessary to protect against losses in the loan portfolio including accrued interest.

     Loan loss reserve. Management reviews its loan loss provision periodically and the Trust maintains an allowance for losses on mortgage notes receivable at an amount that management believes is sufficient to protect against losses in the loan portfolio given the individual loan to value of the Trust's loan portfolio based on the latest independent appraisals. Accounts receivable deemed uncollectible are written off or reserved. The Trust does not accrue interest income on impaired loans (Note 5). At December 31, 1996, management determined that no loan loss reserve was necessary.

     Use of estimates. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

     Investment. The Trust holds an interest in 99% of the outstanding Class B preferred shares (20,000 shares of non voting stock) of beneficial interest of Sierra Capital Acceptance ("Investee"), a Delaware business trust which originates and sells residential mortgage loans. Sierra Capital Services, Inc., a related party, owns 99% of the Class A common shares of beneficial interest of the Investee and maintains voting control. The Class B preferred shares are entitled to a 15% return per annum. All net profits and losses are allocated to the Class A common shares. Class A common shareholders are required to contribute or loan additional capital to cover any operating losses. The Investee is taxed as a partnership. The Trust accounts for its investment under the equity method and accrues earnings as described above (15% return) in accordance with the Investee's trust agreement. Earnings from this investment are recorded as interest income on the Statements of Operations.

3.       Summary of significant accounting policies (continued)
         ------------------------------------------------------

     Income taxes. The Trust intends at all times to qualify as a real estate investment trust ("REIT") for federal income tax purposes, under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended and applicable Treasury Regulations. Therefore, the Trust generally will not be subject to federal corporate income taxes on its net income that is currently distributed to stockholders. To qualify as a REIT, the Trust must elect to be so treated and must meet on a continuing basis certain requirements relating to the Trust's organization, sources of income, nature of assets, and distribution of income to shareholders. In addition, the Trust must maintain certain records and request certain information from its stockholders designed to disclose actual ownership of its stock.

     In order to maintain its qualification as a REIT, the Trust must annually satisfy three gross income requirements. First, at least 75% of the Trust's gross income (excluding gross income from prohibited transactions) for each taxable year must be derived from, among other things, interest on obligations secured by mortgages on real property and rents from real property. Second, at least 95% of the Trust's gross income (excluding gross income from prohibited transactions) for each taxable year must be derived from the sources described under the 75% gross income test, dividends, interest, and gain from the sale or disposition of stock or securities. Third, short-term gain from the disposition of securities, gain from prohibited transactions, and gain on the disposition of real property held for less than four years (apart from involuntary conversions and disposition of foreclosure property) must represent less than 30% of the Trust's gross income (including gross income from prohibited transactions) for each taxable year.

     The Trust, at the close of each quarter of its taxable year, must also satisfy three tests relating to the nature of its assets. First, at least 75% of the value of the Trust's total assets must be represented by, among other things, mortgages on real property, real property, cash, cash items and government securities. Second, not more than 25% of the Trust's total assets may be represented by securities other than those in the 75% asset class. Third, of the investments included in the 25% asset class, the value of any one issuer's securities owned by the Trust may not exceed 5% of the value of the Trust's total assets and the Trust may not own more than 10% of any one issuer's outstanding voting securities.

     The Trust, in order to qualify as a REIT, is required to distribute dividends (other than capital gain dividends) to its stockholders in an amount at least equal to the sum of 95% of the Trust's "REIT taxable income" (excluding the Trust's net capital gain) and 95% of the net income (after tax), if any, from foreclosure property.

     If the Trust fails to qualify for taxation as a REIT in any taxable year, and the relief provisions do not apply, the Trust will be subject to tax on its taxable income at regular corporate rates. Distributions to stockholders in any year in which the Trust fails to qualify will not be deductible by the Trust nor will they be required to be made. Unless entitled to relief under specific statutory provisions, the Trust will also be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost.

     ------------------------------------------------------

     Based on the Trust's belief that it has operated in a manner so as to allow it to elect in its first tax return to be taxed as a REIT since inception, no provision for federal income taxes has been made in the financial statements.

     For the eight-month period ended December 31, 1996, the distributions per preferred share are allocated 87.202% as ordinary income and 12.798% as a return of capital.

     Fair value of financial instruments. For cash and cash equivalents, the carrying amount is a reasonable estimate of fair value. For mortgage note receivables, fair value is estimated by discounting the future cash flows using the current interest rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities. It was determined that the difference between the carrying amount and the fair value of the mortgage notes receivable is immaterial.

     Organizational costs. Organization costs are capitalized and amortized on a straight-line basis over five years.

     Deferred offering costs. Deferred offering costs relate to an initial public offering of common stock. When the offering is completed the costs will be offset against the proceeds and recorded as a reduction of stockholders' equity.

     Real estate held for sale. Real estate held for sale results from foreclosure of loans and at time of foreclosure is recorded at the lower of carrying amount or fair value of the property minus estimated costs to sell. At that time senior debt to which the asset is subject is reported as mortgage payable. Subsequent to foreclosure, the foreclosed asset value is periodically reviewed and is adjusted to fair value. No depreciation is taken on the real estate held for sale. Income and expenses related to real estate held for sale are recorded as interest income, interest expense and general and administrative expenses on the Statements of Operations.

     Pro-forma earnings per share. Historically, the Preferred Shares received 100% of the net income. The Preferred Shares will receive an annual preferred allocation of income and distribution. After meeting this preference, 100% of any additional income earned from the proceeds of any offering will be allocated to the Common Shares (when issued) until the distribution matches the Preferred Shares (see Note 9). No common shares were outstanding in prior periods.

4.   Mortgage note holdbacks
     -----------------------

     Pursuant to mortgage loan agreements between the Trust and its borrowers, a portion of the loan proceeds are held by the Trust in segregated accounts to be disbursed to borrowers upon completion of improvements on the secured property. As of December 31, 1996, mortgage note holdbacks from the consummation of mortgage loans made amounted to $64,991.

5.   Mortgage notes receivable
     -------------------------

     Mortgage notes receivable represent transactions with customers in which the Trust has invested in home equity loans on residential real estate. The Trust is subject to the risks inherent in finance lending including the risk of borrower default and bankruptcy.

     Mortgage notes receivable are stated at the principal outstanding. Interest on the mortgages is due monthly and principal is due as a balloon payment at loan maturity. The notes are secured by deeds of trust on residential properties located primarily in California which results in a concentration of credit risk. The value of the loan portfolio may be affected by changes in the economy or other conditions of the geographical area. A portion of the notes are secured by a second position on the underlying properties and loans are non-conforming loans.

     The Trust measures impairment based on the fair value of the related collateral since all loans subject to this measurement are collateral dependent.

     A reconciliation of mortgage notes receivable is as follows:

                                                             Combined
                                                           (Predecessors)               (Successor)
                                                           April 30, 1996           December 31, 1996
                                                           --------------           -----------------
                   Balance at beginning of period         $     4,790,070               $     4,725,895
                   Additions during period:
                      New mortgage loans                        1,022,056                     1,952,384
                   Deductions during period:
                      Collections of principal                  1,066,231                     1,336,796
                      Foreclosures, net of reserve                    ---                       618,797
                      Provision for loan loss                      20,000                        26,448
                                                           --------------               ---------------
                   Balance at close of period              $    4,725,895               $     4,696,238
                                                           ==============               ===============

     Activity in the loan loss reserve was as follows:

                                                             Combined
                                                           (Predecessors)               (Successor)
                                                           April 30, 1996           December 31, 1996
                                                           --------------           -----------------
                   Balance, beginning of period            $       12,000               $        32,000
                   Provision for loan loss                         20,000                        26,448
                   Transfer to foreclosed asset                       ---                       (58,448)
                                                           --------------               ---------------
                   Balance, end of period                  $       32,000               $           ---
                                                           ==============               ===============

     --------------------------------------

     The Trust's mortgage notes receivable all relate to non-conforming loans secured by deeds of trust on single family residences. The following is a summary of the Trust's mortgage notes receivable at December 31, 1996.

                                                                                                               Principal amount
                                                             Periodic                                          of loans subject
                                 Interest       Final        payment      Prior   Face amount  Carrying amount   to delinquent
       Description                 rate     maturity date     terms       liens  of mortgages   of mortgages      principal or
       -----------               --------   -------------    -------     -------  ---------    -------------    interest (Note A)

Individual loans greater than
$140,887 (3% of total
mortgage notes receivable of       13.00%      04/01/97       $1,844      First     $180,000  $ 170,196       $         0
$4,696,238):
                                   12.50%      11/01/97       $2,281      Second    $219,000     219,000                0
                                   12.50%      11/01/97       $1,625      Second    $150,000     150,000                0
                                   13.50%      08/01/01       $3,313      First     $294,000     295,159          295,159
                                   12.50%      08/01/97       $2,244      Second    $225,000     225,000                0
                                   12.50%      10/01/01       $1,822      First     $175,000     175,000                0
                                    8.00%      10/01/99       $1,615      First     $242,250     242,250                0
                                   11.50%      01/01/00       $1,862      Second    $194,300     194,300                0
                                   13.75%      01/01/98       $2,658      First     $232,000     232,000          232,000
                                   14.00%      04/01/97       $3,442      Second    $295,000     295,000                0

Loans from $100,000-$140,887   12.5% to 13.5% 12 to 36 months   ---        ---         ---       449,600                0

Loans from $50,000-$99,999     12.0% to 15.0%  6 to 61 months   ---        ---         ---     1,693,050          254,872

Loans from $20,000-$49,999     12.5% to 16.0% 12 to 61 months   ---        ---         ---       355,683                0
                                                                                              ----------      -----------

 Total Mortgage Notes Receivable at December 31, 1996                                         $4,696,238      $   782,031
                                                                                              ==========      ===========

     (A) Delinquent loans are loans where the monthly interest payments are 90 or more days overdue. As of December 31, 1996, there were 5 loans totaling $698,285 of principal and $33,175 of interest that were 90 to 180 days delinquent on interest payments. Of this principal amount, $121,127 has been paid-off, $295,159 has been reinstated, and $282,000 is operating under new payment terms subsequent to December 31, 1996. One loan in the principal amount of $83,745 and $9,500 of interest has been delinquent for over 180 days. Management has reviewed all of the delinquent loans and believes that in all instances the fair value (estimated selling price less cost to dispose) of the collateral is equal to or greater than the carrying value of the loan including any accrued interest.

6.   Accounts receivable
     -------------------

     Accounts   receivable  consists  of  accrued  interest  on  mortgage  notes receivable and other amounts due from borrowers.

7.   Mortgage notes payable
     ----------------------

     As of December 31, 1996 the Trust held three mortgage notes payable totaling $578,395. These notes are payable to various banks and secured by first deeds of trust on various residential foreclosed properties, with interest accruing at 8.25% to 8.95% per annum and principal and interest payments of $653 to $3,123 due monthly. The maturity dates vary and the balances outstanding are due, with any unpaid interest, on January 1, 2010 through June 1, 2025. Management believes that the loans will be paid in full upon the sale of the foreclosed properties in 1997.

8.   Related party transactions
     --------------------------

     The Manager, which is owned by several of the Trustees and their affiliates, contracted with the Trust to provide loan administration services and receives fees for these services from the Trust. There are no loan origination costs paid by the Trust, since such costs are paid to the Manager by the borrowers. The Manager is also entitled to reimbursement for clerical and administrative services at cost based on relative utilization of facilities and personnel. The Manager bears all expenses of services for which it is separately compensated. During the four months ended April 30, 1996, the Predecessors paid $20,107 to the Manager. During the eight months ended December 31, 1996, the Trust paid $40,244 to the Manager. The loan servicing fee equals 0.083% of the monthly (1% annually) value of all assets less liabilities and reserves.

     The Trust and the Predecessors also paid the Manager $0.20 per share for organizing the business and marketing their securities. For the four months ended April 30, 1996, the Predecessors paid $5,625 to the Manager. For the eight months ended December 31, 1996, the Trust paid $2,314 to the Manager.

     As described in Note 3, the Trust holds an investment in Sierra Capital Acceptance and receives a 15% return per annum. For the four months ended April 30, 1996, the Predecessors earned interest of $7,500 from this investment. For the eight months ended December 31, 1996, the Trust earned interest of $22,500 from this investment.

9.   Preferred Stock
     ---------------

     The Preferred Shares are entitled to a distribution preference in an amount equal to an annualized return on the Net Capital Contribution of Preferred Shares at each dividend record date during such year (or, if the Directors do not set a record date, as of the first day of the month) equal to the lesser of 10.25% or 150 basis points over the Prime Rate (determined on a not less than quarterly basis). The distribution preference on the Preferred Shares is not cumulative.

     After declaration of dividends for a given quarter to the Preferred Shares in the amount of the distribution preference, no further distributions may be declared on the Preferred Shares for the quarter until the current Distributions declared on each Common Share for that quarter equals the distribution preference for each Preferred Share for such quarter. Any additional distributions generally will be allocated such that the amount of distributions per share to the holders of the Preferred Shares and Common Shares for the quarter are equal.

     Holders of Preferred Shares are entitled to receive all liquidating distributions until the aggregate adjusted net capital contribution of all Preferred Shares has been reduced to zero. Thereafter, holders of Common Shares are entitled to all liquidation distributions until the aggregate adjusted net Capital contributions of all Common Shares has been reduced to zero. Any subsequent liquidating distributions will be allocated among the holders of the Common Shares and Preferred Shares pro rata.

     The Preferred  Shares are  redeemable by a Shareholder  annually on June 30 for redemption requests received by May 15 of such year. The Board of Directors may in their sole discretion deny, delay, postpone or consent to any or all requests for redemption. The redemption amount to be paid for redemption of such Preferred Shares is the adjusted net capital contribution plus unpaid accrued dividends, divided by the aggregate net capital contributions plus accrued but unpaid dividends attributable to all Preferred Shares outstanding, multiplied by the net asset value of the Trust attributable to the Preferred Shares which shall be that percentage of the Trust's net asset value that the aggregate adjusted net capital contributions of all Preferred Shares bears to the adjusted net capital contributions of all Shares outstanding. A liquidation charge is charged by the Trust in connection with each redemption as follows: 3% of redemption amount in 1996, 2% of redemption amount in 1997, 1% of redemption amount in 1998; and none thereafter.

10.  Real estate held for sale
     -------------------------

     During 1996 the Trust foreclosed on five mortgage notes receivable and sold one of the foreclosed properties in October 1996. The following table shows the cash and non-cash activity in the real estate held for sale account during 1996.

                   Foreclosed mortgage notes, net of reserve (non-cash)          $       618,797
                   Accrued interest capitalized (non-cash)                                83,681
                   Mortgage notes payable (non-cash)                                     578,395
                   Mortgage notes payable (cash paid)                                    210,546
                   Capital costs of foreclosed properties (cash paid)                     50,230
                                                                                 ---------------
                      Total                                                            1,541,649
                   Less:   Proceeds from sale of foreclosed property (net of
                           closing costs of $25,871)                                     229,129
                                                                                 ---------------
                   Real estate held for sale, balance at 12/31/96                $     1,312,520
                                                                                 ===============

     A second foreclosed property was sold for $490,000 subsequent to December 31, 1996.

11. Future effect of recently issued accounting pronouncements
    ----------------------------------------------------------

     In March, 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards 128 (SFAS 128), "Earnings Per Share," and SFAS 129, "Disclosure of Information about Capital Structure." Based on the Trust's current capital structure, the impact of implementation of both of these pronouncements will not be significant.

                       CAPITAL ALLIANCE INCOME TRUST LTD.,
                         A REAL ESTATE INVESTMENT TRUST

                          INTERIM FINANCIAL STATEMENTS
                                   (Unaudited)

                            For the Nine Month Period
                            Ending September 30, 1997

                       CAPITAL ALLIANCE INCOME TRUST LTD.,
                         A REAL ESTATE INVESTMENT TRUST

                                 Balance Sheets


                                                                    (Unaudited)    (Audited)
                                                              September 30, 1997  December 31, 1996
                                                              ------------------  -----------------

ASSETS
      Cash and cash equivalents .................................   $   43,654   $   66,798
      Restricted cash ...........................................      171,959       65,109
      Accounts receivable .......................................      169,522      110,006
      Investments ...............................................      489,114      200,000
      Mortgage notes receivable .................................    4,654,228    4,696,238
      Real estate held for sale .................................      316,030    1,312,520
      Organization costs (net of accumulated amortization
            of $6,456 at September 30, 1997 and $3,216 at
            December 31, 1996) ..................................       15,573       18,459
      Deferred offering costs ...................................      409,190      233,131
                                                                    ----------   ----------

      Total assets ..............................................   $6,269,269   $6,702,261
                                                                    ==========   ==========


LIABILITIES AND STOCKHOLDERS' EQUITY

      Liabilities
           Mortgage note holdbacks ..............................   $  171,840   $   64,991
           Due to affiliates ....................................       46,594       21,294
           Other liabilities ....................................      148,548       91,393
           Mortgage notes payable ...............................         --        578,395
                                                                    ----------   ----------
      Total liabilities .........................................      366,983      756,073
                                                                    ----------   ----------
      Stockholders' Equity
            Preferred stock, $.01 par value (liquidation value
                  $9.50 per share), 675,000 shares authorized;
                  641,283 and 641,283 shares issued and
                  outstanding at September 30, 1997 and
                  December 31, 1996, respectively ...............        6,413        6,413
            Common stock, $.01 par value, 5 million and 2 million
                   shares authorized at September 30, 1997
                   and December 31, 1996, respectively,
                   none issued and outstanding ..................         --           --
            Additional paid in capital (Preferred stock) ........    5,895,873    5,939,775
                                                                    ----------   ----------
      Total stockholders' equity ................................    5,902,286    5,946,188
                                                                    ----------   ----------

      Total liabilities and stockholders' equity ................   $6,269,269   $6,702,261
                                                                    ==========   ==========

                 See accompanying notes to financial statements.

                       CAPITAL ALLIANCE INCOME TRUST LTD.,
                         A REAL ESTATE INVESTMENT TRUST

                            Statements of Operations
                                  (Unaudited)

                                                                                     (Combined)
                                                                       (Successor) (Predecessors)(Successor)
                                                                       Nine Months  Four Months  Five Months
                                                 Three Months Ended       Ended        Ended        Ended
                                                     September 30,     September 30,  April 30,  September 30,
                                                   1997        1996        1997        1996          1996
                                                   ----        ----        ----        ----          ----
REVENUES
     Interest income .......................   $ 110,844   $ 191,681    $ 438,893   $ 242,136   $ 280,111
     Origination income ....................      39,673        --         72,628        --          --
     Other income ..........................      37,827      (1,397)      84,745      31,573      20,624
                                               ---------   ---------    ---------------------------------
         Total revenues ....................     188,343     190,284      596,266     273,709     300,735

EXPENSES
     Loan servicing and origination fees and
       other expenses to related party .....      38,258      15,114      104,334      20,107      25,190
     Interest expense ......................       4,183        --         43,604        --          --
     Provision for loan losses .............        --        23,000         --        20,000      33,000
     Operating expenses of real estate held        7,646        --         33,890        --          --
     General and administrative ............       4,893      21,595       27,103       6,959      17,861
                                               ---------   ---------    ---------------------------------
           Total expenses ..................      54,980      59,709      208,931      47,066      76,051
                                               ---------   ---------    ---------------------------------

     Net Income Before Gain on Real
     Estate Held for Sale ..................     133,363     130,575      387,336     226,643     224,684

     Gain on Real Estate Held for Sale .....      23,063        --         16,670        --          --

                                               _________   _________    _________________________________
NET INCOME .................................   $ 156,426   $ 130,575    $ 404,006   $ 226,643   $ 224,684
                                               =========   =========    =================================


NET INCOME PER
     PREFERRED SHARE .......................   $   0.244   $   0.203    $   0.630   $   0.350   $   0.350

WEIGHTED AVERAGE PREFERRED
     SHARES OUTSTANDING ....................     641,464     641,804      641,464     646,971     641,804

                 See accompanying notes to financial statements.

                       CAPITAL ALLIANCE INCOME TRUST LTD.,
                         A REAL ESTATE INVESTMENT TRUST

                            Statements of Cash Flows
                                  (Unaudited)


                                                                                  Combined
                                                                  (Successor)  (Predecessors)  (Successor)
                                                                  Nine Months    Four Months   Five Months
                                                                     Ended         Ended          Ended
                                                                 September 30,   April 30,     September 30,
                                                                     1997           1996           1996
                                                                     ----           ----           ----
CASH FLOWS FROM OPERATING ACTIVITIES
     Net Income .............................................   $   404,005    $   226,643    $   224,684
     Adjustments to reconcile net income to net cash provided
     by operating activities:
       Amortization .........................................         3,240            187           --
       (Increase) decrease in  accounts receivable ..........       (55,483)       (43,733)      (146,120)
       Increase (decrease) in loan loss reserve .............          --           20,000         33,000
       Increase (decrease) in due to affiliates .............        25,300         10,476          5,713
       Increase (decrease) in other liabilities .............        57,155         (3,227)        35,052
                                                                -----------    -----------    -----------
         Net cash provided by (used in) operating activities        434,217        210,346        152,329
                                                                -----------    -----------    -----------

CASH FLOWS FROM INVESTING ACTIVITIES
     (Increase) decrease in restricted cash .................      (106,850)       (92,046)       131,998
     Increase (decrease) in mortgage note holdbacks .........       106,850         92,045       (132,053)
     Investments in mortgage notes receivable ...............    (3,664,006)    (1,022,056)    (1,747,144)
     Repayments of mortgage notes receivable ................     3,295,791      1,066,231      1,210,179
     Net proceeds from sale of real estate held .............       597,398           --             --
     Capital costs of  real estate held .....................       (16,807)          --             --
     Increase in organization costs .........................          --             --           (9,238)
                                                                -----------    -----------    -----------
       Net cash provided by (used in) investing .............       212,376         44,174       (546,258)
                                                                -----------    -----------    -----------

CASH FLOWS FROM FINANCING ACTIVITIES
     Redemption of shares ...................................          --          (44,825)       (23,250)
     Deferred offering costs ................................      (213,933)          --          (89,536)
     Receipt of subscriptions receivable ....................          --          265,511           --
     Payment of mortgage notes payable ......................        (7,542)          --             --
     Organizational and offering costs ......................          (354)        (5,625)        (2,314)
     Dividends paid .........................................      (447,908)      (262,288)      (259,809)
                                                                -----------    -----------    -----------
       Net cash provided by (used in) financing activities ..      (669,737)       (47,227)      (374,909)
                                                                -----------    -----------    -----------

NET INCREASE (DECREASE) IN CASH .............................       (23,144)       207,293       (768,838)
CASH AT BEGINNING OF PERIOD .................................        66,797        829,978      1,037,271
                                                                -----------    -----------    -----------

CASH AT END OF PERIOD .......................................   $    43,653    $ 1,037,271    $   268,433
                                                                ===========     ==========    ===========
     Non-cash Investing and Financing Activities
       Real Estate acquired through foreclosure                 $   316,030          --             --
       Increase in mortgage payable                                    --            --             --

                 See accompanying notes to financial statements.

                       CAPITAL ALLIANCE INCOME TRUST LTD.,
                         A REAL ESTATE INVESTMENT TRUST

                          Notes to Financial Statements
              For the nine months ended September 30, 1997 and 1996
                                   (Unaudited)


1.    Organization
      ------------

      Capital Alliance Income Trust Ltd., A Real Estate Investment Trust (the "Trust"), a Delaware corporation, primarily invests in mortgage loans secured by real estate. The Trust was formed December 12, 1995 to facilitate the combination of the mortgage investment operations of Capital Alliance Income Trust I, a Delaware business trust, and Capital Alliance Income Trust II, a Delaware business trust, (collectively referred to as the "Predecessors", individually referred to as "CAIT I" and "CAIT II", respectively). CAIT I and CAIT II were both privately-held mortgage investment trusts which invested primarily in loans secured by deeds of trust on one-to-four unit residential properties. The Manager, Capital Alliance Advisors, Inc. (the "Manager") originates, services and sells the Trust's loans.

      The effective date of the combination (the "Combination") was midnight April 30, 1996, at which time the Trust (Successor) exchanged 643,730 Preferred Shares for all whole shares of the Predecessors' outstanding Class "A" and Class "B" shares. Thereafter, all assets and liabilities of the Predecessors were transferred to the Trust.

      Effective February 12, 1997, the Trust registered its common shares with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended in connection with a"best efforts" offering of up to 1,500,000 common shares at $8.00 per share. Listing of the shares on the American Stock Exchange has been approved subject to official notice of issuance. The Trust actively commenced marketing its shares in May, 1997.

      On April 15, 1997 the Trust formed its non-qualified REIT subsidiary Capital Alliance Funding Corporation ("CAFC") to conduct its planned Mortgage Conduit Business. On June 27, 1997 the Trust capitalized CAFC with real estate assets carried by the Trust at a book value $304,550 in exchange for 2,000 shares of Series "A" Preferred Stock having a 99% economic interest in CAFC. The Trust's Manager invested $1,000 for 1,000 Common Shares of CAFC having a 1% economic interest in CAFC. On June 30, 1997 and September 30, 1997, CAFC declared dividends of $5,564 and $14,400, respectively, to the Trust. CAFC has applied to the California Department of Corporations for a Consumer Finance Lender's License and the California Department of Real Estate for a Corporate Real Estate Broker's License. Pending receipt of such licenses, CAFC's mortgage banking activities are being conducted under the Manager's Real Estate Broker's License. The Trust's Manager also manages CAFC and provides mortgage origination and sale services for CAFC.

2.    Basis of presentation
      ---------------------

      The accompanying financial statements include the accounts of the Trust and the Predecessors. The financial information presented as of any date other than December 31 has been prepared from the books and records without audit. The accompanying financial statements have been prepared in accordance with the instructions to Form 10-Q and do not include all of the information and the footnotes required by generally accepted accounting principles for complete statements. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of such financial statements, have been included.

                       CAPITAL ALLIANCE INCOME TRUST LTD.,
                         A REAL ESTATE INVESTMENT TRUST

                          Notes to Financial Statements
              For the nine months ended September 30, 1997 and 1996
                                   (Unaudited)

      The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

      These financial statements should be read in conjunction with the financial statements and notes thereto for the year ended December 31, 1996 contained in the Trust's 1996 Special Financial Report pursuant to 15d-2 on Form 10-K of the Securities and Exchange Commission.

      The unaudited interim financial statements for the nine months ended September 30, 1996 represent the combined financial statements of the Predecessors for the four months ended April 30, 1996 and financial statements of the Trust for the five months ended September 30, 1996. The unaudited interim financial statements for the nine months ended September 30, 1997 represent the financial statements of the Trust (Successor) after the merger described in Note 1.

      The operations of the Predecessors have been combined with the Trust due to their common management and directors. The Combination has been accounted for as a purchase. CAIT I is considered the acquiring entity and CAIT II the acquired entity. The purchase price represents the net assets of CAIT II as of April 30, 1996 approximating $2,771,351. This amount is the carrying amount of assets less liabilities which approximates fair market value. Therefore, there is no excess purchase price or goodwill. The fair market value of net assets acquired was used to determine the purchase price since the value of the Trust's Preferred Shares exchanged is not readily determinable and the fair value of net assets acquired is more clearly evident.

3.    Summary of significant accounting policies
      ------------------------------------------

      Cash and cash equivalents. Cash and cash equivalents include cash and liquid investments with an original maturity of three months or less. The Trust deposits cash in financial institutions insured by the Federal Deposit Insurance Corporation. At times, the Trust's account balances may exceed the insured limits. Restricted cash represents segregated cash and is to be disbursed only to mortgage loan borrowers upon completion of certain improvements to the secured property (see Note 4).

      Revenue recognition. Interest income is recorded on the accrual basis of accounting in accordance with the terms of the loans. When the payment of principal or interest is 90 or more days past due, management reviews the likelihood that the loan will be repaid. For these delinquent loans, management continues to record interest income and establishes a loan loss reserve as necessary to protect against losses in the loan portfolio including accrued interest.

      Loan loss reserve. Management reviews its loan loss provision periodically and the Trust maintains an allowance for losses on mortgage notes receivable at an amount that management believes is sufficient to protect against losses in the loan portfolio given the individual loan to value of the Trust's loan portfolio based on the latest independent appraisals. Accounts receivable deemed uncollectible are written off or reserved. The Trust does not accrue interest income on impaired loans (Note 5).

                       CAPITAL ALLIANCE INCOME TRUST LTD.,
                         A REAL ESTATE INVESTMENT TRUST

                          Notes to Financial Statements
              For the nine months ended September 30, 1997 and 1996
                                   (Unaudited)

      Investments. The Trust holds all of the outstanding preferred shares (22,500 shares of non voting stock) and a 99% economic interest in Capital Alliance Funding Corporation ("CAFC"), a Delaware corporation which originates and sells residential mortgage loans. Capital Alliance Advisors, Inc., the Trust's Manager, and a related party, owns all of the common shares and a 1% economic interest in CAFC and maintains voting control. The preferred shares are entitled to a preference equal to 99% of Distributions paid in any month or other period. CAFC is taxed as a corporation. The Trust accounts for its investment under the equity method and accrues earnings as described above in accordance with CAFC's certificate of incorporation. Earnings from this investment are recorded as income on the Statements of Operations.

      The Trust holds an interest in 99% of the outstanding Class B preferred shares (20,000 shares of non voting stock) of beneficial interest of Sierra Capital Acceptance ("SCA"), a Delaware business trust which originates and sells residential mortgage loans. Sierra Capital Services, Inc., a related party, owns 99% of the Class A common shares of beneficial interest of the Investee and maintains voting control. The Class B preferred shares are entitled to guaranteed payments equal to a 15% return per annum. All net profits and losses are allocated to the Class A common shares. Class A common shareholders are required to contribute or loan additional capital to cover any operating losses. SCA is taxed as a partnership. The Trust accounts for its investment under the equity method. Earnings from this investment are recorded as interest income on the Statements of Operations.

      Income taxes. The Trust in its 1996 federal income tax return elected to be taxed as and intends at all times to qualify as a real estate investment trust ("REIT") for federal income tax purposes, under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended and applicable Treasury Regulations. Therefore, the Trust generally will not be subject to federal corporate income taxes on its net income that is currently distributed to stockholders. To qualify as a REIT, the Trust must elect to be so treated and must meet on a continuing basis certain requirements relating to the Trust's organization, sources of income, nature of assets, and distribution of income to shareholders. In addition, the Trust must maintain certain records and request certain information from its stockholders designed to disclose actual ownership of its stock.

      In order to maintain its qualification as a REIT, the Trust must annually satisfy three gross income requirements. First, at least 75% of the Trust's gross income (excluding gross income from prohibited transactions) for each taxable year must be derived from, among other things, interest on obligations secured by mortgages on real property and rents from real property. Second, at least 95% of the Trust's gross income (excluding gross income from prohibited transactions) for each taxable year must be derived from the sources described under the 75% gross income test, dividends, interest, and gain from the sale or disposition of stock or securities. Third, short-term gain from the disposition of securities, gain from prohibited transactions, and gain on the disposition of real property held for less than four years (apart from involuntary conversions and disposition of foreclosure property) must represent less than 30% of the Trust's gross income (including gross income from prohibited transactions) for each taxable year. The Trust, at the close of each quarter of its taxable year, must also satisfy three tests relating to the nature of its assets. First, at least 75% of the value of the Trust's total assets must be represented by, among other things, mortgages on real property, real property, cash, cash items and government securities. Second, not more than 25% of the Trust's total assets may be represented by securities other than those

                       CAPITAL ALLIANCE INCOME TRUST LTD.,
                         A REAL ESTATE INVESTMENT TRUST

                          Notes to Financial Statements
              For the nine months ended September 30, 1997 and 1996
                                   (Unaudited)

      in the 75% asset class. Third, of the investments included in the 25% asset class, the value of any one issuer's securities owned by the Trust may not exceed 5% of the value of the Trust's total assets and the Trust may not own more than 10% of any one issuer's outstanding voting securities.

      The Trust, in order to qualify as a REIT, is required to distribute dividends (other than capital gain dividends) to its stockholders in an amount at least equal to the sum of 95% of the Trust's "REIT taxable income" (excluding the Trust's net capital gain) and 95% of the net income (after tax), if any, from foreclosure property.

      If the Trust fails to qualify for taxation as a REIT in any taxable year, and the relief provisions do not apply, the Trust will be subject to tax on its taxable income at regular corporate rates. Distributions to stockholders in any year in which the Trust fails to qualify will not be deductible by the Trust nor will they be required to be made. Unless entitled to relief under specific statutory provisions, the Trust will also be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost.

      Based on the Trust's belief that it has operated in a manner so as to allow it to elect to be taxed as a REIT since inception, no provision for federal income taxes has been made in the financial statements.

      As part of the Taxpayer Relief Act of 1997 (the "1997 Tax Act"), various changes have been made to the tax treatment of REITs effective for taxable years beginning January 1, 1998. These changes include the repeal of the rule that requires less than 30% of a REIT's income to be derived from gain on the sale of other disposition of stock or securities held for less than one year, certain real property held less than four years, and property that is sold or disposed of in a prohibited transaction. In addition, the 1997 Tax Act expands the class of excess noncash items that are not subject to the 95% distribution requirement to include income from the cancellation of indebtedness.

      Until final regulations or other pronouncements are issued by the Internal Revenue Service concerning the provisions of the 1997 Tax Act, there may be uncertainties affecting the interpretation of such provisions and their effect on a REIT in general. The Trust cannot give assurance that its positions or actions in reliance on the 1997 Tax Act provisions will not be challenged by the Internal Revenue Service.

      Fair value of financial instruments. For cash and cash equivalents, the carrying amount is a reasonable estimate of fair value. For mortgage note receivables, fair value is estimated by discounting the future cash flows using the current interest rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities. It was determined that the difference between the carrying amount and the fair value of the mortgage notes receivable is immaterial.

      Organizational costs. Organization costs are capitalized and amortized on a straight-line basis over five years.

      Deferred offering costs. Deferred offering costs relate to an initial public offering of common stock. When the offering is completed the costs will be offset against the proceeds and recorded as a reduction of stockholder's equity.

                       CAPITAL ALLIANCE INCOME TRUST LTD.,
                         A REAL ESTATE INVESTMENT TRUST

                          Notes to Financial Statements
              For the nine months ended September 30, 1997 and 1996
                                   (Unaudited)



      Real estate held for sale. Real estate held for sale results from foreclosure of loans and at time of foreclosure is recorded at the lower of carrying amount or fair value of the property minus estimated costs to sell. At this time senior debt to which the asset is subject is reported as mortgage payable. Subsequent to foreclosure, the foreclosed asset value is periodically reviewed and is adjusted to fair value. No depreciation is taken on the real estate held for sale. Income and expenses related to real estate held for sale are recorded as interest income, interest expense and general and administrative expenses on the Statements of Operations.

      Pro-forma earnings per share. Prior to the merger of the Predecessors, the Preferred Shares received 100% of the Trust's net income. The Preferred
      Shares currently receive an annual preferred allocation of income and distributions. After completion of the current offering of common shares and after meeting such preference, 100% of any additional income earned will be distributed to the Common Shares until the distribution on the Common Shares matches that of the Preferred Shares (see Note 9). No common shares were outstanding in prior periods.

4.    Mortgage note holdbacks
      -----------------------

      Pursuant to mortgage loan agreements between the Trust and certain of its borrowers, a portion of the loan proceeds are held by the Trust in segregated accounts to be disbursed only to such borrowers upon completion of certain improvements on the secured property. As of September 30, 1997 and December 31, 1996, mortgage note holdbacks from the consummation of mortgage loans made amounted to $171,840 and $64,991, respectively.

5.    Mortgage notes receivable
      -------------------------

      Mortgage notes receivable represent transactions with customers in which the Trust has invested in home equity loans on residential real estate. The Trust is subject to the risks inherent in finance lending including the risk of borrower default and bankruptcy.

      Mortgage notes receivable are stated at the principal outstanding. Interest on the mortgages is due monthly and principal is due as a balloon payment at loan maturity. The notes are secured by deeds of trust on residential properties located primarily in California which results in a concentration of credit risk. The value of the loan portfolio may be affected by changes in the economy or other conditions of the geographical area. A portion of the notes are secured by a second position on the underlying properties and loans are non-conforming loans to B/C-credit borrowers.

      The Trust measures impairment based on the fair value of the related collateral since all loans subject to this measurement are collateral dependent. There was no investment in impaired loans for all periods presented.

6.    Accounts receivable

      Accounts receivable consists of accrued interest on mortgage notes receivable and other amounts due from borrowers.

                       CAPITAL ALLIANCE INCOME TRUST LTD.,
                         A REAL ESTATE INVESTMENT TRUST

                          Notes to Financial Statements
              For the nine months ended September 30, 1997 and 1996
                                   (Unaudited)


7.    Mortgage notes payable
      ----------------------

      As of September 30, 1997 the Trust held no mortgage notes payable.

8.    Related party transactions
      --------------------------

      The Manager, which is owned by several of the Trustees and their affiliate, contracted with the Trust to provide administration services and receives a fee for these services from the Trust. The Manager is entitled to a per annum Base Management Fee payable monthly in arrears of an amount equal to 1% of the Gross Mortgage Assets of the Trust (computed monthly) plus 1/2% of cash or money-market or equivalent assets and incentive compensation for each fiscal quarter, equal to 25% of the net income of the Trust in excess of an annualized return on equity for such quarter equal to the ten year U.S. Treasury Rate plus 2% provided that the payment of such incentive compensation does not reduce the Trust's annualized return on equity for such quarter to less than the ten year U.S. Treasury Rate plus 2% and amounts payable on account of the Series A Preferred Preference Amount have been paid. The Manager is also entitled to reimbursement for clerical and administrative services at cost based on relative utilization of facilities and personnel. Additionally, the Manager will receive a Loan Origination and Servicing Fee payable monthly equal to 2% of the Gross Mortgage Assets together with certain miscellaneous fees from borrowers customarily payable in connection with origination and servicing of mortgages and fees for other services requested by the Trust. The Manager bears all expenses of services for which it is separately compensated. During the nine months ended September 30, 1996, the Trust paid $39,254 to the Manager under contracts with different compensation arrangements from those which became effective in February, 1997. During the nine months ended September 30, 1997, the Trust paid $99,611 to the Manager.

      As described in Note 3, the Trust holds an investment in Sierra Capital Acceptance and receives a 15% guaranteed return per annum. For the four months ended April 30, 1996, the Predecessors earned interest of $7,500 from the investment. For the five months ended September 30, 1996, the Trust earned interest of $12,500 from the investment. For the nine months ended September 30, 1997, the Trust received distributions of $22,500 from this investment.

      As described in Note 1, the Trust formed its non-qualified REIT subsidiary, Capital Alliance Funding Corporation, which commenced operations in the third quarter of 1997. For the nine months ended September 30, 1997, the Trust received distributions of $19,964 from this investment.

9.    Preferred Stock
      ---------------

      The Preferred Shares are entitled to a distribution preference in an amount equal to an annualized return on the Net Capital Contribution of Preferred Shares at each dividend record date during such year (or, if the Directors do not set a record date, as of the first day of the month) equal to the lesser of 10.25% or 150 basis points over the Prime Rate (determined on a not less than quarterly basis). The distribution preference on the Preferred Shares is not cumulative.

                       CAPITAL ALLIANCE INCOME TRUST LTD.,
                         A REAL ESTATE INVESTMENT TRUST

                          Notes to Financial Statements
              For the nine months ended September 30, 1997 and 1996
                                   (Unaudited)

      After declaration of dividends for a given quarter to the Preferred Shares in the amount of the distribution preference, no further distributions may be declared on the Preferred Shares for the quarter until the current Distributions declared on each Common Share for that quarter equals the distribution preference for each Preferred Share for such quarter. Any additional distributions generally will be allocated such that the amount of distributions per share to the holders of the Preferred Shares and Common Shares for the quarter are equal.

      Holders of Preferred Shares are entitled to receive all liquidating distributions until the aggregate adjusted net capital contribution of all Preferred Shares has been reduced to zero. Thereafter, holders of Common Shares are entitled to all liquidation distributions until the aggregate adjusted net Capital contributions of all Common Shares has been reduced to zero. Any subsequent liquidating distributions will be allocated among the holders of the Common Shares and Preferred Shares pro rata.

      The Preferred Shares, at the option of the Board of Directors, are redeemable by a Shareholder annually on June 30 for redemption requests received by May 15 of such year. The Board of Directors may in their sole discretion deny, delay, postpone or consent to any or all requests for redemption. The redemption amount to be paid for redemption of such Preferred Shares is the adjusted net capital contribution plus unpaid accrued dividends, divided by the aggregate net capital contributions plus accrued but unpaid dividends attributable to all Preferred Shares outstanding, multiplied by the net asset value of the Trust attributable to the Preferred Shares which shall be that percentage of the Trust's net asset value that the aggregate adjusted net capital contributions of all Preferred Shares bears to the adjusted net capital contributions of all Shares outstanding. A liquidation charge is charged by the Trust in connection with each redemption as follows: 2% of redemption amount in 1997, 1% of redemption amount in 1998, and none thereafter.

----------------------------------------

         CAPITAL ALLIANCE
         INCOME TRUST LTD.

Minimum offering of: $4,000,000 Minimum of 50,000 Units (Consisting of 500,000 Shares of Common Stock and 50,000 Warrants to purchase up to 50,000 additional Shares of Common Stock) Each Unit Consists of 10 Shares and 1 Warrant for an additional Share

    Capital Alliance Income Trust Ltd., A Real Estate Investment Trust (the "Trust") is a specialized mortgage banking firm, incorporated in Delaware that intends to qualify as a real estate investment trust ("REIT") for federal income tax purposes. In its existing portfolio lending business, the Trust invests primarily in collateral-oriented, high-yielding non-conforming home equity loans ("Home Equity Loans") secured primarily by first and second deeds of trust on single-family residences and two-to-four-unit residential properties located in California and other western states ("Mortgage Investment Business").

    The proceeds of this offering will be used by the Trust to continue to capitalize, expand and diversify its Mortgage Investment Business. The Trust, as an adjunct to its Mortgage Investment Business, also plans to utilize a portion of the proceeds of this offering to establish and conduct a wholesale non-conforming residential mortgage banking business specializing in non-conforming, A-, B/C credit-rated residential mortgage loans ("Mortgage Conduit Business"), either directly, through a non-qualified REIT subsidiary, or indirectly, through a joint venture. It is anticipated that the mortgage loans to be originated or purchased by the Mortgage Conduit Business initially will be packaged and sold in whole loan sales at a premium to institutional investors and ultimately may be securitized.

     THESE SECURITIES INVOLVE CERTAIN RISK FACTORS. (See "RISK FACTORS at page 17.") These risks include:

o Possible Losses from Real Estate Financing Due to Borrower Defaults and Insufficient Values of
    Foreclosed Properties.
o    Competition for Non-conforming Mortgage Loans
    May Reduce Profitability.
o    Losses from Planned Expansion of Mortgage
    Investment Business and Establishment of
    Mortgage Conduit Business.
o    Preferred Share Current Distribution Preference
    May Have an Adverse Effect on Common Share
    Dividends.


o Policies and Strategies by Board of Directors are Subject to Future Revisions.
o Higher Taxation of Trust as a Regular Corpora-tion and Reduced Funds for Dividends if Trust
     Fails to Maintain REIT Status.
o Absence of Prior Public Market Adversely Af-fecting Market Value of Common Shares.
o Risk of Trust's Total Reliance on Manager and its Affiliates.
o Manager's Conflicts of Interest and Involvement in Other Investment Activities Adversely Affect-ing Trust's Operations.


THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.


----------------------------------------------------------------------------------------------------------
                                                           Price           Underwriting      Proceeds
                                                           to the Public   Commissions(1)  to the Trust(2)
-----------------------------------------------------------------------------------------------------------
Per Share (Minimum investment 100 Shares)                         $8.00           $.48              $7.52
Total Minimum (50,000 Units with each Unit
 consisting of 10 Shares and 1 Warrant
 for an Additional Share)                               $  4,000,000.00    $240,000.00     $ 3,760,000.00
Maximum if 150,000 Units Sold (each Unit consisting
of 10 Shares and 1 Warrant for an additional Share)(3)  $ 12,000,000.00    $720,000.00     $11,280,000.00
-----------------------------------------------------------------------------------------------------------

(See Notes to Table, Page 2)

                       BROOKSTREET SECURITIES CORPORATION
                 The Date of This Prospectus is April ____, 1997

    The holders of the Trust's outstanding Series "A" Preferred Shares (the "Preferred Shares") as a class have (1) a stated preferential, non-cumulative right to distributions declared each year by the Board of Directors and (2) a specified preference with respect to liquidating distributions. (See "DISTRIBUTIONS TO SHAREHOLDERS" and "SUMMARY OF ORGANIZATION DOCUMENTS AND SECURITIES.")

    There is and will be no public market for the Common Shares (the "Shares") until the conclusion of the Initial Public Offering. The Shares have been approved for listing on the American Stock Exchange ("AMEX"), subject to official notice of issuance. Until a minimum of $4,000,000 in subscription funds have been accumulated in escrow ("Minimum Subscription Level") with Golden Gate Bank ("Escrow"), San Francisco, California, and certain other conditions have been satisfied, the proceeds of the offering will remain on deposit with Escrow and will not be available for operations of the Trust. (See "PLAN OF DISTRIBUTION.")
                    ----------------------------------------

    In addition to issuing Common Shares, the Trust will issue to shareholders Warrants to purchase additional Common Shares ("Shareholder Warrants" or "Warrants"). The Trust will issue one Shareholder Warrant for each 10 Common Shares purchased. Each Shareholder Warrant entitles the holder to purchase one Common Share at $5.60 per Share. The Shareholder Warrants may be exercised during the twenty-fifth through the forty-eighth month following the effective date of this offering. Shareholder Warrants for fractional Shares will not be issued. (See "SUMMARY OF ORGANIZATIONAL DOCUMENTS AND SECURITIES: DESCRIPTION OF SHAREHOLDER WARRANTS.")

    All Shares and Warrants will be held in uncertificated form during the offering period. Certificates evidencing ownership of Shares will be issued to requesting shareholders upon the conclusion of the offering and certificates evidencing ownership of Warrants will be issued to shareholders upon written request at the commencement of the Warrant exercise period. (See "PLAN OF DISTRIBUTION.") The Shares and Warrants will be freely and separately transferable, except to the extent set forth under "Summary of Organizational Documents and Securities: Redemption of Shares and Prohibition of Transfer of Shares and Exercise of Warrants." The public offering price of the Shares and the exercise price of the Warrants have been determined arbitrarily by the Trust and Managing Dealer.

Notes to Table on Cover Page:

(1) The Trust will pay retail commissions of up to 6% on the sale of Shares during the initial offering period. The Shares and Warrants will be offered through Brookstreet Securities Corporation, Irvine, California ("Managing Dealer" or "Brookstreet") and other selected selling agents (collectively, the "Selected Dealers"). There is no firm commitment to purchase or sell any Shares or Warrants. The offering will terminate one year from the date hereof unless extended by the Trust for up to an additional year. (The Trust will pay broker/dealers 2.8% per share upon the exercise of Shareholder Warrants for costs associated with the exercise of warrants facilitated by such broker.) The Trust has agreed to indemnify the Managing and Selected Dealers with respect to certain liabilities, including liabilities under the Securities Act of 1933 as amended (the "Act").

(2) Before expenses, estimated at $560,000, all of which are payable by the Trust. The Managing Dealer will also receive reimbursement for offering services which consist of expenses relating to legal, accounting, due diligence, printing expenses, a non-accountable underwriting fee of $35,000, and for other expenses relating to the registration, marketing and distribution of the offering (other than retail sales commissions). This reimbursement is limited to 3% per Share for each Share sold during the
    Initial Public Offering. The Managing Dealer will also receive a non-accountable expense allowance equal to .5% and reimbursement of up to .5% per share for actual and bona fide due diligence expenses.

(3) If 1,500,000 Shares and 150,000 Shareholder Warrants are issued and all Shareholder Warrants are exercised at $5.60 per Share, the "Price to the Public" of all securities sold hereunder will be increased to $12,840,000 and the "Proceeds to the Trust" will be increased to $12,086,400. If less than all the Warrants are exercised, these amounts will be correspondingly decreased.

       SPECIAL NEW YORK REQUIREMENTS. Each purchaser of Shares in New York must certify that the purchaser has either (i) a minimum annual gross income of $35,000 and a net worth at fair market value of at least $35,000 (exclusive of equity in home, home furnishings and personal automobile), or (ii) a net worth of $10,000 (similarly defined). No purchaser of Shares in New York may initially purchase less than 315 Shares ($2,520) (125 Shares [$1,000] for IRA investments).

       No person has been authorized in connection with this offering to give any information or to make any representations other than those contained in this Prospectus. This Prospectus does not constitute an offer of solicitation in any state or other jurisdiction to any person to whom it is unlawful to make such an offer or solicitation in that state or jurisdiction. Neither the delivery of this Prospectus nor any sale hereunder shall under any circumstances create an implication that no change in the affairs of the Trust has occurred since the date hereof. If, however, any material change in the Trust's affairs occurs during the time this Prospectus is required to be delivered, the Trust will amend or supplement this Prospectus appropriately.

       Supplements updating this prospectus will be contained inside the back cover in the event of any material changes to the offering.

       The Trust intends to furnish its stockholders with annual reports containing financial statements audited by its independent auditors and quarterly reports for the first three quarters of each fiscal year containing unaudited financial information.

                                TABLE OF CONTENTS


PROSPECTUS SUMMARY..............................................................................................7
     The Trust .................................................................................................7
     Risk Factors...............................................................................................7
     Estimated Use of Proceeds..................................................................................8
     Sources of Additional Funds................................................................................9
     Distributions and Dividend Policy..........................................................................9
     Capitalization............................................................................................10
     Selected Financial Data...................................................................................11
     Management's Discussion and Analysis of Financial Condition and Results of Operations.....................11
     Business..................................................................................................11
     Management................................................................................................12
     Executive Compensation....................................................................................13
     Certain Transactions and Relationships with Affiliates....................................................13
     Principal Stockholders....................................................................................14
     Summary of Organizational Documents and Securities........................................................14
     The Offering..............................................................................................14
     Federal Income Tax Considerations.........................................................................15
     ERISA Considerations......................................................................................15
     Plan of Distribution......................................................................................15
     Legal Matters.............................................................................................16
     Experts...................................................................................................16
     Additional Information....................................................................................16
RISK FACTORS...................................................................................................17
     Lending and Real Estate Financing Risks...................................................................17
         Loan Defaults Present a Risk of Loss to the Trust.....................................................17
         Risk That Periods of Economic Slowdown or Recession May Adversely Affect Trust Operations.............17
         Loans Made to Non-Conventional Borrowers May Entail a Higher Risk of Delinquency and Higher Losses....17
         Risk That Competition and Demand for Non-Conforming Mortgage
            Loans May Adversely Affect Trust's Profitability...................................................17
         Risk of Trust's Dependence on Independent Mortgage Loan Brokers To Originate Loans....................18
         Risks of Reduced Profitability Due to Changes in Interest Rates.......................................18
     General Business and Investment Risks.....................................................................18
         Risk of Losses Inherent in Planned Expansion of Mortgage Investment and Mortgage Conduit Businesses...18
         Risk of Competition From Mortgage Banking Firms Adversely Affecting Trust Operating Results...........18
         Risk that Limited History of Independent Operations May Not Reflect Future Operations.................18
         Risk of Future Revisions in Policies and Strategies...................................................19
         Risk that Limited Liability of Directors and Indemnification May Limit Shareholder Recourse...........19
         Risk that Absence of Prior Public Market For Common Shares May Adversely Affect Market Values.........19
         Risk of Adverse Effects of Preferred Dividend Preference on Common Share Dividends....................19
     Tax and Regulatory Risks..................................................................................19
         Risk of Higher Taxation of Trust as a Regular Corporation and Reduced Funds for
            Dividends if Trust Fails to Maintain REIT Status...................................................19
         Risk of Regulation of Lending Activities and Changing Regulatory Environment..........................20
         Risk of Regulation as an Investment Company Adversely Affecting Trust Operations......................20
     Financing Risks...........................................................................................20
         Adverse Effect of Unavailability of Funding Sources...................................................20
     Risks of Conflicts of Interest and Related Party Transactions.............................................21
         Risk of Trust's Total Reliance on Manager and its Affiliates..........................................21
         Risk of Adverse Effects on Trust's Operations Due to Manager's Conflicts of Interest
            and Investment in Other Investment Activities......................................................21
         Risk of Other Activities of Management................................................................21

                                       4

         Risk of Conflicts from Lack of Separate Representation................................................21
THE TRUST......................................................................................................22
ORGANIZATION CHART.............................................................................................23
ESTIMATED USE OF PROCEEDS......................................................................................24
SOURCES OF ADDITIONAL FUNDS....................................................................................25
DISTRIBUTIONS AND DIVIDEND POLICY..............................................................................26
CAPITALIZATION.................................................................................................29
SELECTED FINANCIAL DATA........................................................................................30
MANAGEMENT'S DISCUSSION AND ANALYSIS
 OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS..............................................................32
     General...................................................................................................32
     Results of Operations.....................................................................................33
     Inflation.................................................................................................33
     Liquidity and Capital Resources...........................................................................34
BUSINESS.......................................................................................................35
     General...................................................................................................35
     Mortgage Investment Business..............................................................................35
     Mortgage Conduit Business.................................................................................37
     Hedging...................................................................................................41
     Loan Servicing............................................................................................41
     Other Investment Policies.................................................................................43
     Competition...............................................................................................43
     Regulation................................................................................................44
     Employees.................................................................................................45
     Properties................................................................................................45
     Legal Proceedings.........................................................................................45
     REIT Industry Data........................................................................................46
MANAGEMENT.....................................................................................................48
     Directors and Officers....................................................................................48
     The Manager...............................................................................................49
     Management Agreement......................................................................................51
     Management Compensation...................................................................................51
     Management Expenses.......................................................................................52
     Limits of Responsibility..................................................................................52
     Home Equity Loan Origination and Loan Servicing Agreement.................................................52
     Origination and Servicing Expenses........................................................................53
EXECUTIVE COMPENSATION.........................................................................................54
     Executive Compensation....................................................................................54
     Stock Options.............................................................................................55
     Employment Agreements.....................................................................................55
CERTAIN TRANSACTIONS AND RELATIONSHIPS WITH AFFILIATES.........................................................56
     Arrangements and Transactions with CAAI...................................................................56
     Investment in Related Mortgage Banking Firm...............................................................56
     Sale and Purchase of Loans................................................................................56
     Other Business Activities.................................................................................57
PRINCIPAL STOCKHOLDERS.........................................................................................58
SUMMARY OF ORGANIZATIONAL DOCUMENTS AND SECURITIES.............................................................59
     Description of Shares.....................................................................................59
     Dividend Preferences......................................................................................59
     Directors.................................................................................................60
     Amendment of the Certificate of Incorporation and Bylaws..................................................60
     Shareholder Limited Liability.............................................................................61
     Redemption of Shares and Prohibition of Transfer of Shares and Exercise of Warrants.......................61
     Reports to Shareholders and Rights of Examination.........................................................61

                                       5

     Description of Shareholder Warrants.......................................................................61
FEDERAL INCOME TAX CONSIDERATIONS..............................................................................63
     Taxation of the Trust.....................................................................................63
     Record Keeping Requirements...............................................................................68
     Failure to Qualify........................................................................................68
     Taxation of Taxable U.S. Stockholders Generally...........................................................69
     Information Reporting and Backup Withholding..............................................................70
     Taxation of Tax-Exempt Stockholders.......................................................................70
     Taxation of Non-U.S. Stockholders.........................................................................71
     Other Tax Consequences....................................................................................72
ERISA CONSIDERATIONS...........................................................................................73
     Fiduciary and Prohibited Transaction Considerations.......................................................73
     Plan Asset Issue..........................................................................................73
PLAN OF DISTRIBUTION...........................................................................................75
     Sales Material............................................................................................76
LEGAL MATTERS..................................................................................................77
EXPERTS........................................................................................................77
ADDITIONAL INFORMATION.........................................................................................77
GLOSSARY.......................................................................................................78
INDEX TO FINANCIAL STATEMENTS..................................................................................82
HOW TO INVEST; ORDER FORM.....................................................................................___

                               PROSPECTUS SUMMARY

     The following summary is qualified in its entirety by the more detailed information and financial statement appearing elsewhere in this Prospectus. Capitalized and certain other terms used in this Prospectus are defined in the "Glossary."

THE TRUST:          Capital Alliance Income Trust Ltd., A Real Estate
                    Investment Trust (the "Trust" or "CAIT") is a specialized mortgage banking firm which is in the business - as a portfolio lender - of originating, purchasing and servicing collateral-oriented, high-yielding non-conforming, A-, B/C
                    (or less) credit-rated home equity loans secured primarily by first and second deeds of trust on single-family residences and two-to-four unit residential properties located in California and other western states ("Home Equity
                    Loans") ("Mortgage Investment Business"). The Trust's principal executive office is 50 California Street, Suite
                    2020, San Francisco, California 94111 (Telephone (415)
                    288-9575).

                    The Trust, which will elect to be taxed as a REIT, resulted from the consolidation in April 1996 of two private affiliated mortgage lending firms. The Trust was incorporated in Delaware in 1995. The predecessors to the Trust were formed and managed by Capital Alliance Advisors, Inc. ("CAAI"), which is also the Manager of the Trust, and began making Home Equity Loans in 1991 and 1995, respectively. As of November 30, 1996, the Trust had a combined loan portfolio of 58 Home Equity Loans, aggregating $4,716,884 in principal amount with a Combined-Loan-to-Value Ratio of 69.18%, an average loan size of $90,709, and an average weighted yield of $13.06%. 56.67% of the portfolio are first deeds of trust and 43.33% are second deeds of trust.

RISK FACTORS:       An investment in the Trust involves certain risks. The "RISK
                    FACTORS" section of the Prospectus discusses in more detail the most important risks associated with an investment in the Shares, including risks associated with mortgage lending on real estate, risks associated with investment on entities such as the Trust and tax risks. These risks include:

                    - The lending business is subject to the risk that borrowers will not satisfy their debt service payments and that on foreclosure and liquidation of the property securing such loans the Trust may suffer a loss due to valuation errors in the Trust's appraisals or fluctuations in the value of real estate.

                    - The availability of non-conforming mortgage loans meeting the Trust's criteria is dependent upon, among other things, the size of and level of activity in residential real estate. To the extent the Trust is unable to obtain sufficient mortgage loans meeting its criteria, the Trust's businesses will be adversely affected.

                    - The Trust's growth to date was primarily due to increased mortgage origination activities as its capital base expanded. The Trust intends to continue to pursue a growth strategy for the foreseeable future in both its Mortgage Investment Business and its planned Mortgage Conduit Business. There can be no assurance that the Trust will successfully achieve its planned expansion or, if achieved, that the expansion will result in profitable operations.

                    - The Preferred Shares are entitled to a current Distribution Preference each quarter. In order to pay Current Distributions on Common Shares, the Trust must declare and pay a dividend on the Preferred Shares equal to the Current Distribution Preference for the entire quarter before declaring or paying any dividends on the Common Shares. The Trust anticipates that it will have sufficient funds available for, and will be able to legally declare and pay such
                              distributions, although no assurance can be given in this regard.

                         - The Board of Directors has established the investment policies and operating policies and strategies set forth in this Prospectus as the investment policies and operating policies and strategies of the Trust. However, any of the policies, strategies and activities described in this Prospectus may be modified or waived by the Board of Directors, without stockholder consent. The Board of Directors may amend the Trust's Bylaws without stockholder consent.

                         - In order to maintain its qualification as a REIT for federal income tax purposes, the Trust must continually satisfy certain tests with respect to the sources of its income, the nature and diversification of its assets, the amount of its distributions to stockholders and the ownership of its stock.

                         - If the Trust fails to qualify as a REIT in any taxable year and certain relief provisions of the Code do not apply, the Trust would be subject to federal income tax as a regular, domestic corporation, and its stockholders would be subject to tax in the same manner as stockholders of such corporation.

                         - There is no prior public market for the Common Shares of the Trust. Although the Common Shares of the Trust are listed on the American Stock Exchange, there is no assurance that an active public trading market for the Common Shares will develop after the Offering or that, if developed, it will be sustained.

                         - No assurance can be given that the Trust's relationships with CAAI and its affiliates will continue indefinitely. The failure or inability of CAAI to provide the services required of it under the Management Agreement or its Loan Origination and Loan Servicing Agreement or any other agreements or arrangements with the Trust would have a material adverse effect on the Trust's business.

ESTIMATED USE OF PROCEEDS:    The proceeds of this Offering will be used by the
                              Trust to continue to capitalize, expand and diversify its Mortgage Investment Business. The
                              Trust, also plans to utilize a portion of the proceeds of this Offering to establish and conduct a wholesale non-conforming residential mortgage banking business specializing in non-conforming
                              A-, B/C credit-rated residential mortgage loans
                              ("Mortgage Conduit Business"). It is anticipated that the net proceeds of this offering will be received over a period of twelve months and that approximately up to 6% of such proceeds will be invested in the Mortgage Conduit Subsidiary
                              (which amount will not exceed 5% of the total assets of the Trust) with the balance being invested in the Mortgage Investment Business and for general corporate purposes. A minimum of 90% of each dollar invested will be available for investment in mortgage investments if at least
                              500,000 shares are sold.  (See "ESTIMATED USE OF
                              PROCEEDS").

SOURCES OF ADDITIONAL FUNDS:  Although at this time there is no plan to seek additional capital from alternative sources, the Trust may seek the following sources for funds for investment or other Trust purposes as needed:
                              (i) the issuance of convertible or other debt,
                              (ii) the receipt of additional capital
                              contributions through the sale of additional
                              Common Shares and Preferred Shares; and (iii) the receipt of additional capital contributions through the exercise of warrants.

DISTRIBUTIONS AND DIVIDEND
POLICY: DISTRIBUTIONS AND DIVIDEND POLICY. Current Distribution and Liquidating Distributions will be made to Common Shares and Preferred Shares as set forth in the Trust's Certificate of Incorporation and Bylaws. The Preferred

                    Shares, as a class, have a non-cumulative preferential right to distributions declared each year. The Distribution Preference is equal to an annualized return on the Adjusted Net Capital Contributions of the Preferred Shares which is equal to the lesser of 10.25 % or a rate equal to 150 basis points over the Prime Rate which currently equals 9.75% or the amount legally available for distribution by the Trust. The Trust commenced payment of distributions to the Preferred Shareholders on May 16, 1996 in an amount equal to the current Distribution Preference and has made consecutive monthly distributions to the Preferred Shareholders at such rate since that date. The holders of the Common Shares, on a per share basis, are generally entitled to the next such distributions up to an amount equal to that paid to the holders of the Preferred Shares, on a per share basis. The Trust, to comply with the REIT Provisions of the Code, intends to and must distribute 95% or more of its net taxable income (which does not necessarily equal net income as calculated in accordance with GAAP) to its stockholders each year to comply with the REIT Provisions of the Code. Accordingly, Excess Distributions on the Preferred and Common Shares will be made at the end of each year if 95% of the Trust's net taxable income has not theretofore been declared as a Distribution and any Excess Distributions made on a payment date generally will be allocated such that the per share distributions to the Preferred Shares and Common Shares for that payment date will be the same per share.

                    The holders of Preferred Shares as a class will receive all declared liquidating distributions ("Liquidating Distributions") until they have recovered their entire Adjusted Net Capital Contribution per Preferred Share as Liquidating Distributions. The holders of Common Shares will as a class be entitled to all subsequent Liquidating Distributions until they have recovered their Adjusted Net Capital Contribution per Common Share in a similar manner. Any remaining Liquidating Distributions generally will then be shared pro-rata by the holders of Common Shares and Preferred Shares. (See "SUMMARY OF ORGANIZATIONAL DOCUMENTS AND SECURITIES" and "DISTRIBUTIONS TO SHAREHOLDERS.")

                    Once the Minimum Subscription Level is reached and the escrow conditions are met, Net Escrow Interest will be paid to Common shareholders from escrow if such Net Escrow Interest allocable to a Shareholder is at least $10.00. Otherwise the funds will be paid to the Trust (See "PLAN
                    OF DISTRIBUTION".) After the Trust has achieved the Minimum Subscription Level, the Trust intends to pay dividends on Common Shares on at least a quarterly basis as determined by the Directors. The Directors intend to adopt a dividend policy which will provide for distributions per Common Share at a rate approximately equivalent to rates being paid by money market funds from the time the Trust raises $4,000,000 until substantially all of the capital contributions of investors are invested in Home Equity Loans and the Mortgage Conduit Business. The actual timing and amount of dividends will be determined by the Directors based on, among other things, the Trust's earnings, cash flow, operations, and financial condition. The Board of Directors has not established an initial or minimum distribution level for the Common Shares.

                    The Trust's predecessors from December 1991 through April 1996 paid 53 regular consecutive monthly distributions to the Preferred Shareholders (formerly Class "A" Shares of the Trust's predecessors) at rates ranging from 10.50% to 11% of Net Capital Contributions per Class "A" Share. The Net Capital Contribution per Preferred Share is $9.50.

                    The Trust may adopt in the future a Dividend Reinvestment

                         Plan ("DRP") that allows shareholders
                         who have enrolled in the DRP to reinvest their dividends automatically in Common Shares of the Trust. (see "DISTRIBUTIONS AND DIVIDEND POLICY.")

CAPITALIZATION:          The capitalization of the Trust (1) as of September 30,
                         1996 and (2) as adjusted to reflect the sale of Common
                         Shares offered hereby (assuming sale of all Common
                         Shares offered) is as follows:


                                                                                   AS ADJUSTED FOR         AS ADJUSTED
                                                                                      MINIMUM              FOR MAXIMUM
                                                                                    SUBSCRIPTION           SUBSCRIPTION
                                                                        ACTUAL        LEVEL(1)             LEVEL(2)(3)
                                                                        ------     ---------------         ------------
                         SHAREHOLDER'S EQUITY:
                          Preferred Shares, $.01 par value              $   6,413   $    6,413             $ 6,413

                           675,000 Preferred Shares authorized;
                           641,283 Preferred Shares issued and
                           outstanding actual and as adjusted

                          Common Shares, $.01 par value                 $       0   $    5,000             $15,000

                           2,000,000 Common Shares authorized;
                           no shares issued and outstanding actual;
                           500,000 Common Shares issued and
                           outstanding as adjusted for minimum
                           subscription level; 1,500,000 Common
                           Shares issued and outstanding as
                           adjusted for maximum subscription level.

                           Warrants                                     $        0   $   20,000 (4)         $60,000  (4)

                           Additional Paid - In Capital                 $5,935,967   $9,510,967             $16,600,967

                           TOTAL CAPITALIZATION                         $5,942,380   $9,542,380             $16,742,380

                                                  ------------------------------
                                                     footnotes on following page




                          (1) Assumes only the Minimum Subscription Level is subscribed after deducting estimated underwriting commissions and estimated offering expenses payable by the Trust.

                          (2) Assumes offering is fully subscribed after deducting estimated underwriting commissions and estimated offering expenses payable by the Trust.

                          (3) Does not include 150,000 Common Shares reserved for issuance pursuant to the Shareholders' Warrants. Warrants to acquire 150,000 Common Shares at an exercise price of $5.60 per share will be granted to Common Shareholders on the basis of one Warrant for each ten Common Shares purchased. (See "PLAN OF DISTRIBUTION").

                          (4) The Trust's estimated fair value of the Shareholder Warrants is $.40 per Warrant. There is no current or anticipated market for the Warrants.

SELECTED FINANCIAL DATA:  Certain selected historical financial data of the
                          Trust and its Predecessors through April 30, 1996 is presented on page 30 of this Prospectus. The combined information gives effect to the combination of Capital Alliance Income Trust I and Capital Alliance Income Trust II (collectively, the

   11
                              "Predecessors") with the Trust due to common boards of directors and management (See "SELECTED FINANCIAL DATA").

MANAGEMENT'S DISCUSSION
AND ANALYSIS OF FINANCIAL
CONDITION AND RESULTS OF
OPERATIONS:                   The Trust resulted from the consolidation of CAIT
                              I and CAIT II (the "Combination") on April 30,
                              1996. The Trust exchanged shares of preferred stock for all of the outstanding whole shares of CAIT I and CAIT II on April 30, 1996. Thereafter all assets and liabilities of CAIT I and CAIT II were transferred to the Trust. The Trust's mortgage loan acquisitions in the nine month period ended September 30, 1996 declined to $2,276,410 from $2,601,810 in the same period of the previous year due primarily to a decrease in cash available for investments in mortgage loans.
                              In 1995 mortgage loan acquisitions increased to $3,740,011 from $1,569,985 in 1994. (See "SELECTED
                              FINANCIAL DATA" and "MANAGEMENT'S DISCUSSION AND
                              ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
                              OPERATIONS").

BUSINESS:                     Trust is a specialized mortgage banking firm which
                              is in the business, as a portfolio lender, of originating, purchasing and servicing collateral oriented, high yielding non-conforming, A-, B/C
                              (or less) credit-rated home equity loans secured primarily by first and second deeds of trust on single-family residences and two-to-four unit residential properties located in California and other western states ("Home Equity Loans")
                              ("Mortgage Investment Business"). As of November
                              30, 1996, the Trust had a combined loan portfolio of 58 Home Equity Loans, aggregating $4,716,884 in principal amount with a combined-loan-to-value ratio of 69.18% and average loan size of $90,709 and an average weighted yield of 13.06%. 56.67% of the portfolio are first deeds of trust and 43.33% are second deeds of trust. The Trust plans to expand its Mortgage Investment Business with the proceeds of this Offering.

                              The Trust also plans, with a portion of the proceeds of this Offering, to establish and conduct a wholesale non-conforming residential mortgage banking business specializing in A-, B/C credit rated residential mortgage loans which are originated in accordance with its underwriting guidelines ("Mortgage Conduit Business"). The
                              REIT Provisions of the Code limit the amount of capital which the Trust may invest in the Mortgage Conduit Business up to 5% of the value of the Trust's total assets. Accordingly, approximately up to 6% of the proceeds of this Offering (which amount will not exceed 5% of the total assets of the Trust) will be invested in the Mortgage Conduit Business.

                              The Trust's principal sources of income from its Mortgage Investment Business are the interest from its investment portfolio of Home Equity Loans and the fees associated with their origination. The Trust's principal sources of income from its Mortgage Conduit Business will be gains recognized on the sale of A-, B-C credit Mortgages ("A-, B-C Mortgages"), the net spread between interest earned on A-, B-C mortgages and the interest charges associated with borrowings used to finance such loans pending their sale, and fees associated with their origination.

                              The Mortgage Conduit Business will be conducted either directly, through a non-qualified REIT subsidiary, or indirectly through a joint venture which may be with Sierra Capital Acceptance ("SCA"), an affiliated company in which the Trust holds a strategic investment of $200,000 or with an unaffiliated third-party wholesale mortgage banking firm (See "CERTAIN TRANSACTIONS AND RELATIONSHIPS WITH AFFILIATES"). It is anticipated that the mortgage loans to be originated or purchased by the Mortgage Conduit Business initially will be packaged and sold in whole loan sales at a premium to institutional investors and ultimately may be securitized. Management believes that the Trust's Mortgage Investment Business will compliment its Mortgage Conduit Business by providing it with a reliable investor for a portion of its loan sales and that the Mortgage Conduit Business will provide a continuing source of Home Equity Loans to the Mortgage Investment Business.

MANAGEMENT:              THE MANAGER. Capital Alliance Advisors, Inc. ("Manager"
                         and "CAAI"), formed in 1989 in California, will oversee the day-to-day operations of the Trust, subject to the supervision of the Trust's Board of Directors and pursuant to the terms of a Management Agreement (the
                         "Management Agreement") which will become effective on the effective date of this Offering. Two of the members of the Board of Directors, Messrs. Brooks and Blomberg, are independent directors and are unaffiliated with the Trust. The Manager employs all of the personnel who conduct the Trust's Mortgage Investment Business and will employ the personnel who will conduct its Mortgage
                         Conduit Business unless such personnel are directly employed by the Mortgage Conduit Business.

                         The Manager and its principals and officers, (Messrs. Swartz, Konczal and Thompson) who are also officers and directors of the Trust, collectively have substantial experience in originating, purchasing, financing, servicing and investing in Home Equity Loans and A-, B/C credit-rated residential mortgages. Also, Messrs. Swartz and Konczal collectively have extensive experience in the management and operations of publicly-held REITs, in real estate asset management and financing, and in providing real estate investment advisory services as a real estate investment fiduciary for both public and private real estate investment companies and REITs. The Manager is a licensed real estate broker in California. (See "THE TRUST", "MANAGEMENT - The Manager" and "CERTAIN TRANSACTIONS AND RELATIONSHIPS WITH AFFILIATES").

                         MANAGEMENT COMPENSATION. The Manager will be entitled to receive as compensation for its services to the Trust's Mortgage Investment Business (1) a per annum Base Management Fee payable monthly in arrears in an amount equal to 1% of the gross Mortgage assets plus 1/2% of cash or equivalent assets of the Trust for supervisory, administrative and management services; and (2) a per annum combined Loan Origination and Loan Servicing Fee, payable monthly in an amount equal to 2% of the Gross Mortgage Assets of the Trust for loan origination and servicing services. All origination "points" charged in connection with the closing of Home Equity Loans (other than those retained by the referring brokers) will be paid to the Trust. The Manager, in addition to the base Management Fee, will also receive incentive compensation equal to 25% of the Trust's net income in excess of a return on equity equal to the ten year U.S. Treasury Rate plus 2% provided the payment of such compensation does not reduce the Trust's net income to an amount less than such return on equity and provided that all amounts payable on account of the Series A Preferred
                         Preference amount have been paid. The Manager and its principals will also be entitled to receive certain miscellaneous fees (i) from borrowers which are customarily payable in connection with the origination and servicing of mortgage loans; (ii) for other services requested by the Trust pursuant to separate agreements approved by the Board of Directors (such as property management fees and real estate brokerage commissions in connection with the management and disposition of foreclosure property); and (iii) for services rendered to the Mortgage Conduit Business. (See "MANAGEMENT - The Manager".)

EXECUTIVE COMPENSATION:  The executive officers of the Trust serve without compensation from the Trust. The affiliated Directors of the Trust serve without compensation from the Trust. The unaffiliated Directors of the Trust are anticipated to receive an annual Fee of $5,000 and an additional $500 for each Director's meeting attended ($300 for telephonic meetings). Both affiliated and unaffiliated Directors may receive reimbursement for all out-of-pocket travel expenses and disbursement incurred in attending Director's meetings and in carrying out the business of the Trust. Such Director's Fees and reimbursements are not to exceed $17,000 for the Trust's first full fiscal year following this Offering. (See
                                   "EXECUTIVE COMPENSATION").


CERTAIN TRANSACTIONS AND
RELATIONSHIPS WITH AFFILIATES:     CAAI is the Manager of the Trust and will
                                   to the Trust in accordance with the
                                   Management Agreement and (b) mortgage
                                   origination and loan servicing services to the Trust in accordance with the Mortgage
                                   Origination and Servicing Agreement. CAAI owns 1% of the Preferred Shares of the Trust.
                                   In addition, a majority of the Directors and the officers of the Trust also serve as Directors and/or officers of CAAI. Upon the formation of the Mortgage Conduit Subsidiary, CAAI will own all of the voting common stock and 1% economic interest in the Mortgage
                                   Conduit Subsidiary. The Trust will own all of the non-voting preferred stock which represents 99% of the economic interest in the Mortgage Conduit Subsidiary. The Trust will account for the 99% preferred stock investment in the Mortgage Conduit Business using the equity method of accounting.

                                   The Trust, because of its Predecessors'
                                   investment of $200,000, holds Class B
                                   Preferred Shares of Sierra Capital
                                   Acceptance ("SCA"). SCA is a wholesale
                                   mortgage banking firm. The business of SCA and of the Mortgage Conduit Business are similar and may be competing. Messrs. Swartz and Konczal are principals, directors and officers of SCA and the Trust and its Manager (See "MANAGEMENT" and "CERTAIN TRANSACTIONS AND RELATIONSHIPS WITH AFFILIATES").

PRINCIPAL STOCKHOLDERS:            Certain information known to the Trust with
                                   respect to the beneficial ownership of the Trust's common stock as of December 31, 1996, and as adjusted to reflect the sale of common stock being offered hereby is presented on page 57 of this Prospectus (See "PRINCIPAL
                                   STOCKHOLDERS").

SUMMARY OF ORGANIZATIONAL          The Trust was incorporated in Delaware in
DOCUMENTS AND SECURITIES:          December 1995. The Trust's authorized
                                   capital stock consists of 2,000,000 Common
                                   Shares and 675,000 Preferred Shares. The
                                   Common and Preferred Shares each have a par value of $0.01. Each Preferred and Common
                                   Share is generally entitled to one vote on all matters to be voted upon by the Shareholders. Shareholders have all voting rights provided by the Delaware General
                                   Corporation Law in addition to the right to vote upon (1) the election or removal of directors and (2) the ratification of the Directors' approval, renewal or termination of the Management Agreement with CAAI.
                                   The Board of Directors consists of five
                                   members (two of whom are unaffiliated
                                   directors) who are divided into three classes and will serve until the first annual meeting of Shareholders at which Directors in their respective classes are to be elected or until their successors are elected. (See
                                   "MANAGEMENT" and "EXECUTIVE COMPENSATION").
                                   The number of Directors may be increased or decreased by the Directors or the Shareholders, but shall not be less than three, or more than seven.
                                   The Trust's Bylaws may be amended or altered by the Board of Directors or by Shareholders owning a majority of the Shares.

                                   Within 120 days following the close of each fiscal year, the Trust will mail an annual report on Trust affairs to its Shareholders. This report will include audited financial statements and contain a balance sheet, an income statement, a statement of changes in shareholder equity and a statement of changes in financial position.


THE OFFERING:                      Common Shares Offered by the Trust(1)......1,500,000 Shares

                                   Common Stock to be Outstanding after

                         the Offering............................ 500,000 Shares
                                                                       (Minimum)
                                                                1,500,000 Shares
                                                                       (Maximum)

                         Use of Proceeds..................To provide funding for
                                           Trust's Mortgage Investment Business,
                                       for its planned Mortgage Conduit Business
                                             and for general corporate purposes.

                         American Stock Exchange Symbol(2)................"CAIT"

                         ------------------------------

                         (1) Does not include up to 150,000 Common Shares reserved for issuance upon exercise of Shareholder Warrants. Shareholder Warrants to acquire up to 150,000 Common Shares have a 4 year term. (See "CAPITALIZATION" and "SUMMARY OF ORGANIZATIONAL DOCUMENTS AND SECURITIES").

                         (2) The shares have been approved for listing on the American Stock Exchange ("AMEX"), subject to the official notice of issuance.

FEDERAL INCOME TAX
CONSIDERATIONS:          The Trust intends to elect to be taxed as a REIT under
                         Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the "Code"), commencing with its taxable year ending December 31, 1996, and believes its organization and proposed method of operation will enable it to meet the requirements for qualification as a REIT. To maintain REIT status, an entity must meet a number of organizational and operational requirements, including a requirement that it currently distribute at least 95% of its taxable income to its stockholders. As a REIT, the Trust generally will not be subject to federal income tax on net income it distributes currently to its stockholders. If the Trust fails to qualify as a REIT in any taxable year, it will be subject to federal income tax at regular corporate rates. (See "FEDERAL INCOME TAX CONSIDERATIONS" and
                         "RISK FACTORS Risk of Higher Taxation of Trust as a
                         Regular Corporation and Reduced Funds for Dividends if
                         Trust Fails to Maintain REIT Status.") Even if the
                         Trust qualifies for taxation as a REIT, the Trust may be subject to certain federal, state and local taxes on its income and property. The section of this Prospectus entitled "FEDERAL INCOME TAX CONSIDERATIONS" contains a discussion of the most significant federal income tax issues pertinent to the Trust. It also contains a description of Tax Counsel's legal opinion as to federal income tax issues which are expected to be of relevance to U.S. taxpayers who are individuals. Other tax issues of relevance to other taxpayers should be reviewed carefully by such investors to determine special tax consequences of an investment prior to their subscription.

ERISA CONSIDERATIONS:    The Trust's objectives and policies are designed to
                         make an investment in Shares appropriate for Tax-Exempt
                         Investors. The Trust and its policies have been structured to meet the standard for (i) excluding the assets of the Trust from the assets of the shareholders which are employee benefit plans for purposes of the Employee Retirement Income Security Act of 1974
                         ("ERISA") in accordance with the exemptions contained in the regulations of the Department of Labor and (ii) eliminating "unrelated business taxable income" to tax-exempt entities. However, see "FEDERAL INCOME TAX
                         CONSIDERATIONS - Investment by Tax-Exempt Investors" and "ERISA

                         CONSIDERATIONS" herein.


PLAN OF DISTRIBUTION:    The Trust is offering a minimum of 500,000 Common
                         Shares ($4,000,000) and a maximum of 1,500,000 Common
                         Shares ($12,000,000) at $8.00 per Share, together with Warrants for the purchase of up to 150,000 additional
                         Common Shares. The Minimum Investment is 100 Shares.
                         There is no firm commitment to purchase or sell any Common Shares or Warrants. Common Shares will be offered by selling agents, on a best efforts basis, which means that no one is guaranteeing any minimum number of Shares will be sold. The Selling Agents, who are members of the NASD, will be selected by Brookstreet Securities Corporation, the Managing
                         Dealer, and the Trust. The Trust will pay retail commissions of up to 6%, non-accountable expense reimbursements of 3%, accountable expense reimbursements of .5% and reimbursement of up to .5% for actual and bona fide due diligence expenses on the sale of Shares during the initial offering period.


LEGAL MATTERS:           The legality of the securities offered hereby has been
                         passed upon for the Trust by the Trust's special counsel, Landels Ripley & Diamond LLP, San Francisco,
                         California, which has also reviewed and approved the discussion of law and legal conclusions set forth in "FEDERAL INCOME TAX CONSIDERATIONS", and "ERISA
                         CONSIDERATIONS". (See "RISK FACTORS - Risk of Conflicts from Lack of Separate Representation").


EXPERTS: The combined financial statements of Capital Alliance Income Trust Ltd., A Real Estate Investment Trust as of December 31, 1995 and 1994 and for the three years then ended have been included herein and in the Registration Statement in reliance upon the report of Novogradac & Company LLP, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.


ADDITIONAL INFORMATION:  Copies of the Registration Statement of which this
                         Prospectus forms a part and the exhibits thereto as well as any periodic reports or other information will be on file at the offices of the Commission in Washington, D.C. and may be obtained at rates prescribed by the Commission upon request to the Commission and inspected, without charge, at the offices of the Commission. Additionally, the Commission maintains a website that contains reports, proxy information statements and other information regarding registrants such as the Trust that file electronically. The address of the Commission website is http://www.sec.gov. (See "ADDITIONAL INFORMATION").


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                                  RISK FACTORS
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         In addition to the other information contained in this Prospectus, the following risk factors should be carefully considered before making an investment in the Trust. This Prospectus contains forward-looking statements which involve risks and uncertainties. The Trust's actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth in the following risk factors and elsewhere in this Prospectus.

LENDING AND REAL ESTATE FINANCING RISKS.

         1. LOAN DEFAULTS PRESENT A RISK OF LOSS TO THE TRUST. The lending business is subject to the risk that borrowers will not satisfy their debt service payments and that on foreclosure and liquidation of the property securing such loans the Trust may suffer a loss due to valuation errors in the Trust's appraisals or fluctuations in the value of real estate.

         As of November 30, 1996, the Trust's loan portfolio included total loans of $4,641,886 of which $50,000, representing 1% of the loans, were delinquent 90 days or more, (compared to $341,984 or 9% of such loans at December 31, 1995). The balance of delinquent loans in the process of foreclosure at November 30, 1996 totalled $410,195 or 8% of the loan portfolio (compared to $139,000 or 3% of the loan portfolio at December 31, 1995) of which $378,195 involved loans to borrowers in bankruptcy (See "BUSINESS"). With respect to second mortgage loans, the Trust's security interest in the property securing its loan is subordinated to the interest of a first mortgage lender. If the value of the property securing a second mortgage loan is not sufficient to repay the borrower's obligation to the first mortgage holder upon foreclosure, there will be no realizable value in such property to satisfy the borrower's obligation to the Trust. Similarly, if the value of the property securing a mortgage loan declines sufficiently over time, the realizable value in such property may be less than the borrower's obligation to the Trust. While such risks could have an adverse effect on the Trust's operations, the Trust's policy to make only loans with no more than a 75% Combined-Loan-to-Value is intended to mitigate such risks.

         2. RISK THAT PERIODS OF ECONOMIC SLOWDOWN OR RECESSION MAY ADVERSELY AFFECT TRUST OPERATIONS. Such periods of economic slowdown or recession may be accompanied by decreased demand for consumer credit and declining real estate values. Any material decline in real estate values reduces the ability of borrowers to use home equity to support borrowings and increases the loan-to-value ratios of loans previously made by the Trust, thereby weakening collateral coverage and increasing the possibility of a loss in the event of default. Further, delinquencies, foreclosures and losses generally increase during economic slowdowns or recessions. Because of the Trust's focus on borrowers who have tarnished credit and who are unable or unwilling to obtain mortgage financing from conventional mortgage sources ("Non-conventional Borrowers"), the actual rates of delinquencies, foreclosures and losses on such loans could be higher under adverse economic conditions than those currently experienced in the conforming mortgage lending industry in general. Also, any sustained period of such increased delinquencies, foreclosures or losses could adversely affect the pricing of the Trust's whole loan sales in its planned Mortgage Conduit Business.

         3. LOANS MADE TO NON-CONVENTIONAL BORROWERS MAY ENTAIL A HIGHER RISK OF DELINQUENCY AND HIGHER LOSSES. While many non-conforming lenders will accept loans with a Combined Loan-to-Value Ratio of 90% or more, the Trust believes that the underwriting criteria it employs, (particularly the maximum of 75% Combined Loan-to-Value Ratio of its Home Equity Loans and the 90% Test applied to all loans) are conservative and will enable it to mitigate the higher risks inherent in loans made to Non-conventional Borrowers. However, no assurance can be given that such criteria or methods will afford adequate protection against such risks.

         4. RISK THAT COMPETITION AND DEMAND FOR NON-CONFORMING MORTGAGE LOANS MAY ADVERSELY AFFECT TRUST'S PROFITABILITY. The availability of non-conforming mortgage loans meeting the Trust's criteria is dependent upon, among other things, the size of and level of activity in residential real estate. The size and level of activity in the residential lending market depend on various factors, including the level of interest rates, regional and national economic conditions and inflation and deflation in residential property values, as well as the general regulatory and tax environment as it relates to mortgage lending. To the extent the Trust is unable to obtain sufficient mortgage loans meeting its criteria, the Trust's businesses will be adversely affected.

         5. RISK OF TRUST'S DEPENDENCE ON INDEPENDENT MORTGAGE LOAN BROKERS TO ORIGINATE LOANS. The Trust, through its Manager, depends and will depend largely on independent mortgage loan brokers, financial institutions and mortgage bankers for its originations and purchases of mortgage loans in both its Mortgage Investment Business and its planned Mortgage Conduit Business. The Trust's competitors also seek to establish relationships with such independent mortgage brokers, financial institutions and mortgage bankers, none of whom is contractually obligated to continue to do business with the Trust. Since independent mortgage loan brokers are generally unable to directly fund mortgages for their clients they are dependent on financial institutions and mortgage banking firms, such as the Trust and its competitors to fund such loans.

         6. RISKS OF REDUCED PROFITABILITY DUE TO CHANGES IN INTEREST RATES. Profitability may be directly affected by the level of and fluctuations in interest rates which affect the Trust's ability to earn a spread between interest received on its loans held for investment and its cost of capital in its Mortgage Investment Business or for loans held for sale in its planned Mortgage Conduit Business and rates paid on warehouse lines and premiums available in the securitization market. A substantial and sustained increase in interest rates could adversely affect the Trust's ability to originate and purchase loans. A significant decline in interest rates could increase the level of loan prepayments and reduce a portfolio's yield since the funds from such prepayments would generally be replaced in lower yielding loans. Substantially all variable rate mortgages to be originated or purchased by the Trust, either in its Mortgage Investment or Conduit Business will include a "teaser" rate, i.e., an initial interest rate significantly below the fully indexed interest rate at origination. Although these loans are underwritten at the fully indexed rate at origination, borrowers may encounter financial difficulties as a result of increases in the interest rate over the life of the loan.

GENERAL BUSINESS AND INVESTMENT RISKS.

         1. RISK OF LOSSES INHERENT IN PLANNED EXPANSION OF MORTGAGE INVESTMENT AND MORTGAGE CONDUIT BUSINESSES. The Trust's growth to date was primarily due to increased mortgage origination activities as its capital base expanded. The Trust intends to continue to pursue a growth strategy for the foreseeable future in both its Mortgage Investment Business and its planned Mortgage Conduit Business. Such expansion and its operating results will depend on the Trust's ability to expand its mortgage origination, purchasing and sales activities. The Trust plans to continue its loan origination growth in its Mortgage Investment Business by expanding its lending area, through CAAI's expansion of its cooperating broker network, and establishment of correspondent relationships and through loan originations and purchases from its planned Mortgage Conduit Business. There can be no assurance that the Trust will anticipate and respond effectively to all of the changing demands that its expanding operations will have on the Trust's management, information and operating systems, and the failure to adapt its systems could have a material adverse effect on the Trust's result of operations and financial condition. There can be no assurance that the Trust will successfully achieve its planned expansion or, if achieved, that the expansion will result in profitable operations.

         2. RISK OF COMPETITION FROM MORTGAGE BANKING FIRMS ADVERSELY AFFECTING TRUST OPERATING RESULTS. As a marketer of mortgage loans, the Trust faces intense competition, primarily from mortgage banking companies, commercial banks, credit unions, thrift institutions, finance companies and other private lenders. Many of these competitors are substantially larger and have more capital and other resources than the Trust. The current level of gains being realized in the mortgage banking industry on the sale of the type of loans the Trust's Mortgage Conduit Business plans to originate and purchase is attracting and may continue to attract additional competitors into this market with the possible effect of lowering gains that may be realized on the Trust's Mortgage Conduit Business loan sales. (See "BUSINESS - Competition").

         3. RISK THAT LIMITED HISTORY OF INDEPENDENT OPERATIONS MAY NOT REFLECT FUTURE OPERATIONS. The Trust through its predecessors commenced operations in January 1991. Although the Trust's Predecessors and the Trust have been profitable for each year since inception and have experienced growth in mortgage loan originations and total revenues relative to prior years, there can be no assurance that the Trust will be profitable in the future or that these rates of growth will be sustainable or are indicative of future results. Additionally, the loss experience of the Trust's loans to date may not be indicative of future results since loans have been outstanding for a relatively short period of time and only seven loans have been foreclosed since the inception of the Trust's Predecessors. (See "BUSINESS - Mortgage Investment Business").

         4. RISK OF FUTURE REVISIONS IN POLICIES AND STRATEGIES. The Board of Directors has established the investment policies and operating policies and strategies set forth in this Prospectus as the investment policies and operating policies and strategies of the Trust. However, any of the policies, strategies and activities described in this Prospectus may be modified or waived by the Board of Directors, without stockholder consent. The Board of Directors may amend the Trust's Bylaws without stockholder consent.

         5. RISK THAT LIMITED LIABILITY OF DIRECTORS AND INDEMNIFICATION MAY LIMIT SHAREHOLDER RECOURSE. The Directors are directors of a Delaware corporation, and are required to perform their duties in good faith, and in a manner believed by the Directors to be in the best interests of the Trust. Pursuant to the Delaware General Corporation

Law, the Directors are not personally liable to any person, other than the Trust or a Shareholder, for any act, omission or obligation of the Trust or any director thereof, except for liability arising from his own willful misfeasance, bad faith, gross negligence or disregard of duty. The Trust's officers, employees and agents are also required to act in good faith and in a manner believed by them to be in the best interests of the Trust in handling its affairs.

         The Directors intend to obtain insurance at Trust expense in reasonable amounts and to the extent that it is available at economical costs, against losses arising from tort claims or other claims that may be made against a Director, officer, employee or other agent of the Trust. The Trust will indemnify its Directors, officers and employees. Other agents of the Trust may be indemnified on the same basis in the discretion of the Directors in a specific case. The Trust intends to enter into contracts which provide indemnity to its Directors and officers and agents, including the Manager, as permitted by the Certificate of Incorporation. Shareholders, accordingly, will be entitled to more limited rights of action than they would have absent the Certificate of Incorporation's limitations of Directors', officers' and agents' liability and such indemnification agreements.

         6. RISK THAT ABSENCE OF PRIOR PUBLIC MARKET FOR COMMON SHARES MAY ADVERSELY AFFECT MARKET VALUES. There is no prior public market for the Common Shares of the Trust. Although the Shares have been approved for listing on the American Stock Exchange, subject to the official notice of issuance, there can be no assurance that an active public trading market for the Common Shares will develop after the Offering or that, if developed, it will be sustained. The public offering price of the Common Shares offered hereby has been determined by negotiations between the Trust and the Managing Dealer and may not be indicative of the price at which the Common Shares will trade after the Offering. (See "PLAN OF DISTRIBUTION"). Consequently, there can be no assurance that the market price for the Common Shares will not fall below the initial public offering price.

         7. RISK OF ADVERSE EFFECTS OF PREFERRED DIVIDEND PREFERENCE ON COMMON SHARE DIVIDENDS. The Preferred Shares are entitled to a Current Distribution Preference each quarter. In order to pay Current Distributions on Common Shares, the Trust must declare and pay a dividend on the Preferred Shares equal to the Current Distribution Preference for the entire quarter before declaring or paying any dividends on the Common Shares. The Trust anticipates that it will have sufficient funds available for, and will be able to legally declare and pay such distributions, although no assurance can be given in this regard. (See "DISTRIBUTIONS AND DIVIDEND POLICY").

TAX AND REGULATORY RISKS.

         1. RISK OF HIGHER TAXATION OF TRUST AS A REGULAR CORPORATION AND REDUCED FUNDS FOR DIVIDENDS IF TRUST FAILS TO MAINTAIN REIT STATUS. The Trust currently operates and has operated in a manner intended to allow it to qualify as a REIT under the Internal Revenue Code of 1986, as amended (the "Code"). Although the Trust believes that it will continue to operate in such a manner, no assurance can be given that the Trust will remain qualified as a REIT. Qualification as a REIT involves the satisfaction of numerous requirements (some on an annual and others on a quarterly basis) established under highly technical and complex Code provisions for which there are only limited judicial and administrative interpretations, and involve the determination of various factual matters and circumstances not entirely within the Trust's control. For example, in order to qualify as a REIT, at least 95% of the Trust's gross income (including its share of income from its investment in SCA) in any year must be derived from qualifying sources and the Trust must pay distributions to stockholders aggregating annually at least 95% of its taxable income, including income from its investment in SCA (calculated without regard to the dividends paid deduction and excluding net capital gains). No assurance can be given that legislation, new regulations, administrative interpretations or court decisions will not significantly change the tax laws with respect to qualification as a REIT.

         Among the requirements for REIT qualification is that the value of any one issuer's securities held by a REIT may not exceed the value of 5% of the REIT's total assets on certain testing dates. (See "FEDERAL INCOME TAX CONSIDERATIONS - Requirements for Qualification"). The Trust believes that the aggregate value of the securities of SCA held by the Trust are less than 5% of the value of the Trust's total assets.

         If the Trust was to fail to qualify as a REIT in any taxable year, the Trust would be subject to federal income tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates and would not be allowed a deduction in computing its taxable income for amounts distributed to its stockholders. Moreover, unless entitled to relief under certain statutory provisions, the Trust also would be disqualified from treatment as a REIT for the four taxable years following the year during which qualification is lost. This treatment would reduce the net earnings of the Trust available for investment or distribution to stockholders because of the additional tax liability of the Trust for the years involved. In addition, distributions to stockholders would no longer be required to be made. (See "FEDERAL INCOME TAX CONSIDERATIONS
- - Failure to Qualify").

         2. RISK OF REGULATION OF LENDING ACTIVITIES AND CHANGING REGULATORY ENVIRONMENT. The operations of the Trust are subject to extensive regulation by federal, state and local governmental authorities. Although the Trust believes that its Mortgage Investment Business is in compliance in all material respects with applicable local, state and federal laws, rules and regulations, and that its planned Mortgage Conduit Business will conduct its business in the same manner, there can be no assurance that more restrictive laws, rules and regulations will not be adopted in the future which could make compliance much more difficult or expensive, restrict the Trust's ability in its separate businesses to originate or sell loans, further limit or restrict the amount of interest and other charges earned under loans originated or purchased by the Trust, or otherwise adversely affect the business or prospects of the Trust. (See "BUSINESS - Regulation").

         3. RISK OF REGULATION AS AN INVESTMENT COMPANY ADVERSELY AFFECTING TRUST OPERATIONS. The Trust at all times intends to conduct its business so as not to become regulated as an investment company under the Investment Company Act. Accordingly, the Trust does not expect to be subject to the restrictive provisions of the Investment Company Act. The Investment Company Act exempts entities that are "primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate" ("Qualifying Interest"). Under the current interpretation of the staff of the Commission, in order to qualify for this exemption, the Trust must maintain at least 55% of its assets directly in mortgage loans, and certain other Qualifying Interests in real estate. The Trust does not intend to invest in or issue mortgage securities with respect to an underlying pool of mortgages, mortgage securities which would not qualify as Qualifying Interests for purposes of the 55% requirement. If the Trust fails to qualify for exemption from registration as an investment company, its ability to use leverage in its Mortgage Investment Business would be substantially reduced, and it would be unable to conduct its business as described herein. Any such failure to qualify for such exemption could have a material adverse effect on the Trust.

FINANCING RISKS.

         1. ADVERSE EFFECT OF UNAVAILABILITY OF FUNDING SOURCES. Financial service companies like the Trust have a constant need for capital to finance their lending activities. The Trust's planned Mortgage Conduit Business will fund the majority of its loan origination and purchasing activities by borrowing on warehouse lines of credit secured by pledges of its loans, in most cases until the pledged loans are sold and the lenders repaid. While the Trust expects to be able to obtain financing for its Mortgage Conduit Business, there can be no assurance that financing will be obtainable on favorable terms. To the extent that the Mortgage Conduit Business is not successful in financing the funding of loans or in selling its loans into the secondary markets for such loans, it may have to curtail its loan origination and purchasing activities, which could have a material adverse effect on its operations.





RISKS OF CONFLICTS OF INTEREST AND RELATED PARTY TRANSACTIONS.

         1. RISK OF TRUST'S TOTAL RELIANCE ON MANAGER AND ITS AFFILIATES. The Trust is subject to conflicts of interest arising from its relationship with its Manager, CAAI and its affiliates. The Trust will rely upon CAAI to provide management, loan origination and loan servicing services to the Trust for the day-to-day operations of its business. CAAI will have approximately 7 employees on the effective date of this Offering who are engaged in the management and operations of the Trust's Mortgage Investment Business. The Trust will have five Directors, three of whom are principals of the Manager. The Directors and the Manager will have sole discretion and authority to manage the affairs of the Trust. (See "MANAGEMENT" and "EXECUTIVE COMPENSATION"). The Bylaws of the Trust, however, prohibit any loan by the Trust to the Manager. In the event of the resignation or dissolution of the Manager or all of the Directors, the Trust would continue and the Shareholders would be entitled to elect successor Directors who could, in turn, retain a new Manager. (See "SUMMARY OF ORGANIZATIONAL DOCUMENTS AND SECURITIES"). The success of the operation of the Trust depends in large part upon the services and knowledge of Messrs. Swartz, Konczal and Thompson, officers and directors of CAAI. Since the loss of one or more of those officers' services for any reason could have a material adverse effect on the Trust, the Trust will carry key man insurance for CAAI on the lives of Messrs. Swartz, Thompson and Konczal. If their services become unavailable for any reason, it may be difficult or impossible for the Trust to find a suitable replacement. The Unaffiliated Directors constitute a majority of the Audit Committee of the Trust which will review the Trust's financial statements and will deal with the Trust's annual report and its auditors.

         2. RISK OF ADVERSE EFFECTS ON TRUST'S OPERATIONS DUE TO MANAGER'S CONFLICTS OF INTEREST AND INVESTMENT IN OTHER INVESTMENT ACTIVITIES. The Manager and its Affiliates also may engage in other business activities, investments or ventures, independently or with others, and are not obligated to devote all of their time to the Trust's affairs. No assurance can be given that the Trust's relationships with CAAI and its affiliates will continue indefinitely. The failure or inability of CAAI to provide the services required of it under the Management Agreement or its Loan Origination and Loan Servicing Agreement or any other agreements or arrangements with the Trust would have a material adverse effect on the Trust's business. In addition, as the holder of all of the outstanding voting stock of the planned Mortgage Conduit Business, CAAI will have the right to elect all directors of the Mortgage Conduit Subsidiary and the ability to control the outcome of all matters for which the consent of the holders of the common stock of the Mortgage Conduit Subsidiary is required. (See "BUSINESS - Mortgage Conduit Business").

         3. RISKS OF OTHER ACTIVITIES OF MANAGEMENT. Messrs. Swartz and Konczal provide services to, and receive compensation from, other businesses not related to the Trust (See "MANAGEMENT" and "CERTAIN TRANSACTIONS AND RELATIONSHIPS WITH AFFILIATES"). As a consequence, neither Mr. Swartz nor Mr. Konczal will devote all of their professional time on the operations of the Trust. Although Messrs. Swartz and Konczal believe that they will have sufficient time to discharge fully their responsibilities to the Trust, they will have conflicts of interest in allocating their time between the Trust and their other business activities in which they are involved.


         4. RISK OF CONFLICTS FROM LACK OF SEPARATE REPRESENTATION. Landels Ripley & Diamond LLP of San Francisco is acting as counsel to both the Trust and the Manager, and, as such, has rendered legal services with respect to certain Trust matters. Landels Ripley & Diamond LLP is also counsel to certain Affiliates of the Manager. Landels Ripley & Diamond LLP is now furnishing, and may in the future furnish, legal services to other entities and the Trust, which are sponsored by the Manager or its Affiliates. In the event that a conflict of interest should develop, the Manager will cause the entities with conflicting interest to engage separate counsel. No separate counsel has been retained to represent the interest of shareholders in connection with this offering.



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- ------------------------------------------------------------------------------

                                    THE TRUST
- ------------------------------------------------------------------------------

         The Trust is a specialized mortgage banking firm engaged in the business of originating, purchasing, and servicing collateral-oriented, high-yielding non-conforming residential mortgages, consisting primarily of Home Equity Loans (the "Mortgage Investment Business"). Home Equity Loans are primarily made to borrowers with impaired credit who own single-family residences or two-to-four unit residential properties with relatively low combined loan-to-value ratios for the purposes of debt consolidation, business, home improvements and a variety of other purposes.

         The Trust was incorporated in Delaware on December 12, 1995 and is the surviving entity of a consolidation effective as of April 30, 1996 of Capital Alliance Income Trust I ("CAIT I") and Capital Alliance Income Trust II ("CAIT II"), which were Delaware business trusts formed in 1991 and 1994, respectively. (See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS"). Both CAIT I and CAIT II were managed by CAAI, the Manager of the Trust. The consolidation of CAIT I and CAIT II into the Trust was effected after a "fairness" hearing conducted by the California Corporations Commissioner, the issuance of a permit by the California Commissioner of Corporations qualifying the issuance of the Trust's Preferred Shares in the consolidation, and the approval of the consolidation by the shareholders of both CAIT I and CAIT II.

         The Trust intends to operate in a manner that permits the Trust to elect, and it intends to elect, to be a REIT for federal income tax purposes. The Trust expects to generate income for distribution to its stockholders primarily from the net interest and origination income derived from its Mortgage Investment Business and dividend income from the operation of its Mortgage Conduit Business. As a result of its REIT status, the Trust will be permitted to deduct dividend distributions to stockholders in calculating its taxable income, thereby effectively eliminating the "double taxation" that generally results when a corporation earns income and distributes that income to stockholders in the form of dividends. The Trust and its Mortgage Investment Business generally will not be subject to federal income tax to the extent that certain REIT qualifications are met. The Trust's Mortgage Conduit Business, which will be conducted either directly through a non-qualified REIT subsidiary ("Mortgage Conduit Business") or indirectly through a joint venture, will not be consolidated with the Trust and its Mortgage Investment Business for accounting purposes because, pursuant to the REIT provisions of the Internal Revenue Code, the Trust will not own any of the Mortgage Conduit Business' voting common stock and the Trust will not control the Mortgage Conduit Business. On formation of the Mortgage Conduit Business, CAAI will own all of the voting common stock and a 1% economic interest in the Mortgage Conduit Business. The Trust will own all of the non-voting preferred stock representing 99% of the economic interest in the Mortgage Conduit Business. CAAI will have the power to elect all of the directors of the Mortgage Conduit Business and the ability to control the outcome of all matters for which the consent of the holders of the common stock of such subsidiary is required. Additionally, the REIT provisions of the Code limit the amount of capital which the Trust may invest in its planned Mortgage Conduit Business to up to 5% of the value of the Trust's total assets. All taxable income of the Mortgage Conduit Business is subject to federal and state income taxes, where applicable. See "FEDERAL INCOME TAX CONSIDERATIONS."

         The principal executive offices of the Trust and the Manager are located at 50 California Street, San Francisco, California 94111, telephone
(415) 288-9575.

         The Manager, Capital Alliance Advisors, Inc., will, pursuant to the Management Agreement and the Loan Origination and Servicing Agreement, oversee the day-to-day operations of the Trust, subject to the supervision of the Trust's Board of Directors, two of whom (Messrs. Brooks and Blomberg) are independent and unaffiliated. Messrs. Brooks and Blomberg form a majority of the Trust's Audit Committee and Mr. Blomberg also serves on the Trust's Executive Committee. The Manager will be involved in three primary activities: (1) asset-liability management - the analysis and oversight of the acquisition, financing and disposition of Trust assets; (2) capital management - primarily the oversight of the Trust's structuring, analysis, capital raising and investor relations activities; and (3) operations - the providing of the management, personnel, assets and systems of the Trust's operating division - the Mortgage Investment Business. The Mortgage Conduit Business will be operated by the Manager pursuant to separate agreements which will be entered into, depending on the form of organization selected for that entity. The Manager has employed personnel who have significant experience in mortgage finance and in the origination, purchase and administration of mortgage assets. See "Manager - Management Agreement."


- ------------------------------------------------------------------------------

                               ORGANIZATION CHART
- ------------------------------------------------------------------------------

                                  [FLOW CHART]


                          Capital Alliance Income Trust
                                    ("Trust")

Board of Directors               (5)                                                           Manager;
                                                                                           Loan Origination;
                                                                                             Loan Servicing
Thomas B. Swartz(1)(2)
Dennis Konczal(1)(2)
Douglas A. Thompson(1)
Stanley C. Brooks
Harvey Blomberg                          Mortgage Investment Business

                                 (4)     Mortgage Conduit Business            (4)          Capital Alliance
                                                                                            Advisors, Inc.
                                                                                           ("Manager") (1)(3)

                                                                                           Capital Alliance
                                                                                               Mortgage
                                                                                               Investors



                                 Sierra Capital Acceptance                    (2)          SCSI Corporation
                                         ("SCA")



(1) Messrs. Swartz, Konczal and Thompson, directors of the Trust, control and are directors and officers of the Manager (See "MANAGEMENT").

(2) SCSI Corporation is a Class "A" common shareholder of SCA holding 99% of the voting power of SCA and is controlled by Messrs. Swartz and Konczal. All of SCSI's stock interest in SCA is subject to options held by Messrs. Swartz and Konczal and by Messrs. John D. Dewey and Richard H. McKannay, a shareholder of the Manager.

(3)  The Manager holds 1% of the Series "A" Preferred stock of the Trust.

(4) The Trust will hold a 99% economic interest (through non-voting preferred stock) in the Mortgage Conduit Business and the Manager will hold a 1% economic interest in the Mortgage Conduit Business.

(5) The Trust holds a $200,000 investment in the 15% Preferred Class "B" Shares of SCA which are non voting.

- ------------------------------------------------------------------------------

                            ESTIMATED USE OF PROCEEDS
- ------------------------------------------------------------------------------

         Capital Alliance Income Trust Ltd. intends to invest the net proceeds of this offering primarily in Home Equity Loans and other non-conforming residential mortgage loans in its Mortgage Investment Business and in its Mortgage Conduit Business. It is anticipated that the net proceeds of this offering will be received over a period of twelve months and that approximately up to 6% of such proceeds will be invested in the Mortgage Conduit Subsidiary (which amount will not exceed 5% of the total assets of the Trust) with the balance being invested in the Mortgage Investment Business and for general corporate purposes, including legal and accounting expenses and transfer agency and dividend distribution expenses. To the extent that the Trust does not immediately so invest those proceeds, they will be invested temporarily in short-term financial instruments and deposits. There are no present contracts or understandings to purchase mortgage loans from any source.

         Although its Manager is continually reviewing its pipeline of applications for Home Equity Loans, the Trust has not specifically identified any Home Equity Loans or other mortgage loans in which to invest the proceeds of this Offering.

         The following table reflects the intended initial application from the sale of the Shares (exclusive of the Warrants) being offered hereby.


                                                          Assuming 500,000              Assuming 1,500,000
                                                         Shares Sold and No              Shares Sold and No
                                                         Warrants Exercised             Warrants Exercised(1)
                                                      ---------------------             ---------------------
                                                       Amount          %                Amount            %
Gross Proceeds of Offering                          $4,000,000      100.0%              $12,000,000    100.0%

Less:

Expenses of Offering:(2)(3)

         Retail Commissions                         $  240,000        6.0%              $   720,000      6.0%
         Expenses and Reimbursements                $  160,000        4.0%              $   480,000      4.0%

Amount Available for Investment:

         Reserves and Operations                    $3,600,000       90.0%              $10,800,000     90.0%

- -----------------------------

(1) If 1,500,000 Shares are sold, a total of 150,000 Shareholder Warrants will be issued. The exercise of all Shareholder Warrants will increase the gross proceeds to the Trust from $12,000,000 to $12,840,000. "Proceeds to the Trust" (gross proceeds less underwriting commissions and a commission of 2.8% per Shareholder Warrant exercised) will increase to $12,086,400. If less than all Shareholder Warrants are exercised, these amounts will correspondingly decrease. Shareholder Warrants issued in connection with the purchase of Shares by shareholders in the Initial Public Offering will not be exercisable until a date two to four years from the date of this Prospectus). (See "PLAN OF DISTRIBUTION" and "SUMMARY OF ORGANIZATIONAL DOCUMENTS AND SECURITIES.")

(2) These amounts include retail brokerage commissions and expenses for marketing and offering services payable to the Managing Dealer, Brookstreet Securities Corporation (of which a Director of the Trust, Mr. Brooks, is Chairman and President) and reallowable in part to its selected selling agents. (See "PLAN OF DISTRIBUTION" and "MANAGEMENT"). This reimbursement is limited to 4% per Share for each Share sold.

(3) All retail sales commissions in the Initial Public Offering will be the obligation and responsibility of the Trust. Selected Selling Agents may receive a retail commission of 2.8% per Share for each Share sold pursuant to the exercise of Shareholders Warrants, provided such sales are facilitated by them and specified conditions are met. (See "PLAN OF DISTRIBUTION").

- ------------------------------------------------------------------------------
                           SOURCES OF ADDITIONAL FUNDS
- ------------------------------------------------------------------------------


         Although at this time there is no plan to seek additional capital from alternative sources, the Trust may seek the following sources for funds for investment or other Trust purposes as needed: (i) the issuance of convertible or other debt, (ii) the receipt of additional capital contributions through the sale of additional Common Shares and Preferred Shares; and (iii) the receipt of additional capital contributions through the exercise of Warrants.

         The Trust's Bylaws authorize the Trust to issue additional Preferred Shares or Common Shares (which would require shareholder approval by class of an amendment of the Trust's certificate of incorporation to increase its authorized capital) and to borrow funds from institutional lenders, banks and other lenders through the issuance of commercial paper, notes, debentures, bonds and other debt obligations (which may be convertible into Preferred Shares or Common Shares or have attached Warrants to acquire Preferred Shares or Common Shares). The issuance of such securities may involve the dilution of the interests of the Trust's then existing shareholders and such securities may have rights, preferences or privileges equal to or greater than the existing preferred and common shares. The Trust will not issue any debt securities to the public unless the historical or substantiated future cash flow of the Trust, excluding extraordinary items, is sufficient to cover the interest on those securities.


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- ------------------------------------------------------------------------------

                          DISTRIBUTIONS AND DIVIDEND POLICY
- ------------------------------------------------------------------------------


DISTRIBUTION PREFERENCES.

         Current Distribution and Liquidating Distributions will be made by the Trust to holders of Common Shares and Preferred Shares in accordance with the preferences set forth under "SUMMARY OF ORGANIZATIONAL DOCUMENTS AND SECURITIES."

DURING OFFERING PERIOD.

         After the Minimum Subscription Level of $4,000,000 (or such other amount as may be approved by the NASD) is reached and the escrow conditions are met, Net Escrow Interest on the subscriptions held in escrow will be paid to subscribers earning more than $10.00, although interest credited to each participant in the Trust's Dividend Reinvestment Plan will be used to purchase additional Common Shares. The Trust then intends to declare dividends on a quarterly basis during the balance of the offering period. Thereafter, the Trust will pay such dividends on a quarterly basis.

         If the Minimum Subscription Level of $4,000,000 is not reached within twelve months of the date of this Prospectus, (unless such period is extended by the Directors for up to an additional twelve months) the Trust will terminate this offering and, all monies paid by subscribers will be promptly returned to them together with their proportionate share of Net Escrow Interest earned on the offering proceeds based on the amount of their investment and the amount of time the investment was on deposit in the Escrow Account. (See "PLAN OF DISTRIBUTION.")

AFTER OFFERING PERIOD.

         After the offering is completed and the Offering Proceeds have been substantially invested, the Trust will make distributions in amounts determined by the Directors and in accordance with the Distribution Preferences of the Preferred and Common Shares, based upon the cash flow from Trust investments in Home Equity Loans, the Trust's operations and its financial condition. The level of such distributions may be more or less than the level of such distributions determined during the offering. The Trust's policy is to make distributions at least quarterly in amounts aggregating annually at least 95% of its REIT taxable income (which term does not include capital gains realized by the Trust). (See the following Distribution Table).

         Taxable income remaining after the distribution of the regular quarterly dividends and any Excess Distribution, will to the extent declared by the Board of Directors, be distributed annually in a special dividend on or prior to the date of the first regular quarterly dividend payment date of the following taxable year. The dividend policy is subject to revision at the discretion of the Board of Directors. All distributions in excess of those required for the Trust to maintain REIT status will be made by the Trust at the discretion of the Board of Directors and will depend on the taxable earnings of the Trust, the financial condition of the Trust and such other factors as the board of Directors deems relevant. The Board of Directors has not established a minimum distribution level. Distributions may be made from (a) surplus, or (b) out of net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year unless the capital represented by the Preferred Shares has been impaired. (See "FEDERAL INCOME TAX CONSIDERATIONS.")

                 PAST PERFORMANCE-PREFERRED SHARE DISTRIBUTIONS

Income for the year ended December 31, 1995                            $ 414,414
Income for the nine months ended September 30, 1996                      451,327
Less: income for the nine months ended September 30, 1995               (311,529)
                                                                       ---------
Income for the twelve months ended September 30, 1996                    554,212 (1)(2)

Adjustments:

Non cash items included in income:
For the year ended December 31, 1995                                     (11,048) (3)
For the nine months ended September 30, 1996                             (88,652) (3)
Less: for the nine months ended September 30, 1995                        47,557  (3)
                                                                       ---------
For the twelve months ended September 30, 1996                           (52,143)

Cash flows from operations available for distributions to Preferred
   Shareholders for the twelve months ended September 30, 1996           502,069 (1)(2)
Total estimated distributions for the twelve months ended
   September 30, 1997                                                  $ 593,988 (1)(2)
                                                                       ---------
Deficiency:                                                              (91,919) (1)


Estimated Distributions to Preferred Shareholders
for the twelve months ended September 30, 1997.
Amount:                                                                  593,988
Per Share:                                                             $    .926

- ------------------------

(1) Proceeds of Predecessors' Offerings of Preferred Shares during 12 months ending September 30, 1996 were raised throughout such period and were not fully invested during such period. Source of funds for deficiency: gain on sale of properties or from operations or return of capital.

(2) No Common Shares were outstanding prior to this Offering. Distributions to Common Shareholders will be derived from investment of the proceeds of this Offering. Assuming that the maximum net proceeds of this Offering were invested during all of the twelve months ended September 30, 1997 with the same yield as the existing mortgage portfolio (i.e. 13.06%) the Estimated Distributions to Preferred Shareholders would be $593,988, and would equal $.926 per Preferred Share.

(3) The nature and amounts of non-cash adjustments required to convert income to cash flow from operations is detailed by year below:

                                                                                            (Unaudited)
                                                                                         Nine Months Ended
                                                              December 31,                  September 30,
                                                                                     ---------------------
                                                                  1995               1995           1996
                                                              ------------           ----           ----
         Amortization                                         $     560           $    ---         $    187
         Increase in amounts receivable                         (57,162)           (52,807)        (189,853)
         Increase in loan loss reserve                           12,000              5,000           53,000
         Increase (decrease) in amount due to affiliates         15,285            (11,356)          16,190
         Increase in other liabilities                           18,269             11,606           31,824
                                                              ---------           --------         --------
                                                              $ (11,048)          $(47,557)        $(88,652)
                                                              =========           ========         ========


         Distributions to stockholders will generally be taxable as ordinary income, although a portion of such distributions may be designated by the Trust as capital gain or may constitute a tax-free return of capital. The Trust will annually furnish to each of its stockholders a statement setting forth distributions paid during the preceding year and their characterization as ordinary income, capital gains or return of capital. For a discussion of the federal income tax treatment of distributions by the Trust, see "FEDERAL INCOME TAX CONSIDERATIONS."

DIVIDEND REINVESTMENT PLAN.

         The Directors may in the future establish a Dividend Reinvestment Plan ("DRP") for purposes of enabling Common Shareholders to have Trust distributions automatically invested in Common Shares.

         Any Shares issuable by the Trust pursuant to such a DRP are not being registered by means of the Registration Statement of which this Prospectus forms a part. To the extent such shares are issued by the Trust, such shares will be registered under the Securities Act by means of a separate registration statement.



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                                 CAPITALIZATION
- ------------------------------------------------------------------------------


         The capitalization of the Trust (1) as of September 30, 1996 and (2) as adjusted to reflect the sale of Common Shares offered hereby (assuming sale of all Common Shares offered ) is as follows:


                                                                          AS ADJUSTED FOR        AS ADJUSTED FOR
                                                                          MINIMUM                MAXIMUM
                                                                          SUBSCRIPTION           SUBSCRIPTION
                                                       ACTUAL             LEVEL(1)               LEVEL(2)(3)
                                                       ------             ---------------        ---------------
SHAREHOLDER'S EQUITY:
     Preferred Shares, $.01 par value                  $    6,413         $   6,413              $     6,413

         675,000 Preferred Shares
         authorized; 641,283 Preferred
         Shares issued and outstanding actual
         and as adjusted

      Common Shares, $.01 par value                    $        0         $   5,000              $   15,000

         2,000,000 Common Shares
         authorized; no shares issued and
         outstanding actual; 500,000 Common
         Shares issued and outstanding as
         adjusted for minimum subscription;
         1,500,000 Common Shares issued and
         outstanding as adjusted for
         maximum subscription

      Warrants                                         $        0        $   20,000(4)          $   60,000(4)

      Additional Paid - In Capital                     $5,935,967        $9,510,967             $16,660,967

      TOTAL CAPITALIZATION                             $5,942,380        $9,542,380             $16,742,380

- ---------------------------

(1) Assumes only the Minimum Subscription Level is subscribed after deducting estimated underwriting commissions and estimated offering expenses payable by the Trust.

(2) Assumes offering is fully subscribed after deducting estimated underwriting commissions and estimated offering expenses payable by the Trust.

(3) Does not include 150,000 Common Shares reserved for issuance pursuant to the Shareholders' Warrants. Warrants to acquire 150,000 Common Shares at an exercise price of $5.60 per share will be granted to Common Shareholders on the basis of one Warrant for each ten Common Shares purchased. (See "PLAN OF DISTRIBUTION").

(4) The Trust's estimated fair value of the Shareholder Warrants is $.40 per Warrant. There is no current or anticipated market for the Warrants.

- ------------------------------------------------------------------------------

                             SELECTED FINANCIAL DATA
- ------------------------------------------------------------------------------


         The following table presents selected historical financial data of the Trust and its Predecessors. The combined information gives effect to the combination of Capital Alliance Income Trust I and Capital Alliance Income Trust II (collectively, the "Predecessors") with the Trust due to common boards of directors and management. The historical combined statement of operations data and the historical combined balance sheet data of the Trust for all periods through December 31, 1995 and as of April 30, 1996 and for the four months then ended were prepared based upon the historical combined financial data of the Predecessors. For the five months ended September 30, 1996, the financial data represents the operations of the Trust (Successor) after the merger.

         The selected historical combined financial data set forth below for the Trust for each of the years in the three-year period ended December 31, 1995 are derived from the audited financial statements of the Predecessors. The selected financial data for the nine months ended September 30, 1995, the four months ended April 30, 1996 and for the years ended December 31, 1991 and 1992 are derived from unaudited financial statements of the Predecessors, which in the opinion of management reflect all adjustments, consisting only of normal, recurring adjustments, necessary for a fair statement of the results of the subject periods. The selected financial data for the five months ended September 30, 1996, are derived from unaudited financial statements of the Trust, which in the opinion of management reflect all adjustments, consisting only of normal, recurring adjustments, necessary for a fair statement of the results of the subject periods.

         The historical combined financial information is not necessarily indicative of future operations and should not be so construed. (See "INDEX TO FINANCIAL STATEMENTS"). The selected financial data should be read in conjunction with "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS."

                             SELECTED FINANCIAL DATA
                          CAPITAL ALLIANCE INCOME TRUST
                         A REAL ESTATE INVESTMENT TRUST




                                                                               Combined (Predecessors)
                                                                               -----------------------
                                                                               Year Ended December 31
HISTORICAL STATEMENT OF OPERATIONS DATA:                  1991          1992             1993          1994           1995
                                                              (unaudited)
                                                          ---------------------
Revenue                                                   $ 537        $ 30,626        $100,582       $174,997       $489,363

Net income                                                  --           26,593          83,722        147,056        414,414

Net income per weighted average Preferred Shares(1)         --             (1)            0.934          0.823          0.938

Weighted average Preferred Shares                          (1)             (1)           89,644        178,689        442,026



                                                              Combined (Predecessors)     (Successor)
                                                           ---------------------------    -----------
                                                            Nine Months    Four Months    Five Months
                                                              Ended          Ended           Ended
                                                           September 30     April 30      September 30
HISTORICAL STATEMENT OF OPERATIONS DATA:                       1995           1996           1996
                                                           (unaudited)     (unaudited)     (unaudited)
                                                           -----------     -----------     -----------
Revenue                                                       $353,648       $273,709       $300,735

Net income                                                     311,529        226,643        224,684

Net income per weighted average Preferred Shares(1)              0.777          0.350          0.350

Weighted average Preferred Shares                              400,739        646,971        641,804



                                                            Combined (Predecessors)
                                                            -----------------------
                                                                At December 31
HISTORICAL BALANCE SHEET DATA:       1991            1992            1993             1994             1995
                                          (unaudited)
                                  -------------------------
Mortgage notes receivable             --         $  524,000       $  620,500       $1,889,485       $4,790,070

Total assets                       294,290          696,794        1,071,505        3,148,661        6,254,052

Total liabilities                   10,641           16,710           29,269           55,741          164,022

Shareholders' capital              283,649          680,084        1,042,236        3,092,920        6,090,030


                                              Combined
                                           (Predecessors)     (Successor)
                                           --------------    ------------
                                            Four Months       Five Months
                                               Ended             Ended
                                              April 30        September 30
HISTORICAL BALANCE SHEET DATA:                  1996             1996
                                           --------------    ------------
                                             (unaudited)      (unaudited)
Mortgage notes receivable                    $4,725,895       $4,987,408

Total assets                                  6,267,251        6,840,541

Total liabilities                               263,316          897,295

Shareholders' capital                         6,003,935        5,943,246



- -----------------------
(1) There are no Preferred Shares issued for the predecessor to CAIT I for these years.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS



       The financial statements of Capital Alliance Income Trust, A Real Estate Investment Trust (the "Trust") included elsewhere herein were prepared based upon the combined historical operations of Capital Alliance Income Trust I ("CAIT I") and Capital Alliance Income Trust II ("CAIT II") (CAIT I and CAIT II are collectively referred to as the "Predecessors"). The operations of the Predecessors have been combined due to the common management and directors. The unaudited interim financial statements subsequent to the merger represent the operations of the Trust (Successor). (See Note 2 to the financial statements).

GENERAL

       Predecessors; The Combination. The Trust resulted from the consolidation of CAIT I and CAIT II (the "Combination") on April 30, 1996. The Trust exchanged shares of preferred stock for all of the outstanding whole shares of CAIT I and CAIT II at April 30, 1996. Holders of the fractional shares of CAIT I and CAIT II received cash in lieu of fractional shares of preferred stock of the Trust. Thereafter, all assets and liabilities of CAIT I and CAIT II were transferred to the Trust. CAIT I and CAIT II were both privately-held mortgage investment trusts which invested primarily in loans secured by deeds of trust on residential property. The Trust was incorporated in Delaware on December 12, 1995. CAIT I resulted from the reorganization of Capital Alliance Managed Income Fund, L.P., a California limited partnership ("CAMIF") on March 9, 1993. CAMIF was formed July 11, 1991 and was also in the business of investing in home equity loans. CAIT II was formed October 18, 1994 and began its first year of operations in 1995. CAIT I and CAIT II were formed and managed by Capital Alliance Advisors, Inc. ("CAAI") which will also manage the Trust and originate, service and sell the Trust's mortgage loans.

       Recent Trends. The Trust's mortgage loan acquisitions in the nine-month period ended 1996 declined to $2,276,410 from $2,601,810 in the same period of the previous year, primarily due to a decrease in cash available for investments in mortgage loans. In 1995 mortgage loan acquisitions increased to $3,740,011 from $1,569,985 in 1994.

       The Trust invests in non-conforming mortgage loans in one-to-four unit residential properties because management believes that there is a large demand for non-conforming mortgage loans on these kinds of properties which produce higher yields without comparably higher credit risks when compared with conforming mortgage loans. Management invests primarily in A-, B/C (or less) credit rated home equity loans secured by deeds of trust. In general, A-, B and C credit rated home equity loans are made to borrowers with lower credit ratings than borrowers of higher credit quality, such as A credit rated home equity loans. Home equity loans rated A-, B/C (or less) tend to have higher rates of loss and delinquency, but higher rate of interest than borrowers of higher credit quality.

       Management believes there is increased demand for high-yielding non-conforming mortgage loans caused by a demand by investors for higher yields due to low interest rates over the past few years and increased securitization of high-yielding non-conforming mortgage loans by the investment banking industry.

       Loan Origination and Loan Servicing. Mortgage loan origination consists of obtaining and reviewing documentation concerning the credit rating and net worth of borrowers, inspecting and appraising properties that are proposed as the subject of a home equity loan, processing such information and underwriting and funding the mortgage loan. Mortgage loan servicing consists of collecting payments from borrowers, accounting for interest payments, holding escrow funds until fulfillment of mortgage loan requirements, contacting delinquent borrowers, foreclosing in the event of unremedied defaults and performing other administrative duties. Mortgage loan origination and loan servicing were provided to the Trust by CAAI.

       Commitments and Contingencies. As of November 30, 1996, the Trust's loan portfolio included total loans of $4,641,886 of which $50,000 representing 1% of the loans were delinquent. The balance of delinquent loans in the process of foreclosure at November 30, 1996 totalled $410,195 or 8% of the loan portfolio. In assessing the collectibility of these delinquent mortgage loans, management estimates a net gain will be realized upon sale of the properties securing these loans if it is necessary to foreclose the mortgage loans due to the Trust. Management's estimate is based on an anticipated sales price of the 1995 appraised value of the property discounted at 15% less the sum of pre-existing liens, costs of sale, the face amount of the mortgage loan and accrued interest receivable. The Trust generally issues loan commitments only on a conditional basis and generally funds such loans promptly upon removal of any conditions. Accordingly, the Trust does not have any commitments to fund loans as of December 31, 1995 and September 30, 1996.

RESULTS OF OPERATIONS.

       The following discussion relates to the Trust's Mortgage Investment Business. The results of operations of the Trust for all periods through December 31, 1995 were prepared based upon the combined historical operations of the Predecessors. In the comparison that follows references to the nine months ended September 30, 1996 refer to the four months ended April 30, 1996 (Predecessor) and the five months ended September 30, 1996 (Successor) added together. The operations of the Predecessors have been combined due to the common management and directors. The historical information presented herein is not necessarily indicative of future operations.

       Nine Months Ended September 30, 1996 Compared to Nine Months Ended September 30, 1995. Revenues for the nine months ended September 30, 1996 increased to $574,444 as compared to $353,648 for the same period of the previous year. Such revenues are composed of interest income earned on the mortgage notes receivable outstanding.

       Expenses for the nine months ended September 30, 1996 increased to $123,117 as compared to $42,119 for the same period of the previous year due to an increase in general administration expenses and the establishment of a $53,000 loan loss reserve for the nine months ended September 30, 1996 as compared to the establishment of a $5,000 loan loss reserve for the same period of the previous year.

       Year Ended December 31, 1995 Compared to Year Ended December 31, 1994. Revenues for the year ended December 31, 1995 increased to $489,363 as compared to $174,997 for 1994. The increase was due to interest collected on the higher average outstanding balance of mortgage notes receivable as compared to the average outstanding balance of mortgage notes receivable for the same period in the previous year.

       Expenses for the year ended December 31, 1995 increased to $74,949 as compared to $27,941 for 1994. The increase in expenses was the result of increased loan servicing fees resulting from the increase in the Trust's net asset value ("Net Asset Value"). The Trust paid loan servicing fees equal to 1% annually of its Net Asset Value for loan servicing and administration of the Trust's loan portfolio. Management defined Net Asset Value as the aggregate book value of the Trust's deed loans plus other assets less all liabilities and loan loss reserves. In addition, total expenses for 1995 include a $12,000 loan loss reserve as compared to no loan loss reserve for the same period of the previous year.

       Year Ended December 31, 1994 Compared to Year Ended December 31, 1993. Revenues for the year ended December 31, 1994 increased to $174,997 as compared to $100,582 for 1993. The increase was due to interest collected on the higher average outstanding balance of mortgage notes receivable as compared to the average outstanding balance of mortgage notes receivable for the same period in the previous year and due to a $17,990 gain on the sale of foreclosed properties.

       Expenses for the year ended December 31, 1994 increased to $27,941 as compared to $16,860 for 1993. The increase in expenses was primarily due to an increase in loan servicing fees resulting from the increase in the Trust's Net Asset Value.

INFLATION

       The financial statements of the Trust, prepared in accordance with generally accepted accounting principles, report the Trust's financial position and operating results in terms of historical dollars and does not consider the impact of inflation. Inflation affects the Trust's operations primarily through its effect on interest rates, since interest rates normally increase during periods of high inflation and decrease during periods of low inflation. When interest rates increase, the demand for mortgage loans and a borrower's ability to qualify for mortgage financing may be adversely affected.


LIQUIDITY AND CAPITAL RESOURCES

       The liquidity of the Trust will be based upon the need to fund investments in mortgage loans. In previous years, the Trust's mortgage investment operations have been funded by capital contributions. The major portion of the proceeds from issuance of common stock in this Offering will be used to fund future investments in mortgage loans by the Trust's Mortgage Investment Business. Pending completion of this Offering, the Trust's liquidity requirements will be funded by periodical payoffs of existing loans which are generally short term in duration and by the sale of foreclosed properties, one of which as of December 20, 1996 is under contract of sale for a sale price of $490,000. Management believes that the Trust's liquidity is sufficient to meet its cash requirements for the next twelve months regardless of whether the Minimum

Subscription Level is achieved in this Offering. Restrictions on cash attributed to holdbacks do not significantly impact the Trust's liquidity.

       Net cash provided by operating activities during the nine months ended September 30, 1996 and 1995 was $362,675 and $263,972, respectively, and during the years ended December 31, 1995, 1994 and 1993 was $403,366, $147,780 and
$91,508, respectively. Net cash for all periods was positively affected by improved market conditions in the mortgage banking industry.

       Net cash used in investing activities for the nine months ended September 30, 1996 and 1995 was $502,084 and $2,078,201, respectively, and during the years ended December 31, 1995, 1994 and 1993 was $3,112,538, $1,268,972 and
$96,500, respectively. During these periods, fundings of mortgage note receivables exceeded the repayment rate for such receivables primarily due to higher mortgage loan acquisition volumes.

       Net cash (used in) provided by financing activities during the nine months ended September 30, 1996 and 1995 was $(422,136) and $1,697,601,
respectively, and during the years ended December 31, 1995, 1994 and 1993 was $2,317,185, $1,903,628 and $278,430, respectively. For all periods except for the nine-month period ended September 30, 1996, capital contributions exceeded organizational and offering costs and dividends paid to shareholders, having a positive effect on net cash. For the nine months ended September 30, 1996, net cash was negatively affected by dividends paid to shareholders, organizational and offering costs, and a redemption of shares.

       The Trust will use the net proceeds of this Offering to provide additional funding for the Trust's Mortgage Investment Business and, to a more limited extent, the establishment of its planned Mortgage Conduit Business. Management believes that cash flow from operations and the net proceeds of this Offering plus the establishment of a warehouse line of credit for the Mortgage Conduit Business will be sufficient to meet the liquidity needs of the Trust's businesses for the next twelve months even if only the Minimum Subscription Level is achieved.


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                                    BUSINESS


GENERAL

       The Trust is a Delaware corporation which will elect to be taxed as a REIT. As a result of this election, the Trust will not, with limited exceptions, be taxed at the corporate level on the net income distributed to the Trust's shareholders. The Trust will operate two businesses, one of which will include the existing and ongoing Mortgage Investment Business of the Trust which is a portfolio lender primarily for high-yielding non-conforming A- and B/C-credit residential mortgage loans. The second business which has not been commenced to date, but which the Trust plans to establish with a portion of the proceeds of this Offering, will be a wholesale mortgage banking business which will originate and purchase high-yielding non-conforming residential mortgage loans and subsequently will make whole loan sales of such loans to permanent investors ("Mortgage Conduit Business").

       Non-conforming A-, B/C (or less) credit-rated residential mortgage loans are loans that do not qualify for purchase by government-sponsored agencies such as FNMA and FHLMC. Such loans provide higher yields than conforming loans. A-, B/C residential mortgage loans are made to borrowers with lower credit ratings than borrowers of higher quality or so-called "A" grade mortgage loans, and are normally considered to be subject to concomitantly higher rates of loss and delinquency. As a result, A- and B/C mortgage loans normally bear a higher rate of interest and are subject to higher fees as well as higher risks than loans of "A" quality (See "RISK FACTORS - Loan Defaults Present a Risk of Loss to the Trust"). The principal differences between conforming loans and Home Equity Loans and other non-conforming residential loans include the applicable loan-to-value ratios, the credit and income histories of the mortgagors, the documentation required for approval of the mortgagors, the type of properties securing the mortgage loans, the loan sizes, and the mortgagor's occupancy status with respect to the mortgaged properties. Home Equity Loans are higher-yielding collateral-based mortgage loans made to borrowers owning single-family homes or two-to-four unit residential properties, for the purpose of debt consolidation, home improvements, business, education and a variety of other purposes. Management of the Trust has experience in managing mortgage loan investment portfolios of the type in which the Trust invests.

MORTGAGE INVESTMENT BUSINESS

       General. The Trust will originate or acquire Home Equity Loans and other high-yielding non-conforming residential mortgage loans, including, second mortgage loans for longer-term investment. Such loans pursuant to the Trust's current loan policies, will have Combined Loan-to-Value Ratios of not more than 75%, and maturities of not more than 15 years. In addition to the Trust's policy of a 75% maximum Combined Loan-to-Value Ratio, the Trust's Mortgage Investment Business will calculate the cost of carrying each Home Equity Loan or other mortgage loan for 12 months, assuming that there has been a foreclosure on the property. This calculation assumes that, once a delinquency occurs, the Trust will foreclose on the property within the first six months and sell the property within the next six months. If the estimate of total cost to carry the property for 12 months (including keeping any prior mortgage current and foreclosure, selling and repair costs) exceed 90% of the property's appraised value at the time of projected funding, the Trust will not make the loan ("90% Test"). In addition, the Trust will maintain reasonable reserves to be utilized to cover the costs of any foreclosure and to protect the Trust's Home Equity Loans against the foreclosure of any prior liens. The Trust's Mortgage Investment Business pursuant to restrictions imposed by the Trust's Bylaws, will not invest in loans on commercial, or agricultural properties or on undeveloped land, although such properties may be taken as additional collateral for Home Equity Loans and considered in the Loan-to-Value computations at up to 25% of their appraised value. Income is earned principally from the net interest income received by the Trust on the Home Equity Loans and other non-conforming residential mortgage loans acquired and held in its portfolio and from fees received in connection with their origination. Such loans will be acquired with the major portion of the Trust's capital, as well as borrowings (which are limited by restrictions in the Trust's Bylaws to 20% of the Trust's Net Capital Contributions) provided through reverse repurchase agreements or lines of credit. Such restrictions established in the Trust's Bylaws may be modified by the Trust's Board of Directors. The Trust's Mortgage Investment Business currently originates loans primarily through two branch offices in San Diego and Danville, California which have established relationships with independent mortgage loan brokers through which the Trust originates loans. It is expected that the Mortgage Conduit Business will support the investment objectives of the Trust's Mortgage Investment Business by supplying non-conforming residential mortgage loans to the Trust at competitive costs. All loans by the Mortgage Investment Business must be approved by the Manager's Investment Committee (currently comprised of Messrs. Swartz, Konczal and Thompson). The Mortgage Investment Business intends to expand its loan origination volume through the addition of account executives to establish relationships with additional independent mortgage loan brokers and financial institutions such as small commercial banks, savings banks and thrift institutions. Continued maintenance of these broker relationships will be equally important to both the Mortgage Investment Business and the Mortgage Conduit Business. The Mortgage

Investment Business also intends to expand its geographic areas of lending throughout the Western United States as its capital base and its underwriting capability increases.

       While the Trust intends to expand the geographic areas of lending throughout the western United States, substantially all of the mortgage loans currently held in the Trust's Mortgage Investment Business portfolio are located in California. Such concentration increases the risk of delinquent loans when real estate conditions in the areas of California where the Trust's loans are located are weaker than those in the rest of the country. The California economy has been affected in the past several years by the generally prevailing recessionary influence which has caused an overall reduction in values in real property. Values were also reduced further by the cut-backs in defense spending and the relocation of existing businesses outside of California. However, the Federal Reserve Bank of San Francisco in July 1996, reported that a wide variety of indicators suggest that economic growth in California was strong in the first half of 1996, and is well positioned for fast growth in the second half of 1996. Job growth over the past year in the western United States, including Nevada, Utah, Idaho and Oregon where the Trust intends to expand its lending activities, has been the fastest in the country. Additionally, job growth in California, Arizona and Washington has been increasing at a faster rate than other parts of the United States. The Federal Reserve Bank of San Francisco also reported that California real estate values were now increasing and that the housing market was improving. The Trust believes that its portfolio investments in California, given its restriction of residential loans to a 75% combined loan to value and the current economic climate, are, in general, adequately secured.

       Management, based on its review and analysis of published industry data and its own experience, believes that there is a large demand for non-conforming A-, B/C credit-rated mortgage loans (including Home Equity Loans) and that such non-conforming mortgage loans, given the maximum 75% Combined Loan-to-Value policy established by the Trust, produce higher yields without commensurately higher credit risks when compared with conforming mortgage loans. The Trust expects that a substantial portion of all the loans purchased or originated for the Trust's Mortgage Investment Business will be "A-", "B" and "C" grade non-conforming mortgage loans. The Trust believes that a structural change in the mortgage banking industry has occurred which has increased demand for higher yielding non-conforming mortgage loans. This change has been caused by a number of factors, including: (1) a demand for higher yields on the part of investors, due to historically low interest rates over the past few years; (2) increased securitization of high-yielding non-conforming mortgage loans by the investment banking industry; (3) increased competition within the securitization industry and (4) the increased number of home owners and purchasers with impaired credit as a result of the economic slowdown and recessionary conditions during the late 1980s and the early 1990s. The Management of the Trust believes, based on its past marketing experience, that its competitive strengths in its Mortgage Investment Business are its responsive and prompt service, and its flexible underwriting to independent mortgage brokers who offer loans to borrowers with impaired credit whose needs are not met by traditional financial institutions.

       As of November 30, 1996, the Trust's Mortgage Investment Business had a combined loan portfolio of 58 Home Equity Loans, aggregating $4,716,884 in principal amount with a Combined-Loan-to-Value Ratio of 69.18%, an average loan size of $90,709, an average weighted yield of $13.06% and an average maturity of
16.94 months. 56.67% of the portfolio were first deeds of trust and 43.33% were second deeds of trust. All of the Mortgage Investment Business' portfolio loans are secured by California properties and are serviced by the Manager. (See "MANAGEMENT - The Manager and Home Equity Loan Origination and Loan Servicing Agreement").

       Financing. Mortgage loans for the Trust's Mortgage Investment Business will be financed primarily by the Trust's capital (See "ESTIMATED USE OF PROCEEDS" and "ADDITIONAL SOURCES OF FUNDS"). Such loans may also be financed at short-term borrowing rates through reverse repurchase agreements, borrowings under lines of credit and other financings which the Company may establish, but such financing pursuant to the Trust's Bylaws may not exceed 20% of the Trust's Net Capital Contributions. It is expected that reverse repurchase agreements or a secured line of credit will be the principal financing devices utilized by the Trust to leverage its mortgage loan portfolio. A reverse repurchase agreement, although structured as a sale and repurchase obligation, acts as a financing under which the Trust effectively pledges its mortgage loans as collateral to secure a short-term loan. Generally, the other party to the agreement will make the loan in an amount equal to a percentage of the market value of the pledged collateral.

       The Trust does not currently plan to issue Mortgage-Backed Securities such as Collateralized Mortgage Obligations ("CMOs") or mortgage pass-through certificates representing an undivided interest in pools of mortgage loans formed by the Trust. There is no assurance that the Trust will not adopt financing strategies in the future which will include the issuance of mortgage-backed securities as an alternative for the financing of its Mortgage Investment Business. Similarly, the investment policies of the Trust for its Mortgage Investment Business and its by-laws may be modified by the Trust's Board of Directors.

       As of November 30, 1996, the Trust's loan portfolio included total loans of $4,641,886 of which $50,000, representing 1% of the loans, were delinquent 60 days or more, (compared to $341,984 or 9% of such loans at December 31, 1995). The balance of delinquent loans in the process of foreclosure at November 30, 1996 totalled $410,195 or 8% of the loan portfolio (compared to $139,000 or 3% of the loan portfolio at December 31, 1995) of which $378,195 involved loans to borrowers in bankruptcy (See "BUSINESS - Delinquencies"). With respect to second mortgage loans, the Trust's security interest in the property securing its loan is subordinated to the interest of a first mortgage lender. If the value of the property securing a second mortgage loan is not sufficient to repay the borrower's obligation to the first mortgage holder upon foreclosure, there will be no realizable value in such property to satisfy the borrower's obligation to the Trust. Similarly, if the value of the property securing a mortgage loan declines sufficiently over time, the realizable value in such property may be less than the borrower's obligation to the Trust. While such risks could have an adverse effect on the Trust's operations the Trust's policy to make only loans with no more than a 75% Combined-Loan-to-Value are intended to mitigate such risks.

       The Mortgage Investment Business will bear the potential risk of increased delinquency rates and/or credit losses as well as interest rate risk with respect to the loans held in its portfolio. However, Management believes that such risks are substantially mitigated by the Combined Loan-to-Value ratios maintained by the Trust's Mortgage Investment Business and by the higher yield of its portfolio.

MORTGAGE CONDUIT BUSINESS.

       General. The Trust plans to commence its Mortgage Conduit Business either through a non-qualified, taxable subsidiary of the Trust or through a joint venture of such subsidiary and a third party mortgage banking firm, since the REIT provisions of the Code preclude the Trust from directly dealing in mortgages and mortgage securities. They also require the Trust to distribute to its stockholders substantially all of the its net earnings and, as a result, restrict the Trust's ability to retain earnings and replenish the capital committed to its business activities. On formation of the Mortgage Conduit Subsidiary, CAAI will own all of the voting common stock and a 1% economic interest in the Mortgage Conduit Subsidiary. The Trust will own all of the non-voting preferred stock representing 99% of the economic interest in the Mortgage Conduit Subsidiary. CAAI will have the power to elect all of the directors of the Mortgage Conduit Subsidiary and the ability to control the outcome of all matters for which the consent of the holders of the common stock of such subsidiary is required. One advantage of the Trust's planned Mortgage Conduit Business is that it allows the Trust, through its subsidiary, the flexibility to originate or buy and then sell loans to permanent investors in volume. By focusing on non-conforming mortgage products with positive spreads, the velocity of the sale of loans by the Mortgage Conduit Business should enhance its profitability and the level of its dividend payments to the Trust. The Trust currently has a strategic investment of $200,000 in Preferred Shares of Sierra Capital Acceptance ("SCA"), a wholesale mortgage banking firm in Irvine, California, which is an affiliate of the principals of the Trust's Manager. Such $200,000 investment and any other investment in a nonqualified subsidiary or company will be monitored so that it does not exceed 5% of the value of the Trust's assets through an appraisal of an independent appraiser of the value of such investments at the end of the second quarter of 1997 and periodically thereafter. No decision has been made to date as to whether the Trust's Mortgage Conduit Business will be established directly, or indirectly through such a joint venture with SCA, or another wholesale unaffiliated mortgage firm. To the extent that SCA is utilized, the Trust's $200,000 investment in SCA will be included in calculating the Trust's 5% investment in the Mortgage Conduit Business. SCA is currently originating through mortgage correspondents and brokers "A-", "B" and "C" credit-rated non-conforming residential mortgage loans at the rate of $2.5 million to $5 million per month for sale to permanent investors, including The Money Store, Ford Consumer Finance Company, GMAC's Residential Finance Corporation, Access Financial (Cargill Corporation), and others. The Trust's Mortgage Conduit Business will commence upon the earlier of completion of this offering, or when the required state licensing as a Consumer Finance Lender in California is completed and required warehouse lending facilities are arranged. It is anticipated that the Consumer Finance Lender License will be acquired during the first quarter of 1997 and that the warehouse lending facilities will be arranged on or about the same date. The Mortgage Conduit Business will originate mortgage loans both through a network of mortgage loan brokers and through mortgage loan correspondents which will be developed directly through CAAI or which will be provided by a joint venture partner if such a joint venture is established.

       The Mortgage Conduit Business will consist primarily of the origination and the purchase and sale of A- and B/C credit rated mortgage loans secured by first liens and, to a lesser extent, second liens on single (one-to-four) family residential properties that are originated in accordance with its underwriting guidelines. As a non-conforming mortgage loan conduit, the Trust's Mortgage Conduit Business will act as a conduit between the originators of such mortgage loans and permanent investors in such loans. The Management believes that non-conforming A- and B/C credit rated mortgage loans, when properly underwritten, provide an attractive net earnings profile, producing higher yields without disproportionately higher credit risks when compared to mortgage loans that qualify for purchase by FNMA or FHLMC. The Trust's policy for its Mortgage Investment Business which limits the financing or leveraging of its mortgage loan portfolio will not apply to its

Mortgage Conduit Business since such mortgage loans are generally held for less than sixty days prior to their sale to permanent investors who securitize such loans in the secondary market and their acquisition or funding will generally be facilitated through a warehouse line of credit. Such warehouse lending facility typically involves short term lines of credit which are used to finance the hypothecation of mortgage loans from the time of acquisition of the loan to the time of its sale or other settlement with a pre-approved investor or purchaser.

       It is expected that reverse repurchase agreements or a secured line of credit will be the principal financing devices utilized by the Trust to leverage its Mortgage Conduit Business. A reverse repurchase agreement, although structured as a sale and repurchase obligation, acts as a financing under which the Trust effectively pledges its mortgage loans as collateral to secure a short-term loan. Generally, the other party to the agreement will make the loan in an amount equal to a percentage of the market value of the pledged collateral. At the maturity of the reverse repurchase agreement, the Trust is required to repay the loan and correspondingly receives back its collateral. Under reverse repurchase agreements, the Trust may retain the incidents of beneficial ownership, including the right to interest paid on the collateral. Upon a payment default under such agreements, the lending party may liquidate the collateral. The Trust expects that its borrowing agreements will require the Trust to pledge cash or additional mortgage loans in the event the market value of existing collateral declines. In the normal course of business it is anticipated that the Mortgage Conduit Subsidiary will sell packages of its whole loans on a frequent basis so that payment defaults will be minimized.

       The use of reverse repurchase agreements by lenders in the event of the insolvency or bankruptcy of the Trust, among other things, allows the creditor under such agreements to avoid the automatic stay provisions of the Bankruptcy Code and to foreclose on the collateral agreements without delay. In the event of the insolvency or bankruptcy of a lender during the term of a reverse repurchase agreement, the lender may be permitted, under the Bankruptcy Code, to repudiate the contract, and the Trust's claim against the lender for damages therefrom may be treated simply as one of the unsecured creditors. In addition, if the lender is a broker or dealer subject to the Securities Investor Protection Act of 1970, the Trust's ability to exercise its rights to recover its loans under a reverse repurchase agreement or to be compensated for any damages resulting from the lender's insolvency may be further limited by such statute rather than the Bankruptcy Code. The effect of these various statutes is, among other thing, that a bankrupt lender, or its conservator or receiver, may be permitted to repudiate or disaffirm its reverse repurchase agreements, and the Trust's claims against the bankrupt lender for damages resulting therefrom may be treated simply as one of an unsecured creditor. Should this occur, the Trust's claims would be subject to significant delay and, if and when received, may be substantially less than the damages actually suffered by the Trust.

       To reduce its exposure to the credit risk of reverse repurchase agreement lenders, the Trust intends to enter into such agreements with several different parties to reduce credit exposure. The Trust will monitor the financial condition of its reverse repurchase agreement lenders on a regular basis, including the percentage of mortgage loans that are the subject of reverse repurchase agreements with a single lender. Notwithstanding these measures, no assurance can be given that the Trust will be able to avoid such third party risks.

       All loans originated or purchased by the Mortgage Conduit Business and meeting the Trust's investment criteria and policies will be made available for sale to the Trust first on terms no less favorable to the Trust than is generally available from other institutional investors in similar mortgage loans which will likely include a payment of a premium as is generally the case in such transactions. Loans not purchased by the Trust's Mortgage Investment Business will be sold in the secondary market through whole loan sales.

       The Mortgage Conduit Business intends to acquire all of the servicing rights on loans it originates or purchases and such servicing rights will normally be relinquished when loans are sold into the secondary market. The Mortgage Conduit Business will generally have no on-going risk of loss after a whole loan sale other than liability with respect to normal warranties and representations given in such sales and for fraud in the origination process.

       The Trust's Mortgage Conduit Business does not currently plan to directly securitize the loans originated and purchased by it as such securitization generally requires a mortgage portfolio of at least $50 million together with substantial reserves to fund defaults in the portfolio. There is no assurance that in the future, if the Mortgage Conduit Business had a large enough portfolio and sufficient reserves it would not securitize such loans, either directly or indirectly, (as a participant with other mortgage banking firms in a multiple party securitization program).

       Marketing Strategy. The Trust's competitive strategy in its Mortgage Conduit Business, is to be a substantial originator, through a mortgage loan broker and correspondent network, of A-, B/C residential mortgage loans to be sold in the secondary market network. This will enable the Trust to shift the high fixed costs of interfacing with the homeowner to the correspondents and brokers. The marketing strategy for the Mortgage Conduit Business is designed to accomplish three objectives: (1) attract a diverse group of loan originators and loan correspondents throughout California and the western United States, (2) establish relationships with such brokers and correspondents and, (3) originate and/or purchase the loans on both an individual and bulk basis and sell them into the secondary market or to the Trust's Mortgage Investment Business. In order to accomplish these objectives, the Trust will offer loan products that are attractive to potential non-conforming borrowers as well as to end-investors in non-conforming mortgage loans. To accomplish these objectives, the Mortgage Conduit Business intends to establish a Wholesale Division and a Correspondent Division, to expand the reach, geographically, of each of such divisions, and to develop and provide responsive and consistent underwriting and funding services to the mortgage broker and correspondent networks which it plans to develop.

       Mortgage Loans to be Originated and Acquired. A substantial portion of the mortgage loans to be originated or purchased through the Mortgage Conduit Business are expected to be "A-", "B" and "C" grade non-conforming mortgage loans. Such non-conforming loans may involve some greater risk as a result of underwriting and product guidelines which will differ from those applied by FNMA and FHLMC primarily with respect to loan-to-value ratios, borrower income or credit history, required documentation, interest rates, and borrower occupancy of the mortgaged property. The Mortgage Conduit Business generally will not originate or acquire mortgage loans with principal balances above $300,000 since such loans generally entail greater credit risks than other non-conforming loans.

       It is anticipated that mortgage loans originated or acquired by the Mortgage Conduit Business will generally be "A-", "B" and "C" grade mortgage loans secured by first liens and, to a lesser extent, second liens on single (one-to-four) family residential properties with either fixed or adjustable interest rates. Fixed-rate mortgage loans have a constant interest rate over the life of the loan, which is generally 15, 20 or 30 years. The interest rate on an adjustable rate mortgage ("ARM") is typically tied to an index (such as LIBOR) and is adjustable periodically at various intervals. Such mortgage loans are typically subject to lifetime interest rate caps and periodic interest rate and/or payment caps. The interest rates on ARMs are typically lower than the average comparable fixed rate loan initially, but may be higher than average comparable fixed rate loans over the life of the loan. Management anticipates that substantially all mortgage loans purchased by the Mortgage Conduit Business will fully amortize over their remaining terms. In general, "A-", "B" and "C" grade loans are non-conforming residential mortgage loans made to borrowers with lower credit ratings than borrowers of higher quality, or so called "A" grade mortgage loans, and are normally subject to higher rates of loss and delinquency than the other non-conforming loans to be purchased by the Mortgage Conduit Business. As a result, "A-", "B" and "C" grade loans normally bear a higher rate of interest, and may be subject to higher fees (including greater prepayment fees and late payment penalties), than non-conforming loans of "A" quality. In general, greater emphasis is placed upon the credit history of the borrower in underwriting "A-", "B" and "C" grade mortgage loans than in underwriting "A" grade loans. In addition, "A-", "B" and "C" grade loans are generally subject to lower loan-to-value ratios than "A" grade loans.

       The Mortgage Conduit Business' planned focus on the origination and acquisition of non-conforming A- and B/C credit mortgage loans may affect the Trust's financial performance. For example, the origination and purchase market for non-conforming loans has typically provided for higher interest rates, thereby potentially enhancing the interest income earned by the Mortgage Conduit Business during the accumulation phase for loans held for sale. However, the Mortgage Conduit Business will assume the potential risk of any increased delinquency rates and/or credit losses as well as interest rate risk in the event there is a delay in the sale of such loans to permanent investors. Normally, such on-going risks, upon the sale of a loan will pass to the purchaser without recourse to the Trust and are reduced by the relatively short period that such loans are held and accumulated prior to sale to permanent investors. (See "RISK FACTORS - Lending and Real Estate Financing Risks").

       The Mortgage Conduit Business' loan purchase activities are expected in the future to focus on those Western states of the United States where higher volumes of non-conforming mortgage loans are originated, including California, Nevada, Utah, Colorado, Oregon and Washington.

       Pricing. The Mortgage Conduit Business will set purchase prices for mortgage loans it originates or acquires based on prevailing market conditions. Different prices will be established for the various types of loans based on the anticipated price it will receive upon sale of the loans, the anticipated interest spread realized during the accumulation period, and the targeted profit margin.

       Underwriting. The Mortgage Conduit Business will develop underwriting guidelines which will be provided to its account executives and to all mortgage loan brokers and mortgage bankers prior to accepting any loan application or any single or bulk purchase package. Upon receipt of a loan application from a mortgage loan broker, the underwriting staff (or a contract underwriter) will determine if the loan meets the underwriting guidelines. To assess the quality of the loan, the underwriter will consider various factors, including the appraised value of the collateral property, the applicant's debt payment history, credit profile and employment status, and the combined debt ratio and Loan-to-Value Ratio upon completion of the loan.

       Prior to funding a loan, the underwriting staff will determine the applicant's creditworthiness and ability to service the loan. In addition, the underwriting staff will review the value of the underlying collateral based on a full appraisal completed by a pre-approved licensed independent appraiser or, if the appraiser has not been approved, a new or a review appraisal may be required. The Mortgage Investment Business and the Mortgage Conduit Business will select appraisers based on professional experience, education, membership in related professional organizations and by reviewing the appraiser's experience with the type of property being used as collateral. For loans purchased, the Mortgage Conduit Business will typically request a second appraisal if the original appraisal was completed by an appraiser not approved by the Mortgage Conduit Business.

       Verification of personal financial information and credit history will also be required prior to the closing of a loan. Generally, applicant will be required to have two years of employment with their current employer or two years of similar business experience. Applicants who are salaried must provide current employment information as well as recent employment history. The underwriting staff will verify this information for salaried borrowers based on written confirmation from employers, or a combination of a telephone confirmation from the employer and the most recent pay stub or W-2 tax form. Self-employed applicants will generally be required to provide copies of complete federal income tax returns filed for the most recent two years. A credit report of from an independent, nationally recognized credit reporting agency reflecting the applicant's credit history will be used. Verification of information regarding the first mortgage, if any, is also required, including balance, status and whether local taxes, interest, insurance and assessment are included in the applicant's monthly payment or paid.

       Upon completion of the underwriting process, the closing of the loan will be completed in accordance with established closing procedures.

       Whole Loan Sales. The Mortgage Investment Business, in order to qualify as a REIT, may not regularly sell or be a "dealer" in its mortgage loans and will therefore hold its loans as a portfolio lender for a longer period. However, the Mortgage Conduit Business, as a separate taxable subsidiary, will sell its entire interest in its loans through whole loan sales. It does not currently plan to sell senior interest in its loans in the secondary market through a securitization program under which it could retain a residual interest in each loan securitization. While the pools of loans sold by the Trust in its Mortgage Conduit Business will generally be sold on a non-resource basis with respect to economic interest and rate risk, such bulk whole loan sales will generally be made pursuant to agreements that provide for recourse by the purchaser against the Trust's Mortgage Conduit Business in the event of a breach of any representation or warranty made by the Trust's Mortgage Conduit Business, any fraud or misrepresentation during the mortgage loan origination process or upon early default on such mortgage loans. The Trust's Mortgage Conduit Business will generally try to limit the remedies of such purchasers to the remedies the Trust's Mortgage Conduit Business receives from the persons from whom the Trust's Mortgage Conduit Business purchases such mortgage loans. However, in some cases, the remedies available to a purchaser of mortgage loans may be broader than those available to the Trust's Mortgage Conduit Business against its seller, and should a purchaser exercise its remedies and rights against it, the Mortgage Conduit Business may not always be able to enforce whatever remedies it may have against its sellers.


HEDGING

       It is anticipated that the Mortgage Conduit Business will primarily originate or purchase variable rate mortgage loans which do not carry the inherent interest rate risk of fixed-rate loans. It is anticipated that a large portion of the mortgage loans held by that Mortgage Investment Business will carry fixed rates, a portion of which will have relatively short maturities. As the production of fixed-rate mortgage loans increases, it is anticipated that various hedging strategies will be implemented to provide protection against interest rate risks. The nature and quantity of hedging transactions will be determined by the Management based on various factors, including market condition, the expected volume of mortgage loan originations and purchases and the period of time required to accumulate and to sell mortgage loans.

       However, an effective hedging strategy is complex and no hedging strategy can completely insulate the Mortgage Conduit Business from interest rate risks. In addition, hedging involves transaction and other costs, and such costs could increase as the period covered by the hedging protection increases or in period of rising and fluctuating interest rates. Therefore, the Mortgage Conduit Business may be prevented from effectively hedging its interest rate risks, without significantly reducing its return on equity.

LOAN SERVICING

       Servicing. The Trust through its Mortgage Investment Business and the planned Mortgage Conduit Business currently plans to purchase all mortgage loans on a "servicing released" basis, thereby acquiring the servicing rights on the purchased loans. All whole loan sales whether purchased or originated loans will generally involve the sale of the servicing rights relating to such loans. If loans are securitized either directly, or indirectly in a multiple party securitization program, a portion of such service rights may be retained. The Mortgage Conduit Business plans to subcontract and the Mortgage Investment Business currently subcontracts all of its servicing obligations for loans to CAAI during the loan accumulation period pursuant to a servicing agreement containing fees and other terms that are comparable to industry standards. CAAI will service all of the loans of the Mortgage Investment Business under a servicing contract. (See "MANAGEMENT - The Manager: Loan Origination and Loan Servicing Agreement").

       Delinquencies and Foreclosures. Loans originated or purchased by the Mortgage Investment Business and the planned Mortgage Conduit Business will be secured by mortgages, deeds of trust, security deeds or deeds to secure debt, depending upon the prevailing practice in the state in which the property securing the loan is located. Depending on local law, foreclosure will be effected by judicial action or nonjudicial sale, and will be subject to various notice and filing requirements. In general, the borrower, or any person having a junior encumbrance on the real estate, may cure a monetary default by paying the entire amount in arrears plus other designated costs and expenses incurred in enforcing the obligation during a statutorily prescribed reinstatement period. Generally, state law controls the amount of foreclosure expenses and costs, including attorneys fees, which may be recovered by a lender. After the reinstatement period has expired without the default having been cured, the borrower or junior lienholder no longer has the right to reinstate the loan and may be required to pay the loan in full to prevent the scheduled foreclosure sale.

       Although foreclosure sales are typically public sales, third-party purchasers rarely bid in excess of the lender's lien because of the difficulty of determining the exact status of title to the property, the possible deterioration of the property during the foreclosure proceedings and a requirement that the purchaser pay for the property in cash or by cashiers check. Thus, the foreclosing lender often purchases the property from the trustee or referee for an amount equal to the sum of the principal amount outstanding under the loan, accrued and unpaid interest and the expenses of foreclosure. Depending on market conditions, the ultimate proceeds of the sale may not equal the lender's investment in the property.

OTHER INVESTMENT POLICIES

       The Trust's investment policies and guidelines are summarized in the Prospectus in "BUSINESS", "SOURCES OF ADDITIONAL FUNDS", "DISTRIBUTIONS AND DIVIDEND POLICY;" "CERTAIN TRANSACTIONS AND RELATIONSHIPS WITH AFFILIATES;" "SUMMARY OF ORGANIZATIONAL DOCUMENTS AND SECURITIES;" and "PLAN OF DISTRIBUTION." In addition, the Trust will be governed by the following guidelines.

       The Trust does not intend to issue additional Preferred Shares although it is authorized to do so by its Bylaws (See "SOURCES OF ADDITIONAL FUNDS"). To the extent the Trust determines that it requires further capital, it presently anticipates that it would issue additional Common Shares.

       The Trust is empowered to borrow funds in order to carry out its business activities. (See "SOURCES OF ADDITIONAL FUNDS"). The Trust anticipates that it will finance its business activities primarily through the Trust's existing capital and the additional capital procured through the Initial Public Offering rather than through borrowings (See "BUSINESS - Financing").

       While the Trust's primary business activities comprise of mortgage lending activities, the Trust does not anticipate lending money to third parties other than for mortgage lending purposes as described in "BUSINESS."

       The Trust has made an investment in SCA and may make additional investments on a limited basis in other entities in order to further its Mortgage Conduit Business. (See "Mortgage Conduit Business; Certain Transactions and Relationships with Affiliates"). Outside of such strategic investments which complement or promote such business, the Trust does not intend to invest in the securities of other issuers or businesses. Other than its own Offering, (See "PLAN OF DISTRIBUTION") the Trust will not underwrite the securities of any other issuer.

       While the Trust has been organized primarily for the purpose of making mortgage investments it may engage on "a limited basis" in the purchase and sale of such mortgage investments in furtherance of such primary business activities, (See "BUSINESS", "MORTGAGE INVESTMENT BUSINESS", "MORTGAGE CONDUIT BUSINESS", "CERTAIN TRANSACTIONS AND RELATIONSHIPS WITH AFFILIATES", "FEDERAL INCOME TAX CONSIDERATIONS - Taxation of the Trust").

       The Trust's Common Shares are being offered to the public on the terms set forth in "PLAN OF DISTRIBUTION." The Trust will not offer Common Shares, or other securities, in exchange for Mortgage Investments or other property. The Trust does not intend to reacquire its own securities either directly or indirectly in any fashion, other than as needed in connection with its DRP (See "DISTRIBUTIONS AND DIVIDEND POLICY."

       The Trust will provide Shareholders with quarterly and annual reports and proxy statements with respect to any meetings or when appropriate (See "SUMMARY OF ORGANIZATIONAL DOCUMENTS - Reports to Shareholders and Rights of Examination").

COMPETITION

       The Trust, in both its Mortgage Investment Business and its Mortgage Conduit Business will face considerable competition in the business of originating, purchasing and selling mortgage loans. Traditional competitors in the financial services business include other mortgage banking companies, commercial banks, credit unions, thrift institutions, private lenders, credit card issuers and finance companies. Many of these competitors in the consumer finance business are substantially larger and have considerably greater financial, technical and marketing resources than the Trust. In addition, many financial services organizations have formed national loan origination networks that are substantially similar to the loan origination programs contemplated by the Trust. Competition can take many forms including convenience in obtaining a loan, customer service, marketing and distribution channels, amount and terms of the loan, and interest or crediting rates. In addition, the current level of gains realized by the Mortgage Conduit Business and its competitors on the sale of non-conforming loans could attract additional competitors into this market with the possible effect of lowering gains on future loan sales.

       The Trust believes that it will be able to compete in both its Mortgage Investment Business and its Mortgage Conduit Business on the basis of providing prompt and responsive service and flexible underwriting for independent mortgage brokers and correspondents to offer to their customers.

REGULATION

       The operations of the Mortgage Conduit Business and the Mortgage Investment Business are subject to extensive regulation, supervision and licensing by federal, state and local government authorities. Regulated matters include, without limitation, loan origination, credit activities, maximum interest rates and finance and other charges, disclosure to customers, the terms of secured transactions, the collection, repossession and claims handling procedures utilized by the Mortgage Investment Business and Mortgage Conduit Business, multiple qualification and licensing requirements for doing business in various jurisdictions and other trade practices.

       The Trust's loan origination activities in both of its businesses are subject to the laws and regulations in each of the states in which those activities are conducted. The Trust's activities as a lender in both of its businesses are also subject to various federal laws including the Truth in Lending Act, the Real Estate Settlement Procedures Act, the Equal Credit Opportunity Act, the Home Mortgage Disclosure Act, the Fair Credit Reporting Act and the Fair Housing Act.

       The Truth in Lending Act ("TILA") and Regulation Z promulgated thereunder contain disclosure requirements designed to provide consumers with uniform, understandable information with respect to the terms and conditions of loans and credit transactions in order to give consumers the ability to compare credit terms. TILA also guarantees consumers a three day right to cancel certain credit transactions including loans of the type originated by the Trust. Management of the Trust believes that it is in compliance with TILA in its existing Mortgage Investment Business in all material aspects.

       In September 1994, the Riegle Community Development and Regulatory Improvement Act of 1994 (the "Riegle Act") was enacted. Among other things, the Riegle Act makes certain amendments to TILA. The TILA amendments, which became effective in October 1995, generally apply to mortgage loans, such as some of the Home Equity Loans made or held by the Mortgage Investment Business, with (i) total points and fees upon origination in excess of eight percent of the loan amount or (ii) an annual percentage rate of more than ten percentage points higher than U.S. treasury securities of comparable maturity ("Covered Loans"). A substantial number of the loans originated or purchased by the Trust's Mortgage Investment Business are or can be expected to be Covered Loans.

       The TILA amendments impose additional disclosure requirements on lenders originating Covered Loans and prohibit lenders from originating Covered Loans that are underwritten solely on the basis of the borrowers' home equity without regard to the borrowers' ability to repay the loan. The Trust believes that only a small portion of loans it originated are of the type that, unless modified, would be prohibited by the TILA amendments. The Trust's underwriting criteria take into consideration the borrowers' ability to repay.

       The TILA amendments also prohibit lenders from including prepayment fee clauses in Covered Loans to borrowers with a debt-to-income ratio in excess of 50% or Covered Loans used to refinance existing loans originated by the same lender. The Trust did not collect prepayment fees on loans originated in its Mortgage Investment Business prior to the effectiveness of the TILA amendments and does not currently utilize pre-payment penalties in connection with its Home Equity Loans. The TILA amendment imposes other restrictions on Covered Loans, including restrictions on balloon payments and negative amortization features, which the Trust does not believe will have a material impact on its operations.

       The Trust is also required to comply with the Equal Credit Opportunity Act of 1974, as amended ("ECOA"), which prohibits creditors from discriminating against applicants on the basis of race, color, sex, age or marital status. Regulation B promulgated under ECOA restricts creditors from obtaining certain types of information from loan applicants. It also requires certain disclosures by the lender regarding consumer rights and requires lenders to advise applicants of the reasons for credit denial. In instances where the applicant is denied credit or the rate or charge for loans increases as a result of information obtained from a consumer credit agency, another statute, the Fair Credit Reporting Act of 1970, as amended, requires lenders to supply the applicant with the name and address of the reporting agency. The Trust is also subject to the Real Estate Settlement Procedures Act and is required to file an annual report with the Department of Housing and Urban Development pursuant to the Home Mortgage Disclosure Act.

       In the course of its business, the Trust in both of its businesses, may acquire properties securing loans that are in default. While the Trust will inquire as to presence of hazardous substances, there is a risk that hazardous or toxic waste could be found on such properties. In that event, the Trust could be held responsible for clean-up or removal costs, which costs could exceed the value of the underlying property.

       The Trust at all times intends to conduct its business so as not to become regulated as an investment company under the Investment Company Act. The Investment Company Act exempts entities that are "primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate" ("Qualifying Interest"). Under the current interpretation of the staff of the Commission, in order to qualify for this exemption, the Trust must maintain at least 55% of its assets directly in mortgage loans, and certain other Qualifying Interests in real estate. If the Trust fails to qualify for exemption from registration as an investment company, its ability to use leverage in its Mortgage Investment Business would be substantially reduced, and it would be unable to conduct its business as described herein. The Trust has not requested a legal opinion from counsel indicating that, it will be exempt from the Investment Company Act.

       Because the Trust's business is highly regulated, the laws, rules and regulations applicable to the Trust are subject to regular modifications and change. There are currently proposed various laws, rules and regulations which, if adopted, could impact the Trust. There can be no assurance that these proposed laws, rules and regulations, or other such laws, rules or regulations, will not be adopted in the future which could make compliance much more difficult or expensive, restrict the Trust's ability to originate, broker, purchase or sell loans, further limit or restrict the amount of commissions, interest and other charges earned on loans originated, brokered, purchased or sold by the Trust, or otherwise affect the business or prospects of the Trust. Also, members of Congress and government officials have from time to time suggested the elimination of the mortgage interest deduction for federal income tax purposes, either entirely or in part, based on borrower income, type of loan or principal amount. Because many of the Trust's loans are made to borrowers for the purpose of consolidating consumer debt or financing other consumer needs, the competitive advantages of tax deductible interest, when compared with alternative sources of financing, could be eliminated or seriously impaired by such government action. Accordingly, the reduction or elimination of these tax benefits could have a material adverse effect on the demand for loans of the kind offered by the Trust.


EMPLOYEES

       The Manager employs and provides all of the persons required for the operation of the Trust and its Mortgage Investment Business. At May 1, 1996, the Manager employed 7 persons plus several contract personnel. Additional employees will be required to staff the Mortgage Conduit Business. None of the Manager's employees is subject to a collective bargaining agreement. The Manager believes that its relations with its employees are satisfactory.


PROPERTIES

       The Trust's and its Manager's executive and administrative offices are located at 50 California Street, Suite 2020, San Francisco, California, 94111, and consist of approximately 3,000 square feet.

       The Manager also leases space for its two branch offices on a short-term basis.


LEGAL PROCEEDINGS

       The Company is not a party to any legal proceedings other than those arising in the ordinary course of its business, i.e. appointments of receivers in foreclosure proceedings and motions to lift the automatic stay against a borrower's bankruptcy proceeding. Receivers are appointed to collect rents and handle other administrative functions relating to a property during the course of a foreclosure proceeding. Motions to lift the automatic stay in a bankruptcy proceeding allows the creditors of the estate to foreclose on the property pursuant to the auspices of the bankruptcy trustee. Such actions typically do not involve any liability on the Trust's part and the Manager does not believe that such actions will have a material effect on the operations, liquidity and financial condition of the Trust.

       In the ordinary course of its business, the Trust may also be subject to claims made against it by borrowers arising from, among other things, losses that are claimed to have been incurred as a result of alleged breaches of fiduciary obligations, misrepresentations, errors and omissions of employees, officers and agents of the Trust (including its appraisers), incomplete documentation and failures by the Trust to comply with various laws and regulations applicable to its business. The Trust believes that any claims asserted in the future could result in legal expenses or liabilities which could have a material adverse effect on the Trust's results of operations and financial condition.

REIT Industry Data

       The National Association of Real Estate Investment Trusts (NAREIT) headquartered in Washington, D.C. has published the following information about investment performance of REITs: The charts below are based on data from tables published in "REIT WATCH," an official publication of NAREIT which provided as follows:

                          NAREIT Total Return Indexes
                       For Period Ending January 31, 1997

                                1 Year          3 Years         5 Years
                                ------          -------         -------
                All             34.69%          16.70%          15.71%
                Equity          34.56%          16.49%          16.29%
                Mortgage        49.26%          23.14%          16.29%
                Hybrid          23.77%          16.62%          17.49%
                S&P 500         26.34%          20.73%          17.03%


       Also appearing in official publication of NAREIT are the following items. Data source quoted by NAREIT include Federal Reserve and Dow Jones Publications.

       o REIT shares may be converted to cash because they trade on public exchanges.

       o Over 300 REITs are operating in the U.S. with over 70% trading on the national stock exchanges.

       o The unique tax status of a REIT ensures that at least 95% of REIT income can be distributed to investors. There is no double taxation of income to investors.

       o Since 1986 - REITs produced a greater average annual yield than Treasury bonds, although REITs are not backed by the "full faith and credit of the United States."

       o In five of the last six years, REITs have produced a greater annual total return than the Standard & Poor's (S&P) 500.

       o A REIT combines features of real estate and stocks, providing an investor the opportunity to invest in real estate similar to other publicly traded industry sectors.

       o The stock value of REITs in the last two years has grown from about $44 billion to more than $88 billion.

       o Since 1992, the total capitalization of publicly traded REITs has increased 152% to reach more than $142 billion.

                                 MORTGAGE REITs
                        ANNUAL TOTAL RETURN COMPARISONS

5-Year Total Return Percent             15.71%          17.03%          16.29%
3-Year Total Return Percent             16.70%          20.73%          23.14%
Annual Total Return Percent             34.69%          26.34%          49.26%

ONE-YEAR - MORTGAGE REITs have a significantly greater annual total return than the S&P 500 and the average of all REITs over the period from 1-31-96 to 1-31-97, as published in the January 1997 NAREIT Summary Performance Numbers report.

NOTE: As with any investment, past performance is not a guarantee of future performance.

                                   MANAGEMENT


       There are five directors of the Trust, two of whom (Messrs. Brooks and Blomberg) are not affiliated with the Trust, its officers and directors or its Manager. The directors and officers and their principal occupations and relevant affiliations during the last five years or more are set forth below.

DIRECTORS AND OFFICERS

Thomas B. Swartz, 64; Chairman and Chief Executive Officer(1)

       Chairman and Chief Executive Officer, Capital Alliance Advisors, Inc. (1989 to date); Chairman, Capital Alliance Income Trust I (1991 to 1996) and Capital Alliance Income Trust II (1994 to 1996); Chairman, Sierra Capital Acceptance (1995 to date); Chairman and Chief Executive Officer of Sierra Capital Companies and its Affiliates (1980 to date); Founder Chairman, Chief Executive Officer and Trustee of seven equity real estate investment trusts (1980-1991); Attorney at Law, Thomas Byrne Swartz, Inc. (1980 to date), and Bronson, Bronson, & McKinnon, San Francisco, California (Partner 1960-1980); Past President (1989-1990) and Member, Board of Governors (1983 to 1993), National Association of Real Estate Investment Trusts; Director (representing Federal Deposit Insurance Corporation) of two subsidiaries of American Diversified Savings Bank (in liquidation) (1990 to 1992) Member, Real Estate Advisory Committee to California Commissioner of Corporations (1972-1973); University of California at Berkeley Boalt School of Law, L.L.B. 1959; Lieutenant, U.S.N.R. 1954-1956 (active) and to 1977 (reserve); Yale University, A.B. 1954. (See "The Manager").

Dennis R. Konczal, 46; President, Director and Chief Operating Officer(1)(2)

       President (1996 to date) and Executive Vice President (1989 to 1996) and Chief Operating Officer, Capital Alliance Advisors, Inc.; Executive Vice-President, Trustee and Chief Operating Officer of Capital Alliance Income Trust I (1991 to 1996)and of Capital Alliance Income Trust II (1994 to 1996); President and Director, Sierra Capital Acceptance (1995 to date); President, Director and Chief Operating Officer of Sierra Capital Companies and of Capital Alliance Investments Incorporated (a NASD broker-dealer and Registered Investment Advisor) (1984 to date); Director, President and Chief Operating Officer, Granada Management Corporation and Granada Financial Services, Inc., agribusiness concerns (1981-1984); Licensed Principal, NASD (1981 to date); B.S. Agricultural Economics, Michigan State University (1972). (See "The Manager").

Douglas A. Thompson, 52; Executive Vice-President, Director and Chief Investment Officer(2)

       Executive Vice-President, Capital Alliance Advisors, Inc. (1995 to date); Trustee, Capital Alliance Income Trust I and Capital Alliance Income Trust II (1995 to 1996); Founder, First Blackhawk Financial, Inc. (mortgage banking firm) (1992 to 1995); Owner, The Paradigm Group and Investors Mortgage Exchange, Danville, California (whole loan brokerage for private and institutional clients) (1990 to date); Vice President, Principal Residential Advisors, Danville, California (1988 to 1990); Secondary Mortgage Specialist, Morgan Stanley & Co. (1985-1988); Investment Banking/Mortgage Specialist, Merrill Lynch Pierce Fenner & Smith, Los Angeles, California (1982 to 1985 ); Manager. Watson Mortgage, Bakersfield, California (1981 to 1982); California Real Estate Broker (1992 to date); Member, Pepperdine University Board (1988 to 1991); B.S.E., 1967, Abeline Christian University; M.A., 1969 University of Southern California. (See "The Manager").

Stanley C. Brooks, 46; Director(2)(3)

       President and Chairman, Brookstreet Securities Corporation (1970 to date); Executive Vice-President, Toluca Pacific Securities Corporation (1987 to
1989); Senior Vice-President, First Affiliated Securities (1983 to 1989); Senior Vice-President, Private Ledger Financial Services (1976 to 1983); Member, National Futures Association (1991 to date); Member, Securities Industry Association (1995 to date); Member, Regional Investment Bankers Association (1990 to date); Licensed Principal, NASD (1970 to date); California State Polytechnic Institute, B.S. Business Administration 1970.

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footnotes on the following page

Harvey Blomberg, 56; Director(1)(2)(3)

       Founder and principal MRHB Real Estate (real estate management company) (1988 to date); Regional Director, Connecticut Small Business Development Center (1996 to date); Partner and Chief Financial Officer, Bay Purveyors, Inc. (1976 to 1995); General Manager, Deerfield Communications (1987 to 1990); Consultant to numerous companies (financial restructuring, refinancing and marketing) (1989 to date). Renessler Polytechnic Institute, M.S. Management, 1995; Hofstra University, M.B.A. 1985; B.S. Engineering, 1966.

       Directors are divided into three classes. Each class, after its initial re-election will serve 3 year terms. The Class One directors will be re-elected in 1997, the Class Two directors in 1998 and the Class Three directors in 1999. Replacements for vacancies occurring among the Directors may be filled by the Board of Directors. Nominations for Directors when a Director is removed or withdraws may be made by the Board of Directors, or subject to certain conditions, by a Shareholder holding 10% or more of the Shares outstanding.

       Initially, the Trust intends to pay to each unaffiliated Director an annual fee of $5,000 plus $500 for each director's or committee meeting of the Directors attended in person ($300 if any are attended by telephonic means) and to reimburse all Unaffiliated Directors for their travel expenses and other out-of-pocket disbursements incurred in connection with attending any such meeting and for carrying on the business of the Trust. It is estimated that the aggregate remuneration so payable (exclusive of reimbursement for expenses ) to the Unaffiliated Directors for the first full fiscal year of the Trust (i.e., calendar year 1997) will not exceed $17,000. Directors who are affiliated with the Manager will receive no compensation from the Trust for their service as Directors. The officers of the Trust who are Directors and are also officers and directors of the Manager, however, will be reimbursed by the Trust or its subsidiaries for their expenses in attending meetings of the Directors or an Executive Committee and in carrying on the business of the Trust, and may be compensated in the future by the Trust or its subsidiaries for other services performed for the Trust under separate agreements.

       The Directors have designated an Audit Committee which will be responsible for general relations between the Trust and its Independent Auditors as well as overseeing the annual audit of the Trust's financial statements. The Audit Committee is composed of Mr. Brooks and Mr. Blomberg, unaffiliated Directors, and Mr. Konczal.

       The Directors have also designated an Executive Committee which has the authority of the full Board except for the declaration of dividends and other non-delegable matters specified in the Delaware Corporations Law. The Executive Committee is composed of Messrs. Swartz, Konczal, and Blomberg, an unaffiliated Director.

       Neither the Board of Directors in the aggregate, nor any Director individually, owns beneficially in excess of 1% of either the Trust's Preferred Stock or its Common Shares.

- --------------------------

(1)    Also is a member of the Executive Committee.

(2)    Also is a member of the Audit Committee.

(3)    Is an independent unaffiliated Director.

THE MANAGER

       Capital Alliance Advisors, Inc., a California Corporation, is the Manager of the Trust to coordinate assist and manage the duties and responsibilities of the Trust, subject to the supervision of the Board of Directors, - all in accordance with the terms of the Management Agreement. The Manager and its principals have collectively had substantial experience in the origination, servicing and administration of Home Equity Loans and other mortgage loans secured by trust deeds, in real estate asset management and financing, and in providing investment advisory services as a real estate investment fiduciary to both public and private real estate investment programs. The Manager, from 1991 through 1996, managed and advised The Trust's predecessors, Capital Alliance Income Trust I ("CAIT I") and Capital Alliance Income Trust II ("CAIT II"). CAIT I and CAIT II were consolidated with Capital Alliance Income Trust, A Real Estate Investment Trust, ("Trust") on April 30, 1996. The Manager is a licensed real estate broker in California and also manages a private mortgage banking firm with investment criteria similar to those of the Trust. The Manager owns beneficially 1% of the Trust's Preferred Stock.

       Messrs. Swartz and Konczal, principals of the Manager, are also principals and Chairman and President, respectively, of SCA, a privately-owned wholesale residential mortgage banking firm which specializes in A-, B-C credit-rated residential mortgage loans. SCA was founded in 1995 and is located in Irvine, California. The Trust holds a strategic investment in SCA as holder of preferred shares which are valued at $200,000 and which have yielded a 15% return thereon to date. The investment, was undertaken to afford the Trust's predecessors exposure to the wholesale mortgage banking business and the institutional investors who were potential purchasers of the predecessors' mortgage loans. It also afforded the Trust's predecessors a source of mortgage loans which could meet their criteria and not those of SCA.

        Messrs. Swartz and Konczal, principals of the Manager, are also principals of Sierra Capital Companies ("Sierra Capital"), and have been extensively engaged since 1980 in various aspects of the real estate investment advisory, asset management, and finance business. From 1985 to 1990, Sierra Capital advised and managed (i) four publicly-held equity real estate investment trusts ("Sponsored REITs") and (ii) Advantage Corporate Income Fund, L.P. ("Advantage Fund"), an institutional real estate limited partnership. Sierra Capital sold its REIT advisory and property management businesses to the Sponsored REITs in 1991 and the Sponsored REITs became "self administered. Since April 1991, neither Sierra Capital nor Messrs. Swartz and Konczal have had any connection or affiliation with the Sponsored REITs. Sierra Capital and its Affiliates have arranged over $410 million in credit facilities for sponsored entities and for their own account, including the Sponsored REITs and Advantage Fund. Sierra Capital and its Affiliates currently manage for their own account and for Advantage Fund, approximately $45 million of warehouse/distribution and light industrial properties. Advantage Fund, as of December 31, 1995 had $13,070,197 in partner's capital, seven single-tenant warehouse distribution facilities and two single-tenant retail warehouse facilities totaling 685,768 and 171,762 square feet, respectively, that were 100% leased. The facilities are located nationally. Sierra Capital directly owns one light industrial properties totaling 160,000 square feet which were 88% leased. Additionally, Messrs. Swartz and Konczal are also directors and officers of Capital Alliance Investments, Inc., a wholly-owned subsidiary of Sierra Capital, which is a registered investment advisor and broker-dealer.

       The Sponsored REITs were Sierra Capital Realty Trust IV Co. ("Trust IV"), Sierra Capital Realty Trust VI Co. ("Trust VI"), Sierra Capital Realty Trust VII Co. ("Trust VII"), and Sierra Capital Realty Trust VIII Co. ("Trust VIII"). Trusts IV, VI and VII were consolidated in 1995 into Meridian Industrial Trust ("MIT"), and Trust VIII in 1993 changed its name to Meridian Point Realty Trust VIII Co. MIT and Trust VIII are presently registered pursuant to Section 12g of the Securities Exchange Act of 1934 and are subject to its reporting, proxy and trading rules. The Sponsored REITs and Advantage Fund are separate and distinct from the Trust and neither the Manager nor its Affiliates has, (nor since 1991 has had), any continuing relationship with MIT or Trust VIII, other than as a shareholder. As of December 31, 1995 MIT and Trust VIII had approximately $177,092,000 and $43,041,290, respectively, in Shareholders Equity. At December 31, 1995 MIT had 49 warehouse distribution facilities, 28 light industrial facilities and 7 retail facilities aggregating 5,823,391 rentable square feet, 1,531,876 rentable square feet and 903,082 rentable square feet, respectively that were 94%, 92% and 94% leased, respectively. Trust VIII, at said date, had 1 office building and 23 warehouse distribution facilities that were 99% leased. The properties are located nationally, primarily in major distribution centers. MIT is traded on the New York Stock Exchange and Trust VIII is traded on the American Stock Exchange. Information regarding MIT and Trust VIII was obtained from their respective December 31, 1995 10 K filings with the Securities Exchange Commission.

       Mr. Thompson, a principal of the Manager, holds a California Department of Real Estate Broker's license, and has been involved in the mortgage industry since 1976. During his service with the Capital Markets, Institutional Sales Division of Merrill, Lynch, Pierce, Fenner & Smith in Los Angeles and as a secondary mortgage specialist with Morgan Stanley & Co. in San Francisco, Mr. Thompson was involved in the purchase and sale of over $1 billion of mortgage products. (See "MANAGEMENT - Directors and Officers").

       The principal office of the Manager is 50 California Street, Suite 2020, San Francisco, California 94111 (Tel: (415) 288-9575).

       The directors and executives officers of the Manager and their principal occupations during the past five years are as follows:

       Thomas B. Swartz*         Chairman and Chief Executive Officer
                                 (See "MANAGEMENT - Directors and Officers")

       Dennis R. Konczal*        Director, President and Chief Operating Officer
                                 (See "MANAGEMENT - Directors and Officers")

       Douglas A. Thompson*      Director, Executive Vice-President and Chief Investment Officer
                                 (See "MANAGEMENT - Directors and Officers")

Terri L. Diver, 40; Vice President, Director of Loan Production

Vice President, Capital Alliance Advisors, Inc. (1993 to date); General Manager, San Diego Office (1988 to date), Acting Chief Executive Officer, Mission Thrift and Loan Association (1987-1988) and General Manager, El Cajon Office (1984-
1987), American Income Trust; Assistant Manager and Thrift Supervisor, Beverly Hills and San Diego Offices, Foothill Thrift and Loan Association (1980 to
1984); Thrift Supervisor, Credit Investigator, Thrift Teller (1975-1980) for First Thrift of America, Inglewood Thrift and Loan Association, Foothill Thrift and Loan Association and Amfac Thrift and Loan Association; High School Graduate, 1974, and Management and Continuing Education Courses and Seminars.

Rosemarie Franceschi, 47; Vice-President and Chief Lending Officer

Vice President, Capital Alliance Advisors, Inc. (1993 to date); Vice President, EquityAide Real Estate Finance Corporation (1983 to 1995); Founder and Manager, Robertson Mortgage Company (1981-1982); Loan Officer, Loan Servicing and Vault Teller, Eureka Savings & Loan Association (1966-1981); High School Graduate and Management and Continuing Education Courses and Seminars.

Jeannette Hagey, 38; Controller

Controller, Capital Alliance Advisors, Inc. (1994 to date); Controller, Sierra Capital Companies and Affiliate (1994 to date); Accounting Manager, VCA Hills (subsidiary of Colgate-Palmolive) (1991 to 1993); Senior Accountant, Cygnet Systems (1988 to 1991); Senior Accountant, Hare Brewer and Kelley (1985 to
1988); Accountant, Squaw Valley Ski Corporation (1984 to 1985); San Jose State University, B.S. Business-Accounting (1983); Management and Continuing Education Courses and Seminars.

Linda St. John, 40; Secretary and Operations Officer

Operations Officer and Secretary, Capital Alliance Advisors, Inc. (1995 to date); Secretary, Sierra Capital Companies and Affiliates (1995 to date);

* Also officers and directors of the Trust. (See "THE TRUST - Organization Chart").

MANAGEMENT AGREEMENT

       The Management Agreement between the Trust and the Manager will be effective upon the effective date of this Offering for an initial term ending December 31, 1998. The term of the Management Agreement will be automatically renewed for an additional two year term subject to the approval of the holders of a majority of the outstanding Common and Preferred Shares unless a notice of non-renewal is given by the Trust at least 120 days prior to the end of the term or any extension thereof and such termination is approved by the holders of a majority of the outstanding Common and Preferred Shares. The Management Agreement may be terminated by (i) either the Trust, its Board of Directors or shareholders holding a majority of the voting power of the Trust, or by the Manager without cause upon 120 days prior written notice and (ii) approval of the termination of the Manager by the Shareholders holding a majority of the Common and Preferred Shares. The Trust or the Manager may also terminate the Management Agreement for cause upon the occurrence of certain specified events including a material breach of the Agreement or other breach of the Agreement by the Manager which remains uncured for 60 days. Any such termination or failure to extend by the Trust without cause will result in the payment of a termination or non-renewal fee to the Manager determined by independent appraisals of the fair market value of the Agreement assuming its continuance for a two year term. These agreements have been developed by CAAI and the Trust in the context of a related party consolidation and therefore are not the result of arm's- length negotiations between independent parties. It is the intention of the Trust and CAAI that such agreements and the transactions provided for therein, taken as a whole, are fair to both parties, while continuing certain mutually beneficial arrangements. However, there can be no assurance that each of such agreements, or the transactions provided for therein, have been effected on terms at least as favorable to the Trust as could have been obtained from unaffiliated third parties.

       The Manager will be subject to the supervision of the Trust's Board of Directors and will provide investment, management and advisory services to the Trust, including (a) the presenting of a continuing and suitable investment program consistent with the Trust's investment policies and objectives and (b) the supervision and management of the day-to-day operations of the Trust.

       The Management Agreement provides for a regular management fee for its regular management and advisory services ("Management Compensation"), and for the retention of independent contractors (including the Manager or its affiliates) to perform loan origination and loan servicing services. (See "MANAGEMENT: Management Compensation").

       The Manager as of August 1, 1996 had a total of seven officers and directors plus several contract personnel dedicated to the oversight and conduct of the Trust's operations.

MANAGEMENT COMPENSATION

       The Manager will be entitled to a per annum Regular Management Fee payable monthly in arrears of an amount equal to 1% of the Gross Mortgage Assets of the Trust (computed monthly) plus 1/2% of cash or money-market or equivalent assets. The Manager also will be entitled to receive incentive compensation for each fiscal quarter, equal to 25% of the net income of the Trust in excess of an annualized return on equity for such quarter equal to the ten year U.S. Treasury Rate plus 2% provided that the payment of such incentive compensation does not reduce the Trust's annualized return on equity for such quarter to less than the ten year U.S. Treasury Rate plus 2% and amounts payable on account of the Series A Preferred Preference Amount have been paid. The term "Return on Equity" is calculated for any quarter by dividing the Trust's Net Income for the quarter by its Average Net Worth for the quarter. For such calculations, the "Net Income" of the Trust means the income of the Trust determined in accordance with GAAP before the Manager's incentive compensation, the deduction for dividends paid and any net operating loss deductions arising from losses in prior periods. A deduction for all of the Trust's interest expenses for borrowed money is also taken in calculating Net Income. "Average Net Worth" for any period means the arithmetic average of the sum of the gross proceeds from any offering of its equity securities by the Trust, before deducting any underwriting discounts and commissions and other expenses and costs relating to the offering, plus the Trust's retained earnings (without taking into account any losses incurred in prior periods) computed by taking the daily average of such values during such period. The definition "Return on Equity" is only for purposes of calculating the incentive compensation payable, and is not related to the actual distributions received by stockholders. The 25% Incentive Payment to the Manager will be calculated quarterly in arrears before any income distributions are made to stockholders for the corresponding period.

       The Manager's base and incentive fees shall be calculated by the Manager within 60 days after the end of each calendar quarter, with the exception of the fourth quarter for which compensation will be computed within 30 days, and such calculation shall be promptly delivered to the Company. The Company is obligated to pay the base fee within 90 days after the end of each calendar quarter.

       The Manager (including its principals) is also entitled to receive additional compensation for services rendered to the Trust pursuant to separate agreements approved by the Board of Directors, including compensation for loan origination and loan servicing services and for additional services rendered under separate contracts with the Trust or its subsidiaries, including the Mortgage Conduit Subsidiary.

MANAGEMENT EXPENSES

       Pursuant to the Management Agreement, the Trust will also pay all operating expenses of the Trust except those specifically required to be borne by the Manager under the Management Agreement. The operating expenses required to be borne by the Manager include the compensation and other employment costs of the Manager's controlling officers and directors in their capacities as such, and the cost of office space, utilities, telephones, furnishings and other office expenses incurred or allowable to the Manager for its own benefit and account and not required for oversight and management of the Trust's operations. The expenses that will be paid by the Trust will include issuance and transaction costs incident to the acquisition, disposition and financing of investments; regular legal and auditing fees and expenses of the Trust; fees and expenses of the Trust's directors, premiums of directors' and officers' liability insurance and fidelity and errors and omissions insurance; servicing and origination expenses payable under the Origination and Loan Servicing Agreement; expenses connected with investor relations and communications, payment of dividends, transfer and registration of securities and other ordinary and necessary expenses of the business and affairs of the Trust. Expenses incurred by the Manager (including allocations of employment expenses and overhead) which are the responsibility of the Trust will be reimbursed at cost and will be made monthly.

       In addition to expenses payable by the Trust under the Management Agreement, the Trust is responsible for all expenses (including legal, auditing, and other expenses) in connection with this offering, estimated at $600,000.

LIMITS OF RESPONSIBILITY

       Pursuant to the Management Agreement, the Manager will not assume any responsibility other than to render the services called for thereunder and will not be responsible for any action of the Trust's Board or shareholders and employees, will not be liable to the Trust, any mortgage security issuer, any subsidiary of the Trust, the Unaffiliated Directors, the Trust's stockholders or any subsidiary's shareholders for acts performed in accordance with and pursuant to the Management Agreement, except by reason of acts or omissions constituting bad faith, willful misconduct, gross negligence or reckless disregard of their duties under the Management Agreement. The Manager does not have significant assets. Consequently, there can be no assurance that the Trust would be able to recover any damages for claims it may have against the Manager. The Trust has agreed to indemnify the Manager, and its directors, officers, Shareholders and employees with respect to all expenses, losses, damages, liabilities, demands, charges and claims arising from any acts or omissions of the Manager made in good faith in the performance of its duties under the Management Agreement. (See "RISK FACTORS - Risk that Limited Liability of Directors and Indemnification May Limit Shareholder Recourse; Risks of Conflicts of Interest and Related Party Transactions - Risk of Trust's Total Reliance on Manager and its Affiliates - Risk of Adverse Effects on Trust's Operations Due to Manager's Conflicts of Interest and Investment in Other Investment Activities.").

HOME EQUITY LOAN ORIGINATION AND LOAN SERVICING AGREEMENT

       The Home Equity Loan Origination Services and Loan Servicing Agreement ("Origination and Servicing Agreement") between the Trust and CAAI will be effective upon the effective date of this Offering for an initial term ending December 31, 2000. The term of the Origination and Servicing Agreement and any extension thereof will be automatically renewed for an additional term of four years unless a notice of non-renewal is given by the Trust at least six months prior to the end of the term or extension. In addition, the Trust may terminate the Origination and Servicing Agreement upon the occurrence of certain specified events, including a violation of the Agreement which remains uncured for thirty days.

       CAAI will use its best efforts to originate and present to the Trust Home Equity Loans, other mortgage loans, and other investment opportunities which may be committed and funded only when approved by the Manager's Investment Committee. CAAI will also use its best efforts to service the Trust's portfolio of Home Equity Loans and to manage and dispose of any foreclosure property of the Trust.

       CAAI will be entitled to receive for its services under the Origination and Servicing Agreement a per annum combined Origination and Servicing Fee payable monthly of two percent (2%) of the Gross Mortgage Assets of the Trust, computed monthly. All "origination points" received in connection with a Home Equity Loan shall be payable to the Trust which shall pay any compensation due with respect to a loan to a cooperating broker. CAAI shall also be entitled to retain miscellaneous fees paid by borrowers for appraisal, documentation, processing, underwriting and funding of Home Equity Loans and auxiliary fees related to the servicing of such loans, including late charges, returned check fees, assumption fees and other incidental fees permitted by the loan documents.

ORIGINATION AND SERVICING EXPENSES

       Pursuant to the Origination and Servicing Agreement, CAAI will bear the employment expenses of its officers, directors and employees of CAAI in their capacities as such and expenses incidental to the origination and servicing of Home Equity Loans to the extent such expenses are paid by borrowers in connection with any loan. CAAI, will retain payments of miscellaneous auxiliary fees paid by borrowers for certain expenses including the cost of office space, utilities, telephones, furnishings and other office expenses. CAAI, based upon its fiduciary obligations to the Trust, will allocate such expenses between its Affiliates, including the Trust. Expenses that will be paid by the Trust include travel expenses to inspect properties that are proposed as the subject of a Home Equity Loan; fees and expenses paid to independent contractors, appraisers, consultants and other agents retained by the Trust and direct expenses of acquiring, financing, servicing, disposing of and owning interests in real estate and other property; and the expenses of foreclosing upon, managing, owning and selling foreclosure properties and other property of the Trust.

       CAAI is a licensed real estate broker and is applying to be licensed as a California Consumer Finance Lender and Broker. Its principal office is located at 50 California Street, Suite 2020, San Francisco, California 94111 (Tel: (415) 288-9575).


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                             EXECUTIVE COMPENSATION


EXECUTIVE COMPENSATION

       The following table contains information on the annual cash compensation paid to the executive officers of the Trust for the year ending December 31, 1996 for services rendered.


                                                                                                 Cash Compensation
Name of Individual                          Capacities in Which Served                               from Trust
- ------------------                          --------------------------                           -----------------
Thomas B. Swartz                            Chairman of the Board and Chief                      $         0      (1)(2)
                                                                                                  ----------------
                                            Executive Officer of Trust and Chairman
                                            of the Board and Chief Executive Officer of
                                            the Manager

Dennis R. Konczal                           Director, President and Chief Operating Officer      $          0     (1)(3)
                                                                                                  ----------------
                                            of Trust and Executive Vice President of the
                                            Manager

Douglas A. Thompson                         Director, Executive Vice President of Trust and      $          0     (1)(4)
                                                                                                  ----------------
                                            Executive Vice President of the Manager

Jeannette Hagey                             Chief Financial Officer (Principal Financial         $          0     (1)(5)
                                                                                                  ----------------
                                            and Accounting Officer) of the Trust and the
                                            Manager

Stanley C. Brooks                           Director                                             $          300   (1)(6)
                                                                                                  ----------------

Harvey Blomberg                             Director                                             $          300   (1)
                                                                                                  ----------------


- ------------------------

(1) The executive officers of the Trust serve without compensation from the Trust. The affiliated Directors of the Trust serve without compensation from the Trust. The unaffiliated Directors of the Trust are anticipated to receive an annual Director's Fee of $5,000 and an additional $500 for each Director's meeting attended ($300 for telephonic meetings). Both affiliated and unaffiliated Directors may receive reimbursement for all out-of-pocket travel expenses and disbursement incurred in attending Director's meetings and in carrying out the business of the Trust. Such Director's Fees and reimbursements are not anticipated to exceed $17,000 for the Trust's first full fiscal year following this Offering.

(2) Mr. Swartz received no compensation from either the Trust or the Manager for the year ended December 31, 1996. He received compensation for his services to, and from investments in, businesses not related to the Trust. The Manager, of which Mr. Swartz serves as Chairman of the Board and Chief Executive Officer, receives management and incentive fees from the Trust. The Manager reimburses a firm controlled by Mr. Swartz and Mr. Konczal for the expense of providing certain facilities, equipment and services. See below "Management Compensation" and "Management Expenses."

(3) Mr. Konczal received no compensation from either the Trust or the Manager for the year ended December 31, 1996. He received compensation for his services to, and from investments in, businesses not related to the Trust. He also received $6,000 from SCA as compensation for his services for the year ended December 31, 1996. The Manager, of which Mr. Konczal serves as Director and President, receives management and incentive fees from the Trust. The Manager reimburses a firm controlled by Mr. Swartz and Mr. Konczal for the expense of providing certain facilities, equipment and services. See below "Management Compensation" and "Management Expenses."

(4) Mr. Thompson received no compensation from the Trust for the year ended December 31, 1996. He received $54,834 from the Manager as compensation for his services for the year ended December 31, 1996. The Manager, of which Mr. Thompson serves as Director and Executive Vice President, receives management and incentive fees from the Trust. See below "Management Compensation" and "Management Expenses."

(5) Ms. Hagey receives compensation for her services from Sierra Capital, a portion of which is reimbursed by the Manager.

(6) Mr. Brooks is the President of Brookstreet Securities, the Managing Dealer, which will receive retail sales commissions, expense reimbursements and Managing Dealer Warrants in connection with the Offering. See, "PLAN OF DISTRIBUTION."


STOCK OPTIONS

       The Trust has not adopted and at present does not intend to adopt any stock option, deferred or restricted stock plan ("Stock Option Plan"), which would provide for the grant of qualified incentive stock options ("ISOs") that meet the requirements of Section 422 of the Code, stock options not so qualified ("NQSOs") or deferred stock, restricted stock, stock appreciation rights or limited stock appreciation rights awards ("Awards"). Any Stock Option Plan would be administered by a committee of directors appointed by the Board of Directors (the "Committee"). The purpose of any Stock Option Plan would be to provide a means of performance-based compensation in order to attract and retain qualified personnel and to provide an incentive to those whose job performance affects the Trust.

EMPLOYMENT AGREEMENTS

       Messrs. Swartz, Konczal and Thompson have not, to date, entered into any employment agreements nor have they commenced any negotiations with respect to such agreements with the Trust. It is anticipated, though, that upon the completion of this Offering, Messrs. Swartz, Konczal and Thompson will enter into employment agreements with the Trust or the Manager the terms of which have not been negotiated but will be typical and customary within the industry for the services being provided. It is probable based on the standards within the industry that Messrs. Swartz, Konczal and Thompson will each receive annual salaries or benefits of at least $100,000.


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             CERTAIN TRANSACTIONS AND RELATIONSHIPS WITH AFFILIATES


ARRANGEMENTS AND TRANSACTIONS WITH CAAI.

       CAAI is the Manager of the Trust and will provide (a) management and advisory services to the Trust in accordance with the Management Agreement and
(b) mortgage origination and loan servicing services to the Trust in accordance with the Mortgage Origination and Servicing Agreement. As previously described, the Trust will utilize the mortgage banking experience, management expertise and resources of CAAI in conducting its Mortgage Investment and its planned Mortgage Conduit Businesses. In addition, a majority of the Directors and the officers of the Trust also serve as Directors and/or officers of CAAI. However, Unaffiliated Directors constitute a majority of the Audit Committee of the Board of Directors of the Trust. (See "RISK FACTORS - Risk of Conflicts of Interest and Related Party Transactions" and "MANAGEMENT"). On formation of the Mortgage Conduit Subsidiary, CAAI will own all of the voting common stock and a 1% economic interest in the Mortgage Conduit Subsidiary. The Trust will own all of the non-voting preferred stock representing 99% of the economic interest in the Mortgage Conduit Subsidiary. CAAI will have the power to elect all of the directors of the Mortgage Conduit Subsidiary and the ability to control the outcome of all matters for which the consent of the holders of the common stock of such subsidiary is required. CAAI and/or the officers and directors of the Mortgage Conduit Subsidiary who may be officers and directors of the Trust, will be separately compensated for their management services to the subsidiary and will provide origination, financing and administrative services to the subsidiary through separate agreements and an intercompany allocation of the cost of such services. No decision has been made to date regarding the details of such arrangements. The Trustees, the Manager and their affiliates have fiduciary duties and obligations which will require them to resolve any conflicts of interest by exercising the utmost good faith and integrity. Additionally, the Bylaws provide that the Manager must upon request by the Directors disclose any investments which are within the purview of the Trust's investment policies.

       CAAI through its affiliation with Sierra Capital Companies and its affiliates, also has interests that may conflict with those of the Trust in fulfilling certain duties. (See "MANAGEMENT - The Manager"). In addition, Messrs. Swartz, Thompson and Konczal, the officers and Directors of CAAI are also officers and Directors of the Trust. (See "MANAGEMENT - Directors and Executive Officers"). The Officers and Directors of CAAI are also involved in other businesses which may generate profits or other compensation. The Trust will not share in such compensation.

       It is the intention of the Trust and CAAI that any agreements and transactions, taken as a whole, between the Trust, on the one hand, and CAAI or its affiliates, on the other hand, are fair to both parties. However, there can be no assurance that each of such agreements or transactions will be on terms at least as favorable to the Trust as could have been obtained from unaffiliated third parties. (See "BUSINESS" and "MANAGEMENT - The Manager".)

INVESTMENT IN RELATED MORTGAGE BANKING FIRM.

       The Trust, as a result of strategic investments totaling $200,000 by its predecessors, CAIT I and CAIT II, holds 20,000 Class "B" Preferred Shares of Sierra Capital Acceptance ("SCA") of Irvine, California. SCA is a wholesale mortgage banking firm specializing in A-, B-C credit rated non-conforming residential mortgages. The SCA investment held by the Trust has a 15% distribution preference (which has been paid quarterly) and a liquidation preference. The business of SCA and the Mortgage Conduit Business planned for the Trust's Mortgage Conduit Subsidiary are similar and may be competitive in the origination, purchasing and sale of A- and B-C credit rated non-conforming residential mortgages unless the Mortgage Conduit Business is conducted through a joint venture between SCA and the Mortgage Conduit Subsidiary. Messrs. Swartz and Konczal are principals, directors and officers of SCA as well as of the Trust and its Manager. No decision has been made to date regarding the establishment of a joint venture between SCA and the Trust's proposed Mortgage Conduit Subsidiary. (See "MANAGEMENT - The Manager" and "THE TRUST Organization Chart").

SALE AND PURCHASE OF LOANS.

       To assure a source of mortgage loans for the Trust's Mortgage Investment Business, it is anticipated that the Mortgage Conduit Subsidiary will grant to the Trust an option to purchase all non-conforming mortgage loans and Home Equity Loans meeting the Trust's investment criteria and policies. Commitments to acquire loans will obligate the Trust to purchase such loans from the Mortgage Conduit Subsidiary upon the closing and funding of the loans, pursuant to the terms and conditions specified in the commitment. It is also anticipated that compensation to be paid by the Mortgage Conduit Subsidiary to the Trust will be no less favorable to the Trust than is generally available from other nationally-recognized dealers in similar mortgage loans as approved by the Board of Directors.

       Such a loan purchase agreement would generally remain in force until one year after the effective date of this Offering and thereafter would be automatically renewed on a year-to-year basis unless written notice is delivered by either the Trust or the Mortgage Conduit Subsidiary thirty day prior to the end of the term or any renewal term of such an agreement.

       Also, the Trust would be able to terminate the loan purchase agreement upon 30 days' notice following the happening of one or more events specified in the agreement. Such events would relate generally to the Mortgage Conduit Subsidiary's proper and timely performance of its duties and obligations under the agreement. The Trust will account for the purchase of loans from the Mortgage Conduit Business on a fair value basis. When the Trust computes the equity and earnings or loss of the Mortgage Conduit Subsidiary, it will eliminate any intercompany profit. In addition, either party would be able to terminate the loan purchase agreement without cause upon 30 days' notice.

       Additional or modified arrangements and transactions may be entered into by the Trust, CAAI, and their respective subsidiaries or Affiliates, after completion of this Offering. Any such future arrangements and transactions will be determined through negotiation between the Trust and such entities and it is possible that conflicts of interest will be involved.

OTHER BUSINESS ACTIVITIES.

       The Bylaws provide that the Directors and the Trust's agents, officers and employees may engage with or for others in business activities of the types conducted by the Trust and that they will not have any obligation to present to the Trust any investment opportunities which come to them other than in their capacities as Directors regardless of whether those opportunities are within the Trust's investment policies. Each Director is required to disclose any interest he has, and any interest known to him of any person of which he is an Affiliate, in any investment opportunity presented to the Trust. (See "RISK FACTORS - Risk of Conflicts of Interest and Related Party Transactions - Risk that Limited Liability of Directors and Indemnification May Limit Shareholder Recourse", and "SUMMARY OF ORGANIZATIONAL DOCUMENTS AND SECURITIES" regarding the extent to which the Bylaws provide for indemnification, and prohibit or permit transactions between the Trust and the Directors, the Manager and certain of their Affiliates).


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- ------------------------------------------------------------------------------
                             PRINCIPAL STOCKHOLDERS
- ------------------------------------------------------------------------------

       The following table sets forth certain information known to the Trust with respect to beneficial ownership of the Trust's Common Shares as of December 31, 1996, and as adjusted to reflect the sale of Common Shares being offered hereby, by (1) each person known to the Trust to beneficially own more than five percent of the Trust's Common Shares, (2) each Director, (3) the Trust's executive officers, and (4) all Directors and executive officers as a group. Unless otherwise indicated in the footnotes to the table, the beneficial owners name have, to the knowledge of the Trust, sole voting and investment power with respect to the shares beneficially owned, subject to community property laws where applicable.

                                                                                 Percentage of
                                                                              Shares Beneficially
                                                             Number of               Owned
                                                               Shares         -------------------
                                                            Beneficially             Before               After
                                                               Owned                Offering            Offering(1)
                                                            ------------            --------            --------
Name of Beneficial Owner
- ------------------------

Thomas B. Swartz (1)...... ........ ........                     0                       0                  0
Dennis R. Konczal ........ ........ ........                     0                       0                  0
Douglas A. Thompson ...... ........ ........                     0                       0                  0
Stanley C. Brooks (2)..... ........ ........                     0                       0                  0
Harvey Blomberg........... ........ ........                     0                       0                  0
All directors and executive officers as a group (5 persons)...   0                       0                  0
Thomas Morford (3)............................................   0                       0                  0
  50 California Street, Suite 2020
  San Francisco, CA 94104

- --------------------

(1) Mr. Swartz owns beneficially 2,286 shares of Series A Preferred Shares as of December 31, 1996, representing less than 1% of the outstanding Series A Preferred Shares.

(2) Mr. Brooks is the President of the Managing Dealer. It is assumed that no Managing Dealer Warrants are exercised (See "PLAN OF DISTRIBUTION").

(3) Mr. Morford owns beneficially 50,000 shares of Series A Preferred Shares as of December 31, 1996, representing 7.7% of the outstanding Series A Preferred Shares.

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- ------------------------------------------------------------------------------
               SUMMARY OF ORGANIZATIONAL DOCUMENTS AND SECURITIES
- ------------------------------------------------------------------------------


         The following is a summary of significant provisions of the Trust's Certificate of Incorporation and Bylaws and a summary of the Trust's Shares and Warrants. Additional significant provisions are summarized elsewhere in this Prospectus. (See "ADDITIONAL INFORMATION: AND SOURCES OF ADDITIONAL FUNDS.")

DESCRIPTION OF SHARES.

         Authorized Capital. The Trust's authorized capital stock consists of 2,000,000 Common Shares and 675,000 Preferred Shares. The Common Shares and Preferred Shares each have a par value of $0.01. The Trust will not issue more than 1,500,000 Common Shares during the initial offering period. 643,730 Preferred Shares were issued and outstanding at April 30, 1996. The number of Warrants issued in the Initial Public Offering will vary depending upon the amount of sales of Common Shares. Moreover, the extent to which such Warrants are exercised and the timing of such exercises will affect the number of Common Shares outstanding at any time.

         Voting Rights. Each Preferred and Common Share is generally entitled to one vote on all matters to be voted upon by the shareholders. The shareholders will have all the voting rights provided by the Delaware General Corporation Law to shareholders of Delaware corporations (in addition to those described below), and will be entitled to vote upon: (1) the election or removal of Directors; and
(2) the ratification of the Directors approval, renewal or termination of the Management Agreement. As permitted by Delaware law, the Trust's Certificate of Incorporation allows the Directors to amend the Trust's bylaws without shareholder consent.

         Further Issuance of Shares; Redemption Shares may be issued upon Warrant exercise and the possible sale of additional Preferred Shares or Common Shares or issuance of debt securities that are convertible into Preferred Shares or Common Shares. (See "SOURCES OF ADDITIONAL FUNDS.:) Upon issuance, Shares will be fully-paid and non-assessable and, except as stated under "Redemption of Shares and Prohibition of Transfer of Shares and Exercise of Warrants" below, shares (except as noted under "Redemption of Transfer of Shares and Exercise of Warrants" below) will not be subject to redemption.

         Annual Meeting of Shareholders. The first annual meeting of the shareholders will be held following the close of the Trust's fiscal year ending December 31, 1996. Special meeting may be called by the Chairman, the President, at least two Directors, subject to certain conditions, or shareholders holding 10% or more of the outstanding Shares of the Trust.

         Transferability of Shares. The Shares and Warrants will be freely and separately transferable, except to the extent stated under "Redemption of Shares and Prohibition on Transfer of Shares and Exercise of Warrants" below. The Trust has applied for listing on the NASDAQ-NMS subject to official notice of issuance, but actual trading of Shares on the NASDAQ-NMS, if approved, will not commence until the termination of the Initial Public Offering. Other transfers of Shares that do not involve a sale can be accomplished by providing the necessary documentation to the stock transfer agent, GEMISYS Transfer Agent. Warrants will not be listed on the NASDAQ-NMS, but will be freely transferable, except as set forth below.

         Issuance of Share Certificates. The actual issuance of a certificate evidencing the Shares is optional. Shareholders who do not elect to receive a certificate will own Shares in "unissued certificate" form and will be treated in like manner as those who do receive a certificate. Owning Shares in unissued certificate form will (a) eliminate the physical handling and safekeeping responsibilities inherent in owning transferable stock certificates, and (b) eliminate the need to return a duly executed certificate to the transfer agent to effect a transfer. After the Minimum Subscription Level is reached, all Shares will be held in unissued certificate form until the end of the Initial Public Offering period. Upon the conclusion of the offering, Share certificates will be issued to those Shareholders who in writing have requested it.

DIVIDEND PREFERENCES.

         Current Distributions. Holders of the Preferred Shares will be entitled to the Current Distribution Preference with respect to such Current Distributions as are declared each year equal to: the lesser of (a) an amount equal to an annualized return on the Net Capital Contribution of Preferred Shares at each dividend record date during such year (or, if the Directors do not set a record date, as of the first day of the month) equal to 10.25% or 150 basis points over the Prime Rate (determined on a not less than quarterly basis).

         After declaration for a given quarter of Current Distributions to the holders of Preferred Shares in the amount of the Current Distribution Preference, no further distributions may be declared on the Preferred Shares for the subject quarter until the total dollar amount of Current Distributions declared on the Common Shares as a class for that quarter equals an amount (the "Matching Distribution") as the Current Distribution Preference for each Preferred Share for such quarter or period. Any Current Distributions associated with a payment date that are declared after the Trustees have declared Current Distributions on Common Shares in the amount of the Matching Distribution (i.e. excess Distributions) generally will be allocated such that the amount of Current Distributions per share paid to or declared to the holders of the Preferred Shares and Common Shares for the subject quarter are equal. The Current Distribution Preferences of the Preferred Shares is not cumulative

         Liquidating Distributions. Holders of Preferred Shares are entitled to receive all Liquidating Distributions until the Aggregate Adjusted Net Capital Contribution of all Preferred Shares has been reduced to zero. Thereafter, holders of Common Shares are entitled to all Liquidation Distributions until the Aggregate Adjusted Net Capital Contributions of all Common Shares has been reduced to zero. Any subsequent Liquidating Distributions will be allocated among the holders of the Common shares and Preferred Shares pro rata.

DIRECTORS.

         The Board of Directors consists of five members (two of whom are Unaffiliated Directors) who are divided into three classes and will serve until the first annual meeting of shareholders at which directors in their respective classes are to be elected or until their successors are elected. Thereafter, the term of each Director elected by the Shareholders will continue until the next annual meeting of the shareholders at which directors in their respective classes are to be elected. The number of Directors may be increased or decreased by the Directors or the shareholders, but shall be not less than three nor more than seven. Vacancies, which can be created by the death, resignation, bankruptcy, adjudicated incompetence or other incapacity of a Director, or by an increase in the number of Directors, may be filled by a majority of the remaining Directors. Removal of a Director by the Shareholders or court order may be filled only by shareholders. Any Director may resign at any time and may be removed, with or without cause, by the holders of a majority of the Shares.

         The Directors are empowered to appoint an Executive Committee of two or more Directors to which may be delegated most of the powers of the Board of Directors and an Audit Committee of two or more Directors.

         The Directors will be entitled to be indemnified against all liabilities incurred by them in the course of their activities as Directors except that no indemnity will be provided for willful misconduct or for conduct that is knowingly fraudulent or deliberately dishonest.

AMENDMENT OF THE CERTIFICATE OF INCORPORATION AND BYLAWS.

         Approval by shareholders owning a majority of the Shares represented by shareholders present either in person or by proxy at a duly authorized meeting may by affirmative vote amend or alter the Trust's Bylaws. Bylaws may also be amended by the Board of Directors. Except as noted below, approval by shareholders owning a majority of the outstanding Shares is necessary to amend or alter the Trust's Certificate of Incorporation. Except as noted below, in addition, no reduction in the voting rights of the holders of Trust Shares or in their right to distributions on liquidation of the Trust may be made without shareholder approval. The holders of two-thirds of the outstanding Preferred Shares must approve any change in rights, privileges or preferences of Preferred Shares from that set forth in the Trust's Bylaws and Certificate of Incorporation or the creation of any additional class of preferred stock senior to the Preferred Shares. The holders of a majority of the outstanding Preferred Shares must approve the creation of any additional class of preferred stock equal in preference to the Preferred Shares.

SHAREHOLDER LIMITED LIABILITY.

         Under Delaware general corporate law, a shareholder will generally not be liable for claims made against the Trust in the absence of a voluntary assumption of liability.

REDEMPTION OF SHARES AND PROHIBITION OF TRANSFER OF SHARES AND EXERCISE OF WARRANTS.

         The Preferred Shares are redeemable by a Shareholder at the option of the Board of Directors annually on June 30 provided a request for such redemption by a Preferred Shareholder is received by May 15 of such year. The Board of Directors may arbitrarily and in their sole discretion deny, delay or postpone or consent to any or all requests for redemption. The Redemption Amount to be paid for redemption of such Preferred Shares shall be the Adjusted Net Capital Contribution plus accrued but unpaid dividends attributable to the Preferred Shares which the Preferred Shareholder requests be redeemed, divided by the Aggregate Net Capital Contributions plus accrued but unpaid Dividends attributable to all Preferred Shares outstanding, multiplied by the Net Asset Value of the Trust attributable to the Preferred Shares which shall be that percentage of the Trust's Net Asset Value that the Aggregate Adjusted Net Capital Contributions of all Preferred Shares bears to the Adjusted Net Capital Contributions of all Shares outstanding. A contingent liquidation charge will be paid to the Trust in connection with each redemption as follows: 2% of Redemption Amount in 1997; 1% of Redemption Amount in 1998; and none thereafter.

         With certain exceptions, for the Trust to qualify as a REIT under the Code, not more than 50% of its outstanding Shares may be owned by five or fewer individuals during the last half of the Trust's taxable year, and the shares must be owned by 100 or more persons during at least 335 days of a taxable year of twelve months or during a proportionate part of a shorter taxable year. The Trust has over 100 Preferred Shareholders. (See "FEDERAL INCOME TAX CONSIDERATIONS.") In order to meet these requirements, the Trustees are given power to redeem or prohibit the transfer of a sufficient number of Common and/or Preferred Shares or the exercise of a sufficient number of Warrants to maintain or bring the ownership of shares into conformity with those requirements and to prohibit the transfer of Shares to persons whose acquisition thereof would result in a violation of those requirements. In addition, the Bylaws provide that no shareholder may own more than 9.8% of the total outstanding Shares, although this limit will not apply to Shares acquired before the conclusion of the Initial Public Offering of Common Shares.

REPORTS TO SHAREHOLDERS AND RIGHTS OF EXAMINATION.

         Within 120 days following the close of each fiscal year, the Trust will mail an annual report on Trust affairs to its shareholders. This report will include audited financial statements and contain a balance sheet, an income statement, a statement of changes in shareholder equity and a statement of changes in financial position. The Trust will provide a proxy statement in connection with the annual meeting. The Trust will send shareholders quarterly reports on the affairs of the Trust. Financial statements in reports will be prepared in accordance with generally accepted accounting principles. The shareholders will have the right to inspect the books and records of the Trust during usual business hours for any purpose reasonably related to such shareholder's interest as a shareholder.

DESCRIPTION OF SHAREHOLDER AND MANAGING DEALER WARRANTS.

         Each Shareholder Warrant will entitle the holder thereof to purchase one Common Share. The exercise price for each Shareholder Warrant is $7.00, and such Warrants may be exercised during the twenty-fifth through the forty- eighth month following the effective date of this Prospectus. The Shareholder Warrants will be issued pursuant to a Shareholder Warrant Agreement between the Warrant Agent and the Trust.


         In order to protect Warrant holders against dilution, the Warrant Agreement provides that upon the occurrence of certain events, the exercise price of the Warrants and the number of Shares which may be purchased upon the exercise of Warrants will be adjusted. The events generating adjustments include stock dividends, split-ups, combinations and reclassifications, but do not include the sale of Shares at less than the exercise price or cash distributions whether paid out of capital or otherwise. Provision is also made to protect against dilution in the event of merger, consolidation or disposition of all or substantially all of the Trust's assets. Warrant holders do not have any rights of shareholders and in the event of a partial or total liquidation, dissolution or winding up of the Trust, holders of Warrants will not be entitled to participate in a distribution of Trust assets unless such Warrants have been exercised. The Shares and the Warrants may be transferred separately after their issuance. Warrants will be dated and issued in certificate form to the shareholders upon written request at the time of the warrant exercise period and they may be exercised by completing and executing the form on the back side of the Warrant certificate. Warrants will not be issued for fractional Shares.

         The Trust may refuse to allow the exercise of a Warrant if the effect of such exercise would, in the opinion of special counsel for the Trust, disqualify the Trust as a REIT under the Code. (See "FEDERAL INCOME TAX CONSIDERATIONS - Taxation of the Trust and Requirements for Qualification" and "ERISA CONSIDERATIONS.")


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                        FEDERAL INCOME TAX CONSIDERATIONS
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         The following discussion summarizes certain federal income tax considerations to the Trust and the purchasers of the Common Shares. This discussion is based on existing federal income tax law, which is subject to change, possibly retroactively. This discussion does not address all aspects of federal income taxation that may be relevant to a particular investor in light of its personal investment circumstances or to certain types of investors subject to special treatment under the federal income tax laws (including financial institutions, insurance companies, broker-dealers and, except to the extent discussed below, tax-exempt entities and foreign taxpayers) and it does not discuss any aspects of state, local or foreign tax law. This discussion assumes that investors will hold their Common Shares as a "capital asset" (generally, property held for investment) under the Code. Prospective investors are advised to consult their tax advisors as to the specific tax consequences to them of purchasing, holding and disposing of the Common Shares, including the application and effect of federal, state, local and foreign income and other tax laws.

TAXATION OF THE TRUST.

         General. The Trust plans to elect to become subject to tax as a REIT, for federal income tax purposes, under Sections 856 through 860 of the Code and applicable Treasury Regulations (the "REIT Requirements" or the "REIT Provisions") commencing with the taxable year ending December 31, 1996. The Board of Directors of the Trust currently expects that the Trust will continue to operate in a manner that will permit the Trust to maintain its qualifications as a REIT for each taxable year thereafter. This treatment will permit the Trust to deduct dividend distributions to its stockholders for federal income tax purposes, thus effectively eliminating the "double taxation" that generally results when a corporation earns income and distributes that income to its stockholders.

         The REIT Provisions are highly technical and complex. The following summary sets forth the material aspects of the REIT Provisions that govern the federal income tax treatment of a REIT and its stockholders. This summary is qualified in its entirety by the REIT Provisions, rules and regulations promulgated thereunder, and administrative and judicial interpretations thereof.

         Opinion of Tax Counsel. In the opinion of Landels Ripley & Diamond
LLP, a Limited Liability Partnership, commencing with the Trust's taxable year ended December 31, 1996, the Trust has been organized in conformity with the requirements for qualification as a REIT, and its proposed method of operation has enabled and will enable it to meet the requirements for qualification and taxation as a REIT under the Code. Further, in the opinion of Landels Ripley & Diamond LLP, the section of the Prospectus entitled "FEDERAL INCOME TAX CONSIDERATIONS" identifies and fairly summarizes the federal income tax considerations that are likely material to a holder of Shares and to the extent such summaries involve matters of law, such statements of law are correct under the Code. It must be emphasized that such opinion will be based on various factual assumptions relating to the organization and operation of the Trust and certain representations as to factual matters. In addition, such opinion will be based upon the factual representations of the Trust concerning its business and assets as set forth in the Prospectus. Moreover, such qualification and taxation as a REIT depends upon the Trust's ability to meet (through actual annual operating results, distribution levels and diversity of stock ownership) the various qualification tests imposed under the REIT Provisions discussed below, the results of which have not been and will not be reviewed by Stephen C. Ryan & Associates. Accordingly, no assurance can be given that the actual results of the Trust's operation for any particular taxable year have satisfied or will satisfy such requirements. Further, the anticipated income tax treatment described in this Prospectus may be changed, perhaps retroactively, by legislative, administrative or judicial action at any time. (See "RISK FACTORS - Tax and Regulatory Risks - Risk of Higher Taxation of Trust as a Regular Corporation and Reduced Funds for Dividends if Trust Fails To Maintain REIT Status").

         As long as the Trust qualifies for taxation as a REIT, it generally will not be subject to federal corporate income taxes on its net income that is currently distributed to stockholders. This treatment substantially eliminates the "double taxation" (at the corporate and stockholder levels) that generally results from investment in a regular corporation. Even if the Trust qualifies for taxation as a REIT, however, it may be subject to federal income tax as follows: First, the Trust will be taxed at regular corporate rates on any undistributed REIT taxable income, including undistributed net capital gains. Second, under certain circumstances, the Trust may be subject to the "alternative minimum tax" on its items of tax preference, if any. Third, if the Trust has (i) net income from the sale or other disposition of "foreclosure property" (generally, property acquired at or in lieu of foreclosure of the mortgage secured by such property or as a result of a default under a lease of such property) which is held primarily for sale to customers in the ordinary course of business, or (ii) other nonqualifying income from foreclosure property, it will be subject to tax at the highest corporate rate on such income. Fourth, if the Trust has net income from prohibited transactions (which are, in general, certain sales or other dispositions of property held primarily for sale to customers in the ordinary course of business other than foreclosure property), such income will be subject to a 100% tax. Fifth, if the Trust should fail to satisfy the 75% gross income test or the 95% gross income test (as discussed below), but has nonetheless maintained its qualification as a REIT because certain other requirements have been met, it will be subject to a 100% tax on an amount equal to (a) the gross income attributable to the greater of the amount by which the Trust fails the 75% or 95% test multiplied by (b) a fraction intended to reflect the Trust's profitability. Sixth, if the Trust should fail to distribute during each calendar year at least the sum of (i) 85% of its REIT ordinary income for such year, (ii) 95% of its REIT capital gain net income for such year, and (iii) any undistributed taxable income from prior periods, the Trust would be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed. Seventh, pursuant to IRS Notice 88-19, if the Trust has a net unrealized built-in gain, with respect to any asset (a "Built-In Gain Asset") acquired by the Trust from a corporation which is or has been a C corporation (i.e., generally a corporation subject to full corporate-level tax) in a transaction in which the basis of the Built-In Gain Asset in the hands of the Trust is determined by reference to the basis of the asset in the hands of the C corporation, and the Trust will recognize gain on the disposition of such asset during the ten-year period (the "Recognition Period") beginning on the date on which such asset was acquired by the Trust, then, to the extent of the Built-In Gain (i.e., the excess of (a) the fair market value of such asset over (b) the Trust's adjusted basis in such asset, determined as of the beginning of the Recognition Period), such gain will be subject to tax at the highest regular corporate rate pursuant to Treasury Regulations that have not yet been promulgated. The results described above with respect to the recognition of Built-In Gain assume that the Trust will make an election pursuant to Notice 88-19 and that such treatment is not modified by certain revenue proposals in the Administration's 1997 Budget Proposal.

         Requirements for Qualification. To qualify as a REIT, the Trust must elect to be so treated and must meet on a continuing basis certain requirements (as discussed below) relating to the Trust's organization, sources of income, nature of assets, and distribution of income to shareholders. The Code defines a REIT as a corporation, trust or association (i) which is managed by one or more trustees or directors; (ii) the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest;
(iii) which would be taxable as a domestic corporation, but for the REIT Provisions; (iv) which is neither a financial institution nor an insurance company subject to certain provisions of the Code; (v) the beneficial ownership of which is held by 100 or more persons; (vi) during the last half of each taxable year not more than 50% in value of the outstanding stock of which is owned, actually or constructively, by or for five or fewer individuals (as defined in the Code to include certain entities); and (vii) which meets certain other tests, described below, regarding the nature of its income and assets. The REIT Provisions provide that conditions (i) to (iv), inclusive, must be met during the entire taxable year and that condition (v) must be met during at least 335 days of a taxable year of twelve months, or during a proportionate part of a taxable year of less than twelve months. Conditions (v) and (vi) will not apply until after the first taxable year for which an election is made by the Trust to be taxed as a REIT.

         The Trust believes that it has previously issued sufficient Preferred Shares and that during the course of this Offering it will issue sufficient shares of Common Shares with sufficient diversity of ownership to allow the Trust to satisfy conditions (v) and (vi). In addition, the Trust's constituent documents provide for restrictions regarding the transfer and ownership of shares, which restrictions are intended to assist the Trust in continuing to satisfy the share ownership requirements described in (v) and (vi) above. Such ownership and transfer restrictions are described in "Summary of Organizational Documents and Securities." These restrictions may not ensure that the Trust will, in all cases, be able to satisfy the share ownership requirements described above. If the Trust fails to satisfy such share ownership requirements, the Trust's status as a REIT will terminate. (See "Failure to Qualify," below).

         In addition, in order to be taxed as a REIT, the Trust must maintain certain records and request certain information from its stockholders designed to disclose the actual ownership of its stock. The Trust has represented that it will comply with these requirements. A corporation may also not elect to become a REIT unless its taxable year is the calendar year. the Trust has a calendar taxable year.

         Income Tests. In order to maintain its qualification as a REIT, the Trust annually must satisfy three gross income requirements. First, at least 75% of the Trust's gross income (excluding gross income from prohibited transactions) for each taxable year must be derived directly or indirectly from:
(i) rents from real property; (ii) interest on obligations secured by mortgages on real property or on interests in real property; (iii) gain from the sale or other disposition of real property (including interests in real property and interests in mortgages on real property) not held primarily for sale to customers in the ordinary course of business; (iv) dividends or other distributions on, and gain (other than gain from prohibited transactions) from the sale or other disposition of, transferable shares in other real estate investment trusts; (v) abatements and refunds of taxes on real property; (vi) income and gain derived from foreclosure property; (vii) amounts (other than amounts the determination of which depend in whole or in part on the income or profits of any person) received or accrued as consideration for entering into agreements (a) to make loans secured by mortgages on real property or on interests in real property or (b) to purchase or lease real property (including interests in real property and interests in mortgages on real property); (viii) gain from the sale or other disposition of a real estate asset which is not a prohibited transaction; and (ix) qualified temporary investment income. Second, at least 95% of the Trust's gross income (excluding gross income from prohibited transactions) for each taxable year must be derived from the sources described above with respect to the 75% gross income test, dividends, interest, and gain from the sale or disposition of stock or securities (or from any combination of the foregoing). Third, short-term gain from the sale or other disposition of stock or securities, gain from prohibited transactions, and gain on the sale or other disposition of real property held for less than four years (apart from involuntary conversions and sales or other disposition of foreclosure property) must represent less than 30% of the Trust's gross income (including gross income from prohibited transactions) for each taxable year.

         The term "interest" generally does not include any amount received or accrued (directly or indirectly) if the determination of such amount depends in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term "interest" solely by reason of being based on a fixed percentage or percentages of receipts or sales.

         Generally, if a loan is secured by both personal property and real property, interest must be allocated between the personal property and the real property, with only the interest allocable to the real property qualifying as mortgage interest under the 75% gross income test. Treasury Regulations provide that if a loan is secured by both personal and real property and the fair market value of the real property as of the commitment date equals or exceeds the amount of the loan, the entire interest amount will qualify under the 75% gross income test. If the amount of the loan exceeds the fair market value of the real property, the interest income allocated to the real property is an amount equal to the interest income multiplied by a fraction, the numerator of which is the fair market value of the real property as of the commitment date, and the denominator of which is the amount of the loan. The interest income allocated to the personal property is an amount equal to the excess of the total interest income over the interest income allocated to the real property.

         Interest earned on mortgage loans, and mortgage-backed securities secured by or representing an interest in such loans will qualify as "interest" for purposes of the 95% and 75% gross income tests if such assets are treated as obligations secured by mortgages on real property or on interests in real property. However, income attributable to securities (other than Qualified REIT Assets) that the Trust holds directly or indirectly, dividends on stock (including any dividends the Trust receives from any subsidiary), interest on any other obligations not secured by real property, and gains from the sale or disposition of stock or other securities that are not Qualified REIT Assets will not qualify under the 75% gross income test if such income is not treated as interest on obligations secured by mortgages on real property or on interests in real property or gain from the sale or other disposition of a Qualified REIT Asset, which is not a prohibited transaction. Such income will qualify under the 95% gross income test, however, if such income constitutes interest, dividends or gain from the sale or disposition of stock or securities. Income from loan guarantee fees, mortgage servicing contracts or other contracts under which the Trust would earn fees for performing services will not qualify under either the 95% or 75% gross income tests if such income constitutes fees for services rendered by the Trust or is not treated as interest (on obligations secured by mortgages on real property or on interests in real property for purposes of the 75% gross income test). Similarly, income from hedging, including the sale of hedges, will not qualify under the 75% or 95% gross income tests unless such hedges constitute Qualified Hedges, in which case such income will qualify under the 95% gross income test.

         In order to comply with the 95% and 75% gross income tests, the Trust has limited and will continue to limit substantially all of the assets that it acquires to Qualified REIT Assets. As a result, the Trust may limit the type of assets, including hedging contracts, that it otherwise might acquire and, therefore, the type of income it otherwise might receive, including income from hedging, other than income from Qualified Hedges. See "Business--Hedging."

         In addition, to comply with the 30% gross income test, the Trust may have to hold mortgage loans and mortgage-backed securities for four or more years and securities (other than securities that are Qualified REIT Assets) and hedges for one year or more at times when the Trust might otherwise have opted for the disposition of such assets for short term gains.


         In order to comply with the REIT gross income tests, the Trust has monitored and will continue to monitor its income, including income from dividends, hedging transactions, futures contracts, servicing and sales of Mortgage Assets, gains on the sale of securities, and other income not derived from Qualified REIT Assets. The Trust believes that the aggregate amount of any nonqualifying income in any taxable year has not exceeded and will not exceed the limit on nonqualifying income under the gross income tests.

         If the Trust fails to satisfy one or both of the 75% or 95% gross income tests for any taxable year, it may nevertheless qualify as a REIT for such year if it is entitled to relief under certain provisions of the Code. These relief provisions will be generally available if the Trust's failure to meet such tests was due to reasonable cause and not due to willful neglect, the Trust attaches a schedule of the sources of its income to its federal income tax return, and any incorrect information on the schedule was not due to fraud with intent to evade tax. It is not possible, however, to state whether in all circumstances the Trust would be entitled to the benefit of these relief provisions. For example, if the Trust fails to satisfy the gross income tests because nonqualifying income that the Trust intentionally incurs exceeds the limits on such income, the Internal Revenue Service (the "Service") could conclude that the Trust's failure to satisfy the tests was not due to reasonable cause. If these relief provisions are inapplicable to a particular set of circumstances involving the Trust, the Trust will not qualify as a REIT. As discussed above in "FEDERAL INCOME TAX CONSIDERATIONS--Taxation of the Trust--General," even if these relief provisions apply, a tax would be imposed with respect to the excess net income. There can be no assurance that the Trust will always be able to maintain compliance with the gross income tests for REIT qualification despite its periodic monitoring procedures. No similar mitigation provision provides relief if the Trust fails the 30% gross income test. In such case, the Trust would cease to qualify as a REIT. (See "Failure To Qualify," below).

         Any gain realized by the Trust on the sale of any property (including mortgage loans and mortgage-backed securities) held as inventory or other property held primarily for sale to customers in the ordinary course of business will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. Such prohibited transaction income may also have an adverse effect upon the Trust's ability to satisfy the income tests for qualification as a REIT. Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends on all the facts and circumstances with respect to the particular transaction. (See "BUSINESS--Mortgage Conduit Business.") If the Trust were to sell directly such mortgage securities on a regular basis, there is a substantial risk that such sales would constitute prohibited transactions and that all of the profits therefrom would be subject to a 100% tax. Therefore, such sales are contemplated to be made only through a Non-qualified REIT Subsidiary which itself will not be subject to the 100% penalty tax on income from prohibited transactions, which is only applicable to a REIT.

         Asset Tests. The Trust, at the close of each quarter of its taxable year, must also satisfy three tests relating to the nature of its assets. First, at least 75% of the value of the Trust's total assets must be represented by Qualified REIT Assets, cash, cash items and government securities. Qualified REIT Assets include (i) interests in real property and interests in mortgages on real property, (ii) interests in REMICs, and (iii) stock or debt instruments held for not more than one year purchased with the proceeds of a stock offering or long-term (at least five years) public debt offering of the Trust. Second, not more than 25% of the Trust's total assets may be represented by securities other than those in the 75% asset class. Third, of the investments included in the 25% asset class, the value of any one issuer's securities owned by the Trust may not exceed 5% of the value of the Trust's total assets and the Trust may not own more than 10% of any one issuer's outstanding voting securities. The Trust believes that, other than as described immediately below, substantially all of its current assets are Qualified REIT Assets.

         As described above, the Trust may engage in its Mortgage Conduit Business through a Non-qualified REIT Subsidiary. It is presently anticipated that under this arrangement, the Trust would own 100% of the nonvoting preferred stock of the non-qualified REIT subsidiary. The Trust does not plan to own any of the voting common shares of such non-qualified REIT subsidiary, and therefore the Trust will not be considered to own more than 10% of its voting securities. In addition, the Trust anticipates that the aggregate value of its securities of such subsidiary would not at any time exceed, 5% of the total value of the Trust's assets.

         The Trust currently has invested $200,000 in SCA which may act in some capacity in its Mortgage Conduit Business (See "Mortgage Conduit Business - General"). SCA is a Delaware business trust which is characterized as a partnership for federal income tax purposes. SCA's trust agreement provides that for federal income tax purposes, the Trust's investment in SCA shall be characterized as indebtedness and not as a partnership or trust interest. Under the REIT Provisions if the Trust's interest in SCA were treated as a partnership interest, rather than debt, the Trust would be deemed to own its proportionate share of each of SCA's assets and would be deemed entitled to that part of the income of SCA which is attributable to such proportionate share for purposes of calculating the 95% and 75% gross income tests. Even in such an event, the Trust believes the inclusion of its proportionate share of SCA's income would not cause the Trust to fail to comply with the income tests of the REIT Provisions and likely would not do so in the future although it is impossible to predict prospective performance of the Trust or SCA which would affect this determination.

         The Trust does not own any voting securities of SCA. In addition, the Trust believes that the aggregate value of its interest in SCA has not at any time exceeded 5% of the total value of the Trust's assets, and will not do so in the future. However, there can be no assurance that the IRS will not contend differently. The 5% value test requires that the Trust revalue its assets at the end of each calendar quarter in which the Trust acquires additional securities in SCA for the purpose of applying such test. Although the Trust plans to take steps to ensure that it satisfies the 5% value test for any quarter with respect to which retesting is to occur, there can be no assurance that such steps will always be successful, or will not require a reduction in the Trust's overall interest in SCA.

         The Trust has taken and will continue to take measures to prevent the value of securities issued by any one entity that do not constitute Qualified REIT Assets from exceeding 5% of the value of the Trust's total assets as of the end of each calendar quarter. In particular, as of the end of each calendar quarter, the Trust has limited and diversified and will continue to limit and diversify its ownership of securities of SCA (and in the future other securities) that do not constitute Qualified REIT Assets to less than 25%, in the aggregate, by value of its portfolio, to less than 5% by value as to any single issuer, including SCA, and to less than 10% of the voting stock of any single issuer. Moreover, the Manager has monitored and will continue to monitor (on not less than a quarterly basis) the purchase and holding of the Trust's assets in order for the Trust to comply with the above asset tests.

         When purchasing mortgage-related securities, the Trust and its counsel may rely on opinions of counsel for the issuer or sponsor of such securities given in connection with the offering of such securities, or statements made in related offering documents, for purposes of determining whether and to what extent those securities (and the income therefrom) constitute Qualified REIT Assets (and income) for purposes of the REIT asset tests (and the REIT gross income tests discussed above).

         A regular or residual interest in a REMIC will be treated as a Qualified REIT Asset for purposes of the REIT asset tests and income derived with respect to such interests will be treated as interest on obligations secured by mortgages on real property, assuming that at least 95% of the assets of the REMIC are Qualified REIT Assets. If less than 95% of the assets of the REMIC are Qualified REIT Assets, only a proportionate share of the assets of and income derived from the REMIC will be treated as qualifying under the REIT asset and income tests. the Trust believes that its REMIC interests fully qualify for purposes of the REIT income and asset tests.

         If the Trust invests in a partnership, it will be deemed to own its proportionate share of the assets of the partnership and will be deemed to be entitled to the income of the partnership attributable to such share. In addition, the character of the assets and gross income of the partnership shall retain the same character in the hands of the Trust for purposes of the REIT gross income tests and the asset tests.

         After initially meeting the asset tests at the close of any quarter, the Trust will not lose its status as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If the failure to satisfy the asset tests results from an acquisition of securities or other property during a quarter, the failure can be cured by disposition of sufficient nonqualifying assets within 30 days after the close of that quarter. The Trust intends to maintain adequate records of the value of its assets to ensure compliance with the asset tests and to take such other actions within 30 days after the close of any quarter as may be required to cure any noncompliance. If the Trust fails to cure noncompliance with the asset tests within such time period, the Trust would cease to qualify as a REIT.

         Annual Distribution Requirements The Trust, in order to qualify as a REIT, is required to distribute dividends (other than capital gain dividends) to its stockholders in an amount at least equal to (i) the sum of (a) 95% of the Trust's "REIT taxable income" (computed without regard to the dividends paid deduction and by excluding the Trust's net capital gain) and (b) 95% of the net income (after tax), if any, from foreclosure property, minus (ii) the sum of certain items of noncash income. In addition, if the Trust disposes of any Built-In Gain Asset during its Recognition Period, the Trust will be required, pursuant to Treasury Regulations which have not yet been promulgated, to distribute at least 95% of the Built-in Gain (after tax), if any, recognized on the disposition of such asset. Such distributions must be paid in the taxable year to which they relate, or in the following taxable year if declared before the Trust timely files its tax return for such year and if paid on or before the first regular dividend payment date after such declaration and if the Trust so elects and specifies the dollar amount on its tax return. To the extent that the Trust does not distribute all of its net capital gain or distributes at least 95%, but less than 100%, of its "REIT taxable income," as adjusted, it will be subject to tax thereon at regular ordinary and capital gain corporate tax rates. Furthermore, if the Trust should fail to distribute during each calendar year at least the sum of (i) 85% of its REIT ordinary income for such year, (ii) 95% of its REIT capital gain net income for such year, and (iii) any undistributed taxable income from prior periods, the Trust would be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed. The Trust intends to make timely distributions sufficient to satisfy these annual distribution requirements.

         The Trust anticipates that it will generally have sufficient cash or liquid assets to enable it to satisfy the distribution requirements described above. It is possible, however, that the Trust, from time to time, may not have sufficient cash or other liquid assets to meet these distribution requirements due to timing differences between (i) the actual receipt of income and actual payment of deductible expenses and (ii) the inclusion of such income and deduction of such expenses in arriving at taxable income of the Trust. For instance, the Trust may realize income without a corresponding cash payment, as in the case of original issue discount or accrued interest on defaulted mortgage loans. In the event that such timing differences occur, in order to meet the distribution requirements, the Trust may find it necessary to sell assets, arrange for short-term, or possibly long-term, borrowings, or pay dividends in the form of taxable stock dividends.

         The Service has ruled that if a REIT's dividend reinvestment plan allows stockholders of the REIT to elect to have cash distributions reinvested in shares of the REIT at a purchase price equal to at least 95% of fair market value on the distribution date, then such cash distributions reinvested pursuant to such a plan qualify under the 95% distribution test. The Trust intends to comply with this ruling in the event it adopts such a plan in the future. See "Distribution and Dividend Policy."

         Under certain circumstances, the Trust may be able to rectify a failure to meet the distribution requirement for a year by paying "deficiency dividends" to stockholders in a later year, which may be included in the Trust's deduction for dividends paid for the earlier year. Thus, the Trust may be able to avoid being taxed on amounts distributed as deficiency dividends; however, the Trust will be required to pay interest based upon the amount of any deduction taken for deficiency dividends.

RECORD KEEPING REQUIREMENTS.

         A REIT is required to maintain certain records, including records regarding the actual and constructive ownership of its shares, and within 30 days after the end of its taxable year, to demand statements from persons owning above a specified level of the REIT's shares (e.g., if the Trust has over 200 but fewer than 2,000 stockholders of record, from persons holding 1% or more of the Trust's outstanding Common Shares and if the Trust has 200 or fewer shareholders of record, from persons holding 1/2% or more of the Common Shares) regarding their ownership of shares. In addition, the Trust must maintain, as part of its records, a list of those persons failing or refusing to comply with this demand. Shareholders who fail or refuse to comply with the demand must submit a statement with their tax returns setting forth the actual stock ownership and other information.

FAILURE TO QUALIFY.

         If the Trust fails to qualify for taxation as a REIT in any taxable year, and the relief provisions do not apply, the Trust will be subject to tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates. Distributions to stockholders in any year in which the Trust fails to qualify will not be deductible by the Trust nor will they be required to be made. As a result, the Trust's failure to qualify as a REIT would substantially reduce the cash available for distribution by the Trust to its stockholders. In addition, if the Trust fails to qualify as a REIT, all distributions to stockholders will be taxable as ordinary income, to the extent of the Trust's current and accumulated earnings and profits, and, subject to certain limitations of the Code, corporate distributes may be eligible for the dividends received deduction. Unless entitled to relief under specific statutory provisions, the Trust will also be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost. It is not possible to state whether in all circumstances the Trust would be entitled to such statutory relief. Failure to qualify for even one year could result in the Trust's incurring substantial indebtedness (to the extent borrowings are feasible) or liquidating substantial investments in order to pay the resulting taxes.

TAXATION OF TAXABLE U.S. STOCKHOLDERS GENERALLY.

         As used herein, the term "U.S. Stockholder" means a holder of shares of Common Shares who (for United States federal income tax purposes) (i) is a citizen or resident of the United States, (ii) is a corporation, partnership, or other entity created or organized in or under the laws of the United States or of any political subdivision thereof, or (iii) is an estate or trust the income of which is subject to United States federal income taxation regardless of its source.

         As long as the Trust qualifies as a REIT, distributions made by the Trust out of its current or accumulated earnings and profits (and not designated as capital gain dividends) will constitute dividends taxable to its taxable U.S. Stockholders as ordinary income. Such distributions will not be eligible for the dividends received deduction in the case of U.S. Stockholders that are corporations. Distributions made by the Trust that are properly designated by the Trust as capital gain dividends will be taxable to taxable U.S. Stockholders as long-term capital gains (to the extent that they do not exceed the Trust's actual net capital gain for the taxable year) without regard to the period for which a U.S. Stockholder has held his Common Shares. U.S. Stockholders that are corporations may, however, be required to treat up to 20% of certain capital gain dividends as ordinary income. To the extent that the Trust makes distributions (not designated as capital gain dividends) in excess of its current and accumulated earnings and profits, such distributions will be treated first as a tax-free return of capital to each U.S. Stockholder, reducing the adjusted basis which such U.S. Stockholder has in his Common Shares for tax purposes by the amount of such distribution (but not below zero), with distributions in excess of a U.S. Stockholder's adjusted basis in his shares taxable as capital gains (provided that the shares have been held as a capital asset). the Trust will notify stockholders at the end of each year as to the portions of the distributions which constitute ordinary income, net capital gain or return of capital. Dividends declared by the Trust in October, November, or December of any year and payable to a stockholder of record on a specified date in any such month shall be treated as both paid by the Trust and received by the stockholder on December 31 of such year, provided that the dividend is actually paid by the Trust on or before January 31 of the following calendar year. Stockholders may not include in their own income tax returns any net operating losses or capital losses of the Trust.

         Dividends paid with respect to Common Shares that a DRP participant reinvests in Common Shares through purchases by the Agent in the open market will be treated for federal income tax purposes as having been received by the participant in the form of a taxable cash distribution. The amount of the cash distribution will be treated as a dividend to the extent the Trust has current or accumulated earnings and profits for federal income tax purposes. Alternatively, dividends paid with respect to Common Shares that a participant reinvests in Common Shares that are registered and newly issued by the Trust will be treated for federal income tax purposes as having been received by the participant in the form of a taxable stock distribution. In that case, the DRP participant will be treated as having received a dividend, taxable as ordinary income to the extent the Trust has current or accumulated earnings and profits, in an amount equal to the fair market value of the Common Shares purchased with the reinvested dividends, generally on the date that the Agent credits such Common Shares to the DRP participant's account, plus brokerage commissions and fees, if any, subtracted from the participant's distribution.

         Distributions made by the Trust and gain arising from the sale or exchange by a U.S. Stockholder of shares of Common Shares will not be treated as passive activity income, and, as a result, U.S. Stockholders generally will not be able to apply any "passive losses" against such income or gain. Distributions made by the Trust (to the extent they do not constitute a return of capital) generally will be treated as investment income for purposes of computing the investment income limitation. Gain arising from the sale or other disposition of Common Shares, however, will not be treated as investment income unless the U.S. Stockholder elects to reduce the amount of such U.S. Stockholder's total net capital gain eligible for the 28% maximum capital gains rate by the amount of such gain with respect to such Common Shares.

         Upon any sale or other disposition of Common Shares, a U.S. Stockholder will recognize gain or loss for federal income tax purposes in an amount equal to the difference between (i) the amount of cash and the fair market value of any property received on such sale or other disposition and (ii) the holder's adjusted basis in such shares of Common Shares for tax purposes. Such gain or loss will be capital gain or loss if the shares have been held by the U.S. Stockholder as a capital asset, and will be long-term gain or loss if such Shares have been held for more than one year. In general, any loss recognized by a U.S. Stockholder upon the sale or other disposition of shares of Common Shares that have been held for six months or less (after applying certain holding period rules) will be treated as a long-term capital loss, to the extent of distributions received by such U.S. Stockholder from the Trust which were required to be treated as long-term capital gains.

         The Trust does not expect to acquire or retain residual interests issued by REMICs. Such residual interests, if acquired by a REIT, could generate excess inclusion income taxable to the REIT's stockholders in proportion to the dividends received from the REIT. Excess inclusion income cannot be offset by net operating losses of a stockholder. If the stockholder of a REIT holding a residual interest in a REMIC is a tax-exempt entity, the excess inclusion income is fully taxable to such stockholder as UBTI. If allocated to a Non-U.S. Stockholder (as defined below), the excess inclusion income is subject to federal income tax withholding without reduction pursuant to any otherwise applicable tax treaty. Potential investors, and in particular, tax-exempt entities, are urged to consult with their tax advisors concerning this issue.


INFORMATION REPORTING AND BACKUP WITHHOLDING.

         Under temporary United States Treasury regulations, United States information reporting requirements and backup withholding tax will generally not apply to dividends paid on the Common Shares to a Non-United States Holder at an address outside the United States. Payments by a United States office of a broker of the proceeds of a sale of the Common Shares is subject to both backup withholding at a rate of 31% and information reporting unless the holder certifies its Non-United States Holder status under penalties of perjury or otherwise establishes an exemption. Information reporting requirements (but not backup withholding) will also apply to payments of the proceeds of sales of such shares by foreign offices of United States brokers, or foreign brokers with certain types of relationships to the United States, unless the broker has documentary evidence in its records that the holder is a Non-United States Holder and certain other conditions are met, or the holder otherwise establishes an exemption.

         Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be refunded or credited against the Non-United States Holder's United States federal income tax liability, provided that the required information is furnished to the Service.

         These information reporting and backup withholding rules are under review by the United States Treasury and their application to the Common Shares could be changed by future regulations.

TAXATION OF TAX-EXEMPT STOCKHOLDERS.

         Subject to the discussion below regarding a "pension-held REIT," a tax-exempt stockholder is generally not subject to tax on distributions from the Trust or gain realized on the sale of the Common Shares, provided that such stockholder has not incurred indebtedness to purchase or hold its Common Shares, that its shares are not otherwise used in an unrelated trade or business of such stockholder, and that the Trust consistent with its present intent, does not hold a residual interest in a REMIC that gives rise to "excess inclusion" income as defined under section 860E of the Code. If the Trust were to be treated as a "taxable mortgage pool," however, a substantial portion of the dividends paid to a tax-exempt stockholder may be subject to tax as UBTI. Although the Trust does not believe that the Trust, or any portion of its assets, will be treated as a taxable mortgage pool, no assurance can be given that the Service might not successfully maintain that such a taxable mortgage pool exists.

         If a qualified pension trust (i.e., any pension or other retirement trust that qualifies under Section 401(a) of the Code) holds more than 10% by value of the interests in a "pension-held REIT" at any time during a taxable year, a substantial portion of the dividends paid to the qualified pension trust by such REIT may constitute UBTI. For these purposes, a "pension-held REIT" is any REIT (i) that would not have qualified as a REIT but for the provisions of the Code which look through qualified pension trust stockholders in determining ownership of stock of the REIT and (ii) in which at least one qualified pension trust holds more than 25% by value of the interests of such REIT or one or more qualified pension trusts (each owning more than a 10% interest by value in the REIT) hold in the aggregate more than 50% by value of the interests in such REIT. Assuming compliance with the Ownership Limit provisions described in "Summary of Organizational Documents and Securities," it is unlikely that pension plans will accumulate sufficient stock to cause the Trust to be treated as a pension-held REIT.

         Distributions to certain types of tax-exempt stockholders exempt from federal income taxation under Sections 501(c)(7), (c)(9), (c)(17), and (c)(20) of the Code may also constitute UBTI, and such prospective investors should consult their tax advisors concerning the applicable "set aside" and reserve requirements.

TAXATION OF NON-U.S. STOCKHOLDERS.

         The following discussion summarizes certain United States federal tax consequences of the acquisition, ownership and disposition of Common Shares by an initial purchaser that, for United States federal income tax purposes, is not a "United States person" (a "Non-United States Holder"). For purposes of this discussion, a "United States person" means: a citizen or resident of the United States; a corporation, partnership, or other entity created or organized in the United States or under the laws of the United States or of any political subdivision thereof; or an estate or trust whose income is includable in gross income for United States federal income tax purposes regardless of its source. This discussion does not consider any specific facts or circumstances that may apply to a particular Non-United States Holder. Prospective investors are urged to consult their tax advisors regarding the United States federal tax consequences of acquiring, holding and disposing of Common Shares as well as any tax consequences that may arise under the laws of any foreign, state, local or other taxing jurisdiction.

         Dividends paid by the Trust out of earnings and profits, as determined for United States federal income tax purposes, to a Non-United States Holder will generally be subject to withholding of United States federal income tax at the rate of 30%, unless reduced or eliminated by an applicable tax treaty or unless such dividends are treated as effectively connected with a United States trade or business. Distributions paid by the Trust in excess of its earnings and profits will be treated as a tax-free return of capital to the extent of the holder's adjusted basis in his shares, and thereafter as gain from the sale or exchange of a capital asset as described below. If it cannot be determined at the time a distribution is made whether such distribution will exceed the earnings and profits of the Trust, the distribution will be subject to withholding at the same rate as dividends. Amounts so withheld, however, will be refundable or creditable against the Non-United States Holder's United States federal tax liability if it is subsequently determined that such distribution was, in fact, in excess of the earnings and profits of the Trust. If the receipt of the dividend is treated as being effectively connected with the conduct of a trade or business within the United States by a Non-United States Holder, the dividend received by such holder will be subject to the United States federal income tax on net income that applies to United States persons generally (and, with respect to corporate holders and under certain circumstances, the branch profits tax).

         For any year in which the Trust qualifies as a REIT, distributions to a Non-United States Holder that are attributable to gain from the sales or exchanges by the Trust of "United States real property interests" will be treated as if such gain were effectively connected with a United States business and will thus be subject to tax at the normal capital gain rates applicable to United States stockholders (subject to applicable alternative minimum tax) under the provisions of the Foreign Investment in Real Property Tax Act of 1980 ("FIRPTA"). Also, distributions subject to FIRPTA may be subject to a 30% branch profits tax in the hands of a foreign corporate stockholder not entitled to a treaty exemption. The Trust is required to withhold 35% of any distribution that could be designated by the Trust as a capital gains dividend. This amount may be credited against the Non-United States Holder's FIRPTA tax liability. It should be noted that mortgage loans without substantial equity or shared appreciation features generally would not be classified as "United States real property interests."

         A Non-United States Holder will generally not be subject to United States federal income tax on gain recognized on a sale or other disposition of its shares of Common Shares unless (i) the gain is effectively connected with the conduct of a trade or business within the United States by the Non-United States Holder, (ii) in the case of a Non-United States Holder who is a nonresident alien individual and holds such shares as a capital asset, such holder is present in the United States for 183 or more days in the taxable year and certain other requirements are met, or (iii) the Non-United States Holder is subject to tax under the FIRPTA rules discussed below. Gain that is effectively connected with the conduct of a United States Holder will be subject to the United States federal income tax on net income that applies to United States persons generally (and, with respect to corporate holders and under certain circumstances, the branch profits tax) but will not be subject to withholding. Non-United States Holders should consult applicable treaties, which may provide for different rules.

         Gain recognized by a Non-United States Holder upon a sale of Common Shares will generally not be subject to tax under FIRPTA if the Trust is a "domestically controlled REIT," which is defined generally as a REIT in which at all times during a specified testing period less than 50% in value of its shares were held directly or indirectly by non-U.S. persons. Because only a minority of the Trust's stockholders are expected to be Non-United States Holders, the Trust anticipates that it will qualify as a "domestically controlled REIT." Accordingly, a Non-United States Holder should not be subject to U.S. tax from gains recognized upon disposition of its Shares.

OTHER TAX CONSEQUENCES.

         The Trust and its stockholders may be subject to state or local taxation in various state or local jurisdictions, including those in which it or they transact business or reside. The state and local tax treatment of the Trust and its stockholders may not conform to the federal income tax consequences discussed above. Consequently, prospective stockholders should consult their own tax advisors regarding the effect of state and local tax laws on an investment in the Trust.

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                              ERISA CONSIDERATIONS
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         This section is a summary of certain matters arising under the Employee Retirement Income Security Act of 1974, as amended, together with applicable regulations ("ERISA"), and Section 4975 of the Code which a fiduciary of an "employee benefit plan" as defined in and subject to ERISA or of a "plan" as defined in Section 4975 of the Code who has investment discretion should consider before deciding to purchase Common Shares (such "employee benefit plans" and "plans" being referred to herein as "Plans" and such fiduciaries with investment discretion being referred to herein as "Plan Fiduciaries"). This section is not intended to deal with all matters arising under ERISA or Section 4975 of the Code that may be relevant to a prospective purchaser and does not include state law or other legal requirements applicable to governmental or church plans. The following statements regarding certain matters arising under ERISA and the Code are based on the provisions of ERISA and the Code as currently in effect and the existing administrative and judicial interpretations thereunder. No assurance can be given that administrative, judicial or legislative changes will not occur that could make such statements incorrect or incomplete.

         In general, the terms "employee benefit plan" as defined in ERISA and "plan" as defined in Section 4975 of the Code together refer to any plan or account of various types that provide retirement or welfare benefits to an individual or to an employer's employees and their beneficiaries. Such plans include, but are not limited to, corporate pension and profit sharing plans, so-called KEOGH plans for self-employed individuals (including partners), simplified employee pension plans and individual retirement accounts described in Section 408 of the Code, medical benefit plans, bank commingled trust funds and insurance company separate accounts for such plans and accounts and, under certain circumstances, the general account of an insurance company.

FIDUCIARY AND PROHIBITED TRANSACTION CONSIDERATIONS.

         Each Plan Fiduciary, before deciding to purchase Common Shares, must be satisfied that such an investment is a prudent investment for the Plan, that the investments of the Plan, including an investment in Common Shares, are diversified so as to minimize the risks of large losses, that an investment in Common Shares complies with the documents of the Plan and related trust, and that an investment in Common Shares complies with any other applicable requirements of ERISA or the Code. Plan Fiduciaries should also consider the entire discussion concerning federal income taxes under "FEDERAL INCOME TAX CONSIDERATIONS" and the discussion concerning shareholders' liability for obligations of the Trust under "RISK FACTORS--Possible Liability of Trust Shareholders" which are relevant to any decision by a Plan Fiduciary to purchase Common Shares .

         Each Plan Fiduciary, before deciding to purchase Common Shares, must also give appropriate consideration as to whether a prohibited transaction described in Section 406 of ERISA or Section 4975 of the Code would result from the Plan's purchase of Common Shares and, if so, the availability of an exemption. Those prohibited transactions include various direct and indirect transactions, such as sales and loans, between a Plan and any person who with respect to the Plan is a "party in interest" as defined in Section 3(14) of ERISA or "disqualified person" as defined in Section 4975 of the Code, the use of the Plan's assets for the benefit of any such person, and any fiduciary of the Plan dealing with the Plan's assets in the fiduciary's own interest. The consequences of any such prohibited transaction, if no exemption applies, can include the imposition of excise taxes on the party in interest or disqualified person, the persons involved in the transaction having to rescind the transaction and pay any amount to the Plan for any losses realized by the Plan or profits realized by such persons, disqualification of any individual retirement account involved in the transaction with adverse tax consequences to the owner of such account, and other liabilities that can have a significant, adverse effect on such persons.

PLAN ASSET ISSUE.

         The following paragraphs describe the rules applicable in determining whether the assets of the Trust will for purposes of ERISA and Section 4975 of the Code be considered assets of the Plans which purchase Common Shares or for whose benefit Common Shares are purchased (i.e., whether Trust assets will be considered Plan assets). If assets of the Trust will be considered Plan assets,
(i) a Plan Fiduciary must consider whether a purchase of Common Shares will result in a violation of any of the fiduciary rules under ERISA and (ii) any prospective purchaser of Common Shares must consider that prohibited transactions within the meaning of Section 406 of ERISA or Section 4975 of the Code will occur if assets of the Trust are involved in transactions that include persons who are "parties in interest" as defined in Section 3(14) of ERISA or "disqualified persons" as defined in Section 4975 of the Code with respect to such Plans or if a person who manages or controls assets of the Trust deals with those assets in that person's own interest. The possible consequences of any such prohibited transaction, if an exemption does not apply, are described above in the second paragraph under the heading "Fiduciary and Prohibited Transaction Considerations" and can have a significant adverse effect.

         A regulation issued by the United States Department of Labor under ERISA (the "Plan Asset Regulation") contains rules for determining when an investment by a Plan or for the benefit of a Plan in an equity interest in an entity, such as the Common Shares, will result in the underlying assets of the entity being deemed assets of the Plan for purposes of ERISA and Section 4975 of the Code. Those rules provide that assets of the entity will not be assets of a Plan that purchases an equity interest therein if the equity interest qualifies as a "publicly-offered security" or any of certain other exceptions apply.

         Under the Plan Asset Regulation, a "publicly-offered security" is a security that is (i) "freely transferable," (ii) part of a class of securities that is "widely-held," and (iii) either (a) a part of a class of securities that is registered under Section 12(b) or 12(g) of the Exchange Act or (b) sold to a Plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and the class of securities of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the Securities and Exchange Commission) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred. Whether a security is considered "freely transferable" depends on the facts and circumstances of each case. If the security is part of an offering of which the minimum investment is $10,000 or less, any restriction on or prohibition against any transfer or assignment of such security for the purposes of preventing a termination or reclassification of the entity for federal or state tax purposes will not of itself ordinarily prevent the security from being considered freely transferable. A class of securities is considered "widely-held" only if it is a class of securities that is owned by 100 or more investors independent of the issuer and of one another. A class of securities will not fail to be widely-held solely because after the initial offering the number of independent investors falls below 100 as a result of events beyond the control of the issuer.

         The Trust believes that the Common Shares to be sold pursuant to the Offering meet the criteria to be "publicly-offered securities" so that assets of the Trust should not be deemed assets of the Plans purchasing Common Shares. First, the Trust believes that the Common Shares will be considered to be freely transferable, as the minimum investment is less than $10,000 and the only restriction on their transfer is the Ownership Limitation. Second, the Trust expects the Common Shares to immediately after the Offering be held by substantially more than 100 investors and at least 100 or more of such investors to be independent of the Trust and of one another. Third, the Common Shares are
(i) part of a class of securities that is registered under Section 12(b) or 12(g) of the Exchange Act and (ii) are being sold pursuant to the Offering as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and the class of securities of which the Common Shares are a part is registered under the Exchange Act within 120 days after the end of the year of the Trust during which the offering of such securities to the public occurs.


         THE TRUST DOES NOT REPRESENT THAT A PURCHASE OF COMMON SHARES MEETS THE RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO OR IS APPROPRIATE FOR ANY PARTICULAR "EMPLOYEE BENEFIT PLAN" AS DEFINED IN ERISA OR ANY "PLAN" AS DEFINED IN SECTION 4975 OF THE CODE. THE FIDUCIARY WITH INVESTMENT DISCRETION CONCERNING ANY EMPLOYEE BENEFIT PLAN OR PLAN SHOULD CONSULT WITH ITS OWN LEGAL ADVISOR AND OTHER APPROPRIATE ADVISORS REGARDING SPECIFIC CONSIDERATIONS ARISING UNDER ERISA, SECTION 4975 OF THE CODE AND STATE AND OTHER LAW WITH RESPECT TO THE PURCHASE, OWNERSHIP OR SALE OF COMMON SHARES BY SUCH EMPLOYEE BENEFIT PLAN OR PLAN IN LIGHT OF THE CIRCUMSTANCES OF THAT PARTICULAR EMPLOYEE BENEFIT PLAN OR PLAN.

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                              PLAN OF DISTRIBUTION
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         The Trust is offering a minimum of 500,000 Common Shares ($4,000,000) and a maximum of 1,500,000 Common Shares ($14,000,000) at $8.00 per Share, together with Warrants for the purchase of up to 150,000 additional Common Shares. The Minimum Investment is 100 Shares. There is no firm commitment to purchase or sell any Common Shares or Warrants. Common Shares will be offered by selling agents, on a best efforts basis, which means that no one is guaranteeing any minimum number of shares will be sold, who are selected by Brookstreet Securities Corporation, the Managing Dealer, and the Trust and are members of the National Association of Securities Dealers, Inc. ("NASD"). No sales commissions may be paid to selling agents on bona fide sales prior to receipt and acceptance of subscriptions for 50,000 shares ($500,000) and the release of such proceeds from Escrow. The Trust will pay retail commissions of up to 6%, non-accountable expense reimbursements of 3%, accountable expense reimbursements of .5% and reimbursements of up to .5% for actual and bona fide due diligence expenses, on the sale of Shares during the initial offering period. From such amounts payable in connection with the sale of Shares, the Managing Dealer will pay all costs and expenses associated with the printing of the Prospectus and related sales material which expenses are estimated to be .5%.


         One Shareholder Warrant to purchase one Common Share at $5.60 per share will be issued for each ten Common Shares purchased and may be exercised during the twenty-fifth through the forty-eighth month following the date of this Offering. On the exercise of Warrants, the Trust will pay a retail commission of 2.8% per Share to the selling agent who is specified in writing as the soliciting selling agent but only if: (i) the selling agent who solicits such exercise is in compliance with SEC Rule 10b-6; (ii) the Warrant is not exercised from a discretionary account without the solicitation and approval of the account holder; (iii) the market price per Share at the time of Warrant exercise is greater than the Warrant exercise price; and (iv) disclosure of the fee is made to the holder at the time of exercise. Warrants will be exercisable for a period which will be no later than thirty-six months from the effective date of this Prospectus. No retail commissions will be paid to selling agents by Brookstreet until the Trust has received subscriptions for 50,000 shares ($500,000).

         The Trust has contracted with Brookstreet to provide marketing services as the Managing Broker-Dealer with respect to this offering. Brookstreet's marketing services will consist of services related to the selection and management of selling agents for this offering's selling group and the printing of offering materials for this offering, and of related advertising and selling agent materials. Brookstreet will receive reimbursement for offering services which consist of expenses relating to legal, accounting, due diligence, printing expenses, a non-accountable underwriting fee of $35,000 and for other expenses relating to the registration, marketing and distribution of the offering (other than retail sales commissions). The total payments to Brookstreet and the other selling agents in connection with the offering, including retail commissions and expense reimbursements, will not exceed 10% of the Gross Proceeds.


         Prior to this offering, there has been no public market for the Common Shares. Accordingly, the public offering price has been determined by negotiations between the Trust and Brookstreet. Among the factors which were considered in determining the IPO Price were the Trust's future prospects, the experience of its management, the offering prices of the Trust's predecessors' shares, the book value and earnings of the Trust's Shares, the economic condition of the financial services industry in general, the general condition of the equity securities market, the demand for similar securities of companies considered comparable to the Trust and other relevant factors. The President of Brookstreet serves as a Director of the Trust.

         All subscription funds will be held in a separate escrow account with Golden Gate Bank, San Francisco, California, pending the Trust's receipt of Share subscriptions totaling the Minimum Subscription Level of $4,000,000 (or such other amount as the NASD may approve). Once subscriptions for 500,000 shares ($4,000,000) or more have been received and accepted, the first admission of shareholders will occur as soon as practicable, cleared funds representing investors' subscriptions and interest earned thereon will be released to the Trust and deposited into the Trust operating account. Net Escrow Interest will at the end of the escrow generally be paid to Shareholders.

If all conditions of escrow are not satisfied within twelve months of the date of this Prospectus (unless extended), subscriptions will be promptly returned to subscribers at the end of the escrow, together with the Net Escrow Interest. If such escrow conditions are not met, subscriptions from IRAs, will be promptly returned to the custodian of each IRA for reinvestment in other permitted investments. Shareholders will be entitled to their proportionate share of the Net Escrow Interest earned on offering proceeds during the escrow period based on the amount of their investment and the time that investment was on deposit in the escrow. However, if a Shareholder has $5.00 or less of net escrow interest credited to their account, that amount will be paid over to the Trust.

         The Selling Agent Agreement with participating selling agents contains agreements of indemnification between the Trust and such selling agents as to certain liabilities, including liabilities under the Securities Act of 1933 (the "Act"), as amended. The Trust has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is therefore not enforceable.

         The offering will terminate on a date to be declared by the Board of Directors. Such date will be no later than two years from the effective date of this offering.


SALES MATERIAL

         Sales material may be used in connection with this offering only when accompanied or preceded by the delivery of this Prospectus. Only sales material which indicates that it is distributed by the Trust may be distributed to prospective investors. In certain states, such sales material may not be available. The offering is made only by this Prospectus, and the sales material is qualified in its entirety by reference to this Prospectus. Sales material does not purport to be complete and should not be considered as a part of this Prospectus or the Registration Statement, of which this Prospectus is a part, or as incorporated in this Prospectus or said Registration Statement by reference, or as forming the basis of the Offering.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

- ------------------------------------------------------------------------------
                                  LEGAL MATTERS
- ------------------------------------------------------------------------------

         The legality of the securities offered hereby has been passed upon for the Trust by the Trust's special counsel, Landels Ripley & Diamond LLP, San Francisco, California, which has also reviewed and approved the discussion of law and legal conclusions set forth in "FEDERAL INCOME TAX CONSIDERATIONS", and "ERISA CONSIDERATIONS". (See "RISK FACTORS - Conflicts of Interest and Related Party Transactions, Risk of Conflicts from Lack of Separate Representation"). Certain issues with respect to the legality of the securities being offered hereby with respect to Delaware Law have been passed upon for the Trust by the Trust's Delaware counsel, Ashby, & Geddes, Wilmington, Delaware. Certain legal matters will be passed upon for the Managing Dealer by Arter & Hadden, Los Angeles, California.


- ------------------------------------------------------------------------------
                                     EXPERTS
- ------------------------------------------------------------------------------

         The combined financial statements of Capital Alliance Income Trust, A Real Estate Investment Trust as of December 31, 1995 and 1994 and for the three years then ended have been included herein and in the Registration Statement in reliance upon the report of Novogradac & Company LLP, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.


- ------------------------------------------------------------------------------
                             ADDITIONAL INFORMATION
- ------------------------------------------------------------------------------

         Copies of the Registration Statement of which this Prospectus forms a part and the exhibits thereto are on file at the offices of the Commission in Washington, D.C. and may be obtained at rates prescribed by the Commission upon request to the Commission and inspected, without charge, at the offices of the Commission. The Company will be subject to the informational requirements of the Exchange Act, and in accordance therewith, will periodically file reports and other information with the Commission. Such reports and other information can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W. Washington, D.C. 20549, and at the Commission's regional offices at Northwestern Atrium Center, 500 West Madison Street (Suite 1400, Chicago, Illinois 60661 and 7 World Trade Center, New York, New York 10048. Copies of such material can also be obtained from the Commission at prescribed rates through its Public Reference Section at 450 Fifth Street, N.W. Washington D.C. 20549. Additionally, the Commission maintains a website that contains reports, proxy information statements and other information regarding registrants such as the Trust that file electronically. The address of the Commission website is http://www.sec.gov. Statements contained in this Prospectus as to the contents of any contract or other document referred to are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference.

- ------------------------------------------------------------------------------
                                    GLOSSARY
- ------------------------------------------------------------------------------

         As used in this Prospectus, the capitalized and other terms listed below have the meanings indicated.

AFFILIATED PERSON means of any entity: (1) any person directly or indirectly owning, controlling, or holding with the power to vote, 10% or more of the outstanding securities of such entity; (2) any person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held with power to vote, by such entity; (3) any person directly or indirectly controlling, controlled by , or under common control with, such entity or (4) any officer, director or employee of such entity or any person set forth in (1),
(2), or (3) above. Any person who owns beneficially, either directly or through one or more controlled companies, more than 10% of the voting securities of any entity shall be presumed to control such entity. Any person who does not so own more than 10% of the voting securities of any entity shall be presumed not to control such entity. A natural person shall be presumed not to be a controlled entity.

ADJUSTED NET CAPITAL CONTRIBUTION shall mean, with reference to each Share of either Series A Preferred Shares or Common Shares as of any given date, regardless of the date of issuance of the amount paid therefor, the Net Capital Contribution with respect to such Share reduced by the amount of Distributions of Cash from Sales thereafter paid or declared per Share with respect to Shares of the same class or series.

AGENCY means FNMA, FHLMC or GNMA.

AGGREGATE ADJUSTED NET CAPITAL CONTRIBUTIONS as of any given date shall mean with reference to either Series A Preferred or Common Shares, the product of the Adjusted Net Capital Contributions of each share of the Class and the number of outstanding shares of such class, each as of a given date.

AMEX means the American Stock Exchange.

APPRAISED VALUE shall mean the value according to an appraisal made by an independent Qualified Appraiser. An "independent" appraiser is one who is not "controlled" by the Directors, the Manager or its Affiliates. For purposes of the foregoing sentence, the term "control" shall have the meaning ascribed to it in Rule 405 under the Securities Act of 1933, as amended.

"ARM" means a mortgage loan that features adjustments of the underlying interest rate at predetermined times based on an agreed margin to an established index. A ARM is usually subject to periodic interest rate and/or payment caps and a lifetime interest rate cap.

BANKRUPTCY CODE means Title 11, United States Code, as amended.

"CAAI" means Capital Alliance Advisors, Inc., a California corporation.

"CAIT" means Capital Alliance Income Trust, a Real Estate Investment Trust, a Delaware corporation.

CASH FLOW for any fiscal quarter or fiscal year or other period shall mean (i) the sum of cash receipts from operations and investments, including, but no limited to, interest earned on the Trust's investments in Home Equity Loans or other mortgage loans, including Cash from Sales to the extent not distributed to Shareholders as a return of capital; minus (ii) all cash expenses and costs incurred and paid in connection with the ownership, servicing and management of Home Equity Loans or other mortgage loans held by the Trust, including, but not limited to , fees payable to the Manager or its Affiliates to the extent not deferred, insurance premiums, accounting and legal fees and expenses; debt collection expenses; property taxes or other charges, assessments or levies imposed on or with respect to Home Equity Loans or other mortgage loans held by the Trust; debt service (but not including depreciation or amortization of capital expenditures), including, without limitation, organization expenses.

CASH FROM SALES shall mean cash proceeds realized by the Trust (excluding sales by any non-qualified REIT subsidiary of the Trust) from the sale, exchange or other disposition of any of its portfolio of Home Equity Loans or other mortgage loans (or a portion thereof), sale of foreclosure property and other assets, net of any expenses associated with such sale or other set-offs, reserves or holdbacks. Cash from Sales shall include cash funds from reserves which the Board of Directors determines, in its sole discretion, may be distributed to the Shareholders.

CODE means the Internal Revenue Code of 1986, as amended.

COMBINED LOAN-TO-VALUE RATIO means the total or combined loan-to-value ratio (including both the mortgage loan and any senior liens encumbering a property).

COMMISSION means the Securities and Exchange Commission.

COMMON SHARES means up to a maximum of 1,500,000 Shares of common stock offered pursuant to the terms of this Offering.

CONFORMING LOAN or CONFORMING MORTGAGE LOAN means a mortgage loan that complies with requirements for inclusion in credit support programs sponsored by FHLMC or FNMA which are secured by first or second mortgages or deeds of trust on single-family (one to four units) residences.

CONTRIBUTION means any money, property or services rendered, or obligation to contribute property, or other valuable consideration as permitted by the Delaware General Corporation Law, which a Series "A" Preferred or Common Shareholder contributes to the Trust as capital in that shareholder's capacity as Shareholder.

DISTRIBUTABLE CASH FLOW means Cash Flow less such amounts as the Directors, in their sole discretion, determines should be set aside for the establishment, restoration or enhancement of reserves.

DISTRIBUTION PREFERENCE shall mean the Series "A" Preferred Preference Amount.

DISTRIBUTIONS means any transfer of money or property by the Trust to a Shareholder without consideration.


"ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

"ERISA PLAN" or "PLAN" means a pension, profit-sharing, retirement or other employee benefit plan which is subject to ERISA.

EXCESS DISTRIBUTIONS for any fiscal year means Distributions of Distributable Cash Flow declared by the Directors, after all distributions on the Series A Preferred Shares and the Common Shares required by the Certificate of Incorporation of the Trust have been declared to the holders of the Series A Preferred Shares and the Common Shares.

EXCHANGE ACT means the Securities Exchange Act of 1934, as amended.

"FHA" means the United States Federal Housing Administration.

"FHLMC" means the Federal home Loan Mortgage Corporation.

"FNMA" means the Federal National Mortgage Association.

"GNMA" means Government National Mortgage Association.

"GAAP" means generally accepted accounting principles.

GROSS MORTGAGE ASSETS means for any month the aggregate book value of the Mortgage Assets, before reserves for depreciation or bad debts or other similar noncash reserves, computed at the end of such month.

HOME EQUITY LOAN means any home equity loan secured by a Mortgage upon a parcel of improved well-located residential property of one to four living units in the States of California, Oregon, Washington, Nevada, Utah and Colorado, which loan is acquired by the Trust and which is secured primarily by a second Mortgage, although a portion of such loans may be secured by first and/or third mortgages.

INVESTMENT COMPANY ACT means the Investment Company Act of 1940, as amended.

"IRAS" means Individual Retirement Accounts.

KEOGH PLANS means H.R. 10 Plans.

"LTV" or "LOAN-TO-VALUE RATIO" means the percentage obtained by dividing the principal amount of a loan by the appraised value of the mortgaged property when the loan is originated.

MANAGER is CAAI and its successor in interest.

MORTGAGE means mortgages, deeds of trust or other security deeds on real property or rights or interest in real property.

MORTGAGE ASSETS means (1) mortgage loans, (2) investment in mortgage banking firms or mortgage-backed securities, and (3) other mortgage interests.

MORTGAGE CONDUIT BUSINESS means the wholesale mortgage banking business conducted by the Mortgage Conduit Subsidiary of the Trust which is a non-qualified REIT Subsidiary.

MORTGAGE INVESTMENT BUSINESS is the mortgage portfolio lending business conducted directly by the Trust.

MORTGAGE LOANS means both conforming mortgage loans and non-conforming mortgage loans.

MORTGAGE CONDUIT SUBSIDIARY is a non-qualified REIT Subsidiary to be formed by the Trust to conduct the Mortgage Conduit Business of the Trust.

MORTGAGE-BACKED SECURITIES means (1) Pass-Through Certificates, (2) CMOs and (3) REMICs.

"NASD" means the National Association of Securities Dealers.


NET ASSET VALUE means the aggregate of the book value of all Home Equity Loans and other mortgage loans plus other corporate assets less all liabilities and bad debt reserves of the Trust.

NET CAPITAL CONTRIBUTIONS means, with respect to a Series A Preferred Share and/or Common Share, the gross price per Share to the Shareholder upon the original issuance of such Shares, less the Sales Charge attributable to such Share.

NET ESCROW INTEREST means interest earned on subscriptions placed in Escrow until the Minimum Subscription Level is reached and the Escrow is terminated.

NET INCOME means the net income of the Trust determined in accordance with GAAP before the deduction for dividends paid, and any net operating loss deductions arising from losses in prior periods. The Trust's interest expenses for borrowed money shall be deducted in calculating Net Income.

90% TEST means the underwriting calculations used in the Trust's Mortgage Investment Business to determine the relationship of a property's appraised value and the cost of carrying each mortgage or Home Equity Loan for 12 months assuming that there is a foreclosure on the mortgaged property. If the cost of carrying the property for 12 months (i.e. including the costs of keeping any prior mortgage current, foreclosure costs, selling and repair costs) exceeds 90% of the appraised value at the time of projected funding, the loan will not be made.

NON-CONFORMING LOAN or NON-CONFORMING MORTGAGE LOAN means a mortgage loan that does not qualify for purchase by government-sponsored entities such as FNMA and FHLMC.

NON-QUALIFIED REIT SUBSIDIARY means a corporation in which a REIT owns less than all of the stock during such corporation's existence.

OWNERSHIP LIMIT means 9.8% (in value or in number of shares, which ever is more restrictive) of the aggregate of the outstanding shares of Common Stock and Series "A" Preferred Stock, as may be increased or reduced by the Board of Directors of the Trust.

PREFERRED SHARES are the  Series "A" Preferred Shares of the Trust.

PRIME RATE means, during any calendar month, the Prime Rate (or base rate) reported in the Money Rates column of the Wall Street Journal published on the first business day of each month. In the event the Wall Street Journal ceases publication of the Prime Rate, the Prime Rate shall mean the Prime Rate (or base rate) in effect for Bank of America, San Francisco, California, on the first business day of each month.

QUALIFIED APPRAISER means an appraiser who (i) is approved by the Manager or Board of Directors, (ii) is registered on the approved appraiser list of at least four lending institutions, (iii) maintains at least $500,000 in errors and omissions insurance, and (iv) demonstrates qualification by membership in a recognized appraisal society or otherwise to the satisfaction of the Manager or Board of Directors.

QUALIFIED REIT ASSETS means mortgage loans and other assets of the type described in Code Section 856(c)(6)(B).

QUALIFIED REIT SUBSIDIARY means a corporation whose stock is entirely owned by the REIT at all times during such corporation's existence.

QUALIFYING INTERESTS means "mortgages and other liens on and interests in real estate," as defined in Section 3(c)(5)(C) under the Investment Company Act.

REAL ESTATE ASSET means interest in real property and interest in mortgages on real property.

"REIT" means Real Estate Investment Trust as defined under Section 856 of the Code.

REVERSE REPURCHASE AGREEMENT means a borrowing device by an agreement to sell securities or other assets to a third party and a simultaneous agreement to repurchase them at a specified future date and price, the price difference constituting the interest on the borrowing.

SALES CHARGE means the amount of compensation paid to Broker/Dealers by the Trust and its predecessor entities pursuant to the selected selling agent agreements and to others in connection with the offer and sale of Shares.

SECURITIES ACT means the Securities Act of 1933, as amended.

SELLING AGENT means any broker/dealer who has executed a selected agent agreement in connection with the sale of Shares by the Trust, in which such Broker/Dealer agrees to participate in the offer and sale of Shares.

SERIES A PREFERRED SHARES shall mean the Shares described in the Trust's Certificate of Incorporation.

SERIES A PREFERRED PREFERENCE AMOUNT for each calendar month shall mean one-twelfth (1/12th) of the product of (i) the lesser of (a) 10.25% or (b) 150 basis points plus the Prime Rate times (ii) the Aggregate Adjusted Net Capital Contributions of the Series A Preferred Shares calculated as of the Distribution record date falling within that period.

SERIES A PREFERRED SHAREHOLDERS shall mean the holders of Series A Preferred Shares.

SERVICE means the United States Internal Revenue Service.

SHARES means Common Shares and/or Series "A" Preferred Shares of the Trust.

TAX COUNSEL means Landels Ripley & Diamond LLP.

TAX EXEMPT ENTITY means a qualified pension, profit-sharing or other employee retirement benefit plan, Keogh Plan, bank commingled trust fund for such plans, an IRA or other similar entity intended to be exempt from Federal income taxation.

TAXABLE INCOME means for any year the taxable income of the Trust for such year (excluding any net income derived either from property held primarily for sale to customers or from foreclosure property) subject to certain adjustments provided in Section 857 of the Code.

"UBTI" means "unrelated trade or business taxable income" as defined in Section 512 of the Code.

UNAFFILIATED DIRECTOR means a director who is independent of the Trust, any Manager of the Trust (including CAAI) and CAAI and its Affiliated Persons.

--------------------------------------------------------------------------------
                          INDEX TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

          Capital Alliance Income Trust, A Real Estate Investment Trust

Independent Auditors' Report                                     F-2
Balance Sheets                                                   F-3
Statements of Operations                                         F-5
Statements of Changes in Stockholders' Equity                    F-6
Statements of Cash Flows                                         F-7
Notes to Financial Statements                                    F-9

                       CAPITAL ALLIANCE INCOME TRUST LTD.,
                         A REAL ESTATE INVESTMENT TRUST

                              FINANCIAL STATEMENTS
                                      with
                          Independent Auditors' Report

            For the nine months ended September 30, 1995(unaudited),
                the four months ended April 30, 1996 (unaudited),
              the five months ended September 30, 1996 (unaudited)
                and the three-year period ended December 31, 1995

                          INDEPENDENT AUDITORS' REPORT


To the Board of Directors of Capital Alliance Income Trust Ltd., A Real Estate Investment Trust:

We have audited the accompanying combined balance sheets of Capital Alliance Income Trust Ltd., A Real Estate Investment Trust (see note 1 to the financial statements) as of December 31, 1995 and 1994, and the related combined statements of income, corpus and cash flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the Trusts' management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of Capital Alliance Income Trust Ltd., A Real Estate Investment Trust as of December 31, 1995 and 1994, and the combined results of their operations and their combined cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.




NOVOGRADAC & COMPANY LLP
San Francisco, California
June 25, 1996

                       CAPITAL ALLIANCE INCOME TRUST LTD.,
                         A REAL ESTATE INVESTMENT TRUST

                                 BALANCE SHEETS

                                                                             Combined (Predecessors)       (Successor)
                                                                             -----------------------       -----------
                                                                          December 31,          April 30,   September 30,
                                                                        1994         1995         1996        1996
                                                                        ----         ----         ----        ----
                                                                                                    (Unaudited)
ASSETS
     Cash and cash equivalents ..................................   $1,221,965   $  829,978   $1,037,271   $  268,433
     Restricted cash ............................................       19,542       94,222      186,268       54,270
     Accounts receivable ........................................       16,596       73,758      117,491      166,137
     Subscriptions receivable ...................................         --        265,511         --           --
     Investments ................................................         --        200,000      200,000      200,000
     Mortgage notes receivable (net of loan loss reserve
         of $12,000,  32,000 and
         65,000 at December 31, 1995, April 30, 1996
         and September 30, 1996, respectively) ..................    1,889,485    4,790,070    4,725,895    4,987,408
     Real estate owned ..........................................         --           --           --      1,065,193
     Organization costs (net of accumulated
         amortization of $1,727,  $2,287, $2,474 and $2,474
         at December 31, 1994
         and 1995, April 30, 1996 and September 30,
         1996, respectively) ....................................        1,073          513          326        9,564
     Deferred offering costs ....................................         --           --           --         89,536
                                                                    ----------   ----------   ----------   ----------

     Total assets ...............................................   $3,148,661   $6,254,052   $6,267,251   $6,840,541
                                                                    ==========   ==========   ==========   ==========


                 See accompanying notes to financial statements.

                       CAPITAL ALLIANCE INCOME TRUST LTD.,
                         A REAL ESTATE INVESTMENT TRUST

                                 BALANCE SHEETS
                                                                                      Combined (Predecessors)            (Successor)
                                                                                      -----------------------            -----------
                                                                                         December 31,        April 30, September 30,
                                                                                       1994         1995         1996        1996
                                                                                       ----         ----         ----        ----
                                                                                                    (Unaudited)


LIABILITIES AND STOCKHOLDERS' EQUITY

     Liabilities

         Mortgage note holdback ................................................   $   19,555   $   94,282   $  186,327   $   54,274
         Due to affiliates .....................................................       36,186       51,471       61,947       67,660
         Other liabilities .....................................................         --         18,269       15,042       50,094
         Mortgage payable on Real Estate Owned .................................         --           --           --        725,267
                                                                                   ----------   ----------   ----------   ----------
     Total liabilities .........................................................       55,741      164,022      263,316      897,295
                                                                                   ----------   ----------   ----------   ----------

     Stockholders' Equity

         Class "A" shares, $9.50 stated value, unlimited
         shares of beneficial interest authorized:
         CAIT I:  325,392.02, 344,435.18, 343,843.07
         shares issued and outstanding at
         December 31, 1994 and 1995 and April 30,
         1996, respectively ....................................................    3,090,923    3,271,833    3,231,587         --
         CAIT II:  297,496.95, 293,094.26
         shares issued and outstanding at
         December 31, 1995 and April 30, 1996, respectively ....................         --      2,815,240    2,770,351         --


         Class "B" shares, no par value, three
         shares of beneficial interest authorized:
         CAIT I:  one share issued and outstanding
         at December 31, 1994 and 1995 and April
         30, 1996, respectively ................................................          997          997          997         --
         CAIT II:  one share issued and outstanding at
         at December 31, 1994 and 1995 and April
         30, 1996, respectively ................................................        1,000        1,960        1,000         --

         Preferred  stock,  $.01 par value  (liquidation  value $9.50 per share)
         675,000 shares authorized;  none issued and outstanding at December 31,
         1995 and April 30, 1996 and 641,283 shares issued and outstanding at
         September 30, 1996 ....................................................         --           --           --          6,413

         Common stock, $.01 par value 2 million shares  authorized;  none issued and outstanding at December 31, 1995,
         April 30, 1996 and at September 30, 1996 ..............................         --           --           --           --

         Additional paid in capital (Preferred stock) ..........................         --           --           --      5,936,833
                                                                                   ----------   ----------   ----------   ----------
     Total stockholders' equity ................................................    3,092,920    6,090,030    6,003,935    5,943,246
                                                                                   ----------   ----------   ----------   ----------

     Total liabilities and stockholders' equity ................................   $3,148,661   $6,254,052   $6,267,251   $6,840,541
                                                                                   ==========   ==========   ==========   ==========

                       CAPITAL ALLIANCE INCOME TRUST LTD.,
                         A REAL ESTATE INVESTMENT TRUST

                            STATEMENTS OF OPERATIONS

                                                                                     Combined (Predecessors)          (Successor)
                                                                                     -----------------------          -----------
                                                Combined (Predecessors)             Nine Months    Four Months        Five Months
                                                -----------------------                Ended          Ended              Ended
                                               Years Ended December 31,            September 30,     April 30,        September 30,
                                           1993          1994            1995          1995           1996               1996
                                           ----          ----            ----          ----           ----               ----
                                                                                    (Unaudited)    (Unaudited)        (Unaudited)
REVENUES
     Interest income                   $   99,124    $   156,210    $   463,133     $   338,279   $   242,136         $   280,111
     Other income                           1,458            797         26,230          15,369        31,573              20,624
                                       ----------    -----------    -----------     -----------   -----------         -----------
         Total revenues                   100,582        157,007        489,363         353,648       273,709             300,735
                                       ----------    -----------    -----------     -----------   -----------         -----------

EXPENSES
     Loan servicing fees and
         other expenses to
          related party                     8,578         17,676         43,165          30,227        20,107              25,190
     Loan loss reserve                        ---            ---         12,000           5,000        20,000              33,000
     General and administrative             8,282         10,265         19,784           6,892         6,959              17,861
                                       ----------    -----------    -----------     -----------   -----------         -----------
         Total expenses                    16,860         27,941         74,949          42,119        47,066              76,051
                                       ----------    -----------    -----------     -----------   -----------         -----------

NET  INCOME  BEFORE  GAIN ON SALE OF
FORECLOSED ASSETS                          83,722        129,066        414,414         311,529       226,643             224,684

GAIN ON FORECLOSED ASSETS                     ---         17,990            ---             ---           ---                 ---
                                       ----------    -----------    -----------     -----------   -----------         -----------

NET INCOME                             $   83,722    $   147,056    $   414,414     $   311,529   $   226,643         $   224,684
                                       ==========    ===========    ===========     ===========   ===========         ===========


NET INCOME PER PREFERRED   SHARE
                                          0.934          0.823          0.938           0.777         0.350               0.350

WEIGHTED AVERAGE  PREFERRED SHARES
OUTSTANDING
                                           89,644        178,689        442,026         400,739       646,971             641,804

PRO-FORMA NET INCOME
     PER COMMON SHARE
     (note 3)                                 ---            ---            ---             ---           ---                 ---

                 See accompanying notes to financial statements

                       CAPITAL ALLIANCE INCOME TRUST LTD.,
                         A REAL ESTATE INVESTMENT TRUST

                  STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY


                                                              Combined (Predecessors)              (Successor)
                                                            Class A                  Class B        Preferred
                                                   Shares            Amount          Amount         Amount (1)          Total
                                                   ------            ------          ------         ----------          -----

 BALANCE AS OF JANUARY 1, 1993                     71,515.20     $      679,087    $       997    $        ---    $     680,084
 Corpus contributed                                40,902.74            388,576            ---             ---          388,576
 Organizational and offering costs                 (2,782.13)           (26,424)           ---             ---          (26,424)
 Dividends                                               ---            (82,885)          (837)            ---          (83,722)
 Net income, 1993                                        ---             82,885            837             ---           83,722
                                                  ----------     --------------    -----------    ------------    -------------

 BALANCE AS OF DECEMBER 31, 1993                  109,635.81          1,041,239            997             ---        1,042,236
 Corpus contributed                               231,764.95          2,201,767          1,000             ---        2,202,767
 Organizational and offering costs                (16,008.74)          (152,083)           ---             ---         (152,083)
 Dividends                                               ---           (145,585)        (1,471)            ---         (147,056)
 Net income, 1994                                        ---            145,585          1,471             ---          147,056
                                                  ----------     --------------    -----------    ------------    --------------

 BALANCE AS OF DECEMBER 31, 1994                  325,392.02          3,090,923          1,997             ---         3,092,920
 Corpus contributed                               337,578.84          3,206,999            ---             ---         3,206,999
 Organizational and offering costs                (21,038.73)          (199,868)           ---             ---          (199,868)
 Dividends                                               ---           (421,251)        (3,184)            ---          (424,435)
 Net income, 1995                                        ---            410,270          4,144             ---           414,414
                                                  ----------     --------------    -----------    ------------    --------------

 BALANCE AS OF DECEMBER 31, 1995                  641,932.13          6,087,073          2,957             ---         6,090,030
 Redemption of class "A" shares                    (4,402.69)           (44,825)           ---             ---           (44,825)
 Organizational and offering costs                   (592.11)            (5,625)           ---             ---            (5,625)
 Dividends                                                ---          (259,061)        (3,227)            ---          (262,288)

 Net income, four months ended
      April 30, 1996   (Unaudited)                        ---           224,376          2,267             ---           226,643
                                                 -----------     --------------   ------------   -------------   ---------------

 BALANCE AS OF  APRIL 30, 1996                    636,937.33          6,001,938          1,997             ---         6,003,935
 Exchange to preferred shares                    (636,937.33)        (6,001,938)        (1,997)      6,003,935               ---
 Redemption of shares                                     ---               ---            ---         (23,250)          (23,250)
 Organizational and offering costs                        ---               ---            ---          (2,314)           (2,314)
 Dividends                                                ---               ---            ---        (259,809)         (259,809)
 Net income, five months ended
      September 30, 1996   (Unaudited)                    ---               ---            ---         224,684           224,684
                                               --------------    --------------    -----------    ------------    --------------

 BALANCE AS OF SEPTEMBER 30, 1996
 (Unaudited)                                              ---    $          ---    $       ---    $  5,943,246    $    5,943,246
                                               ==============    ==============    ===========    ============    ==============

(1) Preferred amount includes additional paid in capital of $5,936,833.

                 See accompanying notes to financial statements.

                       CAPITAL ALLIANCE INCOME TRUST LTD.,
                         A REAL ESTATE INVESTMENT TRUST

                            STATEMENTS OF CASH FLOWS

                                                                              Combined (Predecessors)
                                                                              -----------------------
                                                                              Years Ended December 31,
                                                                       1993             1994              1995
                                                                       ----             ----              ----
CASH FLOWS FROM OPERATING ACTIVITIES
     Net income                                               $       83,722   $      147,056    $      414,414
     Adjustments to reconcile net income to net cash
         provided by operating activities:
         Amortization                                                    560              560               560
         Increase in accounts receivable                              (5,333)          (6,753)          (57,162)
         Increase in loan loss reserve                                   ---              ---            12,000
         Increase in due to affiliates                                26,892            7,167            15,285
         Increase (decrease) in other liabilities                    (14,333)            (250)           18,269
                                                              --------------   ---------------   --------------

         Net cash provided by operating activities                    91,508          147,780           403,366
                                                              --------------   --------------    --------------

CASH FLOWS FROM INVESTING ACTIVITIES
     (Increase) decrease in restricted cash                              ---          (19,542)              922
     Increase (decrease) in mortgage note holdback                       ---           19,555              (875)
     Increase in investments                                             ---              ---          (200,000)
     Investments in mortgage loans                                  (434,500)      (1,569,985)       (3,740,011)
     Repayments of mortgage loans                                    338,000          301,000           827,426
                                                              --------------   --------------    --------------

         Net cash used in investing activities                       (96,500)      (1,268,972)       (3,112,538)
                                                              --------------   --------------    --------------

CASH FLOWS FROM FINANCING ACTIVITIES
     Capital contributions                                           388,576        2,202,767         2,941,488
     Organizational and offering costs                               (26,424)        (152,083)         (199,868)
     Dividends paid                                                  (83,722)        (147,056)         (424,435)
                                                              --------------   --------------    --------------

         Net cash provided by financing activities                   278,430        1,903,628         2,317,185
                                                              --------------   --------------    --------------

NET INCREASE (DECREASE) IN CASH                                      273,438          782,436          (391,987)
CASH AT BEGINNING OF YEAR                                            166,091          439,529         1,221,965
                                                              --------------   --------------    --------------

CASH AT END OF YEAR                                           $      439,529   $    1,221,965    $      829,978
                                                              ==============   ==============    ==============

SUPPLEMENTAL CASH FLOW INFORMATION:
     Interest paid                                            $          ---   $       45,304    $          ---

NON-CASH INVESTING AND FINANCING ACTIVITIES:
     Increase in subscriptions receivable                     $          ---   $          ---    $     (265,511)


                 See accompanying notes to financial statements.
                                                                             F-7

                       CAPITAL ALLIANCE INCOME TRUST LTD.,
                         A REAL ESTATE INVESTMENT TRUST

                            STATEMENTS OF CASH FLOWS
                                                                                                                                 F-8
                                                                     Combined (Predecessors)                (Successor)
                                                                     -----------------------                -----------
                                                                  Nine Months          Four Months          Five Months
                                                                     Ended                Ended                Ended
                                                                 September 30,          April 30,          September 30,
                                                                      1995                 1996                1996
                                                                  (Unaudited)           (Unaudited)         (Unaudited)
                                                                  -----------           -----------         -----------
CASH FLOWS FROM OPERATING ACTIVITIES
     Net income                                               $      311,529       $      226,643       $      224,684
     Adjustments to reconcile net income to net cash
     provided     by operating activities:
         Amortization                                                    ---                  187                  ---
         Increase in accounts       receivable                       (52,807)             (43,733)            (146,120)
         Increase in loan loss reserve                                 5,000               20,000               33,000
         Increase (decrease) in due to affiliates                    (11,356)              10,476                5,713
         Increase (decrease) in other liabilities                     11,606               (3,227)              35,052
                                                              --------------       ---------------      --------------

         Net cash provided by operating activities                   263,972              210,346              152,329
                                                              --------------       --------------       --------------

CASH FLOWS FROM INVESTING ACTIVITIES
     (Increase) decrease in restricted cash                           17,399              (92,046)             131,998
     Increase (decrease) in mortgage note holdback                   (17,352)              92,045             (132,053)
     Other investments                                              (200,000)                 ---                  ---
     Investments in mortgage loans                                (2,601,810)          (1,022,056)          (1,747,144)
     Repayments of mortgage loans                                    723,562            1,066,231            1,210,179
     Increase in organization costs                                      ---                  ---               (9,238)
                                                              --------------       --------------       --------------

         Net cash provided by (used in) investing
         activities                                               (2,078,201)              44,174             (546,258)
                                                            ----------------       --------------       ---------------

CASH FLOWS FROM FINANCING ACTIVITIES
     Capital contributions                                         2,109,653                  ---                  ---
     Redemption of shares                                                ---              (44,825)             (23,250)
     Deferred offering costs                                             ---                  ---              (89,536)
     Decrease in subscription receivable                                 ---              265,511                  ---
     Organizational and offering costs                              (128,767)              (5,625)              (2,314)
     Dividends paid                                                 (283,285)            (262,288)            (259,809)
                                                              ---------------      ---------------      ---------------

         Net cash provided by (used in) financing
         activities                                                1,697,601              (47,227)            (374,909)
                                                              --------------       ---------------      ---------------

NET INCREASE (DECREASE) IN CASH                                     (116,628)             207,293             (768,838)
CASH AT BEGINNING OF PERIOD                                        1,221,965              829,978            1,037,271
                                                              --------------       --------------       --------------

CASH AT END OF PERIOD                                         $    1,105,337       $    1,037,271       $      268,433
                                                              ==============       ==============       ==============

NON-CASH INVESTING AND FINANCING ACTIVITIES:
     Real estate acquired through foreclosure                 $          ---       $          ---       $  1,065,193
     Increase in mortgage payable                             $          ---       $          ---       $      725,267

                 See accompanying notes to financial statements.

                       CAPITAL ALLIANCE INCOME TRUST LTD.,
                         A REAL ESTATE INVESTMENT TRUST

                          NOTES TO FINANCIAL STATEMENTS

                     For the nine months ended September 30,
                     1995 (unaudited), the four months ended
                           April 30, 1996 (unaudited),
              the five months ended September 30, 1996 (unaudited)
                and the three-year period ended December 31, 1995

1.   Organization
     ------------

     Capital Alliance Income Trust Ltd., A Real Estate Investment Trust, a Delaware corporation (the "Trust") was formed December 12, 1995 to facilitate the consolidation of the mortgage investment operations of Capital Alliance Income Trust I, a Delaware business trust, and Capital Alliance Income Trust II, a Delaware business trust, (collectively referred to as the "Predecessors", individually referred to as "CAIT I" and "CAIT II", respectively). CAIT I and CAIT II were both privately-held mortgage investment trusts which invested primarily in loans secured by deeds of trust on one-to-four unit residential properties. The Manager, Capital Alliance Advisors, Inc. (the "Manager") originates, services and sells the Trust's loans.

     The effective date of the combination (the "Combination") was midnight April 30, 1996, pursuant to the issuance of a permit by the California Commissioner of Corporations which qualified the issuance of the preferred shares of the Trust issued in the consolidation. Under the Agreement and Plan of Reorganization and Consolidation among the Trust and the Predecessors, each outstanding share of the Predecessors' Class "A" shares was converted into one (1) share of the Trust's Series A preferred stock (the "Preferred Shares") and the outstanding shares of the Predecessors' Class "B" shares were converted into Preferred Shares equal to one percent (1%) of the total number of Preferred Shares to be issued in the consolidation of the Predecessors.

     At midnight April 30, 1996, the Trust (Successor) exchanged 347,715 and 296,015 Preferred Shares to CAIT I and CAIT II, respectively, for all whole shares of the Predecessors' outstanding Class "A" and Class "B" shares. Thereafter, all assets and liabilities of the Predecessors were transferred to the Trust.

2.   Basis of presentation
     ---------------------

     The operations of the Predecessors have been combined with the Trust due to the common management and directors.

     Since CAIT II was formed in late 1994 and did not begin operations until 1995, the historical operations of CAIT II are reflected in the combined financial statements beginning in 1995.

     The Combination has been accounted for as a purchase. CAIT I is considered the acquiring entity and CAIT II the acquired entity. The purchase price represents the net assets of CAIT II as of April 30, 1996 approximating $2,771,351. This amount is the carrying amount of assets less liabilities which approximates fair market value. Therefore, there is no excess purchase price or Goodwill. The fair market value of net assets acquired was used to determine the purchase price since the value of the Trust's Preferred Shares exchanged is not readily determinable and the fair value of net assets acquired is more clearly evident.

     ---------------------------------

     The interim unaudited financial statements as of and for the four months ended April 30, 1996 represent the combined financial statements of the Predecessors (immediately prior to the merger).

     The interim unaudited financial statements as of and for the five months ended September 30, 1996 represent the financial statements as of the Trust (Successor) after the merger described in Note 1.

     The following summarized pro-forma information assumes the acquisition had occurred on January 1, 1994.

                                                1995
                                ------------------------------------
                                  CAIT I       CAIT II       Total       1994 (1)
                                ----------    ---------   ----------    ---------
Total revenues .............     $377,363     $112,000     $489,363     $157,007
Net income .................      318,397       96,017      414,414      147,056
Net income per share .......                                  0.938        0.823

     (1)          no operations of CAIT II in 1994

3.   Summary of significant accounting policies
     ------------------------------------------

     Cash and cash equivalents. Cash and cash equivalents include cash and liquid investments with an original maturity of three months or less. The Trust deposits cash in financial institutions insured by the Federal Deposit Insurance Corporation. At times, the Trust's account balances may exceed the insured limits.

     Use of estimates. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

     Investment. The Trust holds an interest in 99% of the outstanding Class B preferred shares (20,000 shares of non voting stock) of beneficial interest of Sierra Capital Acceptance ("Investee"), a Delaware business trust which originates and sells residential mortgage loans. Sierra Capital Services, Inc., a related party, owns 99% of the Class A common shares of beneficial interest of the Investee and maintains voting control. The Class B preferred shares are entitled to a 15% return per annum. All net profits and losses are allocated to the Class A common shares. Class A common shareholders are required to contribute or loan additional capital to cover any operating losses. The Investee is taxed as a partnership. The Trust accounts for its investment under the equity method and accrues earnings as described above (15% return) in accordance with the Investee's trust agreement.

     ------------------------------------------------------

     Unaudited interim financial statements. The unaudited interim statements reflect all adjustments necessary to make a fair presentation of the results for the interim periods presented. All such adjustments are of a normal recurring nature.

     Income taxes. The Trust intends at all times to qualify as a real estate investment trust ("REIT"), for federal income tax purposes, under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended and applicable Treasury Regulations. Therefore, the Trust generally will not be subject to federal corporate income taxes on its net income that is currently distributed to stockholders. To qualify as a REIT, the Trust must elect to be so treated and must meet on a continuing basis certain requirements relating to the Trust's organization, sources of income, nature of assets, and distribution of income to shareholders. In addition, the Trust must maintain certain records and request certain information from its stockholders designed to disclose actual ownership of its stock.

     In order to maintain its qualification as a REIT, the Trust must annually satisfy three gross income requirements. First, at least 75% of the Trust's gross income (excluding gross income from prohibited transactions) for each taxable year must be derived directly or indirectly from: (i) rents from real property; (ii) interest on obligations secured by mortgages on real property or on interests in real property; (iii) gain from the sale or other disposition or real property (including interests in real property and interests in mortgages on real property) not held primarily for sale to customers in the ordinary course of business; (iv) dividends or other distributions on, and gain (other than gain from prohibited transactions) from the sale or other disposition of, transferable shares in other real estate investment trusts; (v) abatements and refunds of taxes on real property; (vi) income and gain derived from foreclosure property; (vii) amounts received or accrued as consideration for entering into agreements
     (a) to make loans secured by mortgages on real property or on interests in real property or (b) to purchase or lease real property (including interests in real property and interests in mortgages on real property);
     (viii) gain from the sale or other disposition of a real estate asset which is not a prohibited transaction; and (ix) qualified temporary investment income. Second, at least 95% of the Trust's gross income (excluding gross income from prohibited transactions) for each taxable year must be derived from the sources described above with respect to the 75% gross income test, dividends, interest, and gain from the sale or disposition of stock or securities (or from any combination of the foregoing). Third, short-term gain from the sale or other disposition of stock or securities, gain from prohibited transactions, and gain on the sale or other disposition of real property held for less than four years (apart from involuntary conversions and sales or other disposition of foreclosure property) must represent less than 30% of the Trust's gross income (including gross income from prohibited transactions) for each taxable year.

     ------------------------------------------------------

     The Trust, at the close of each quarter of its taxable year, must also satisfy three tests relating to the nature of its assets. First, at least 75% of the value of the Trust's total assets must be represented by Qualified REIT Assets, cash, cash items and government securities. Qualified REIT Assets include (i) interests in real property and interests in mortgages on real property, (ii) interests in REMICS, and (iii) stock or debt instruments held for not more than one year purchased with the proceeds of a stock offering or long-term (at least five years) public debt offering of the Trust. Second, not more than 25% of the Trust's total assets may be represented by securities other than those in the 75% asset class. Third, of the investments included in the 25% asset class, the value of any one issuer's securities owned by the Trust may not exceed 5% of the value of the Trust's total assets and the Trust may not own more than 10% of any one issuer's outstanding voting securities. The Trust believes that substantially all of its assets, are Qualified REIT Assets.

     The Trust, in order to qualify as a REIT, is required to distribute dividends (other than capital gain dividends) to its stockholders in an amount at least equal to (i) the sum of (a) 95% of the Trust's "REIT taxable income" (computed without regard to the dividends paid deduction and by excluding the Trust's net capital gain) and (b) 95% of the net income (after tax), if any, from foreclosure property, minus (ii) the sum of certain items of noncash income.

     If the Trust fails to qualify for taxation as a REIT in any taxable year, and the relief provisions do not apply, the Trust will be subject to tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates. Distributions to stockholders in any year in which the Trust fails to qualify will not be deductible by the Trust nor will they be required to be made. Unless entitled to relief under specific statutory provisions, the Trust will also be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost.

     Based on the Trust's plans to qualify as a REIT, no provision for federal income taxes has been made in the financial statements.

     Loan loss reserve. Management reviews its loan loss provision periodically and the Trust maintains an allowance for losses on mortgage notes receivable at an amount that management believes is sufficient to protect against losses in the loan portfolio given the combined loan to value of the Trust's loan portfolio based on independent appraisals at the date of the loan. Accounts receivable deemed uncollectible are written off or reserved. The Trust does not accrue interest income on impaired loans (note
     5).

     ------------------------------------------------------

     Fair value of financial instruments. For cash and cash equivalents, the carrying amount is a reasonable estimate of fair value. For mortgage note receivables, fair value is estimated by discounting the future cash flows using the current interest rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities. It was determined that the difference between the carrying amount and the fair value of the mortgage notes receivable is immaterial.

     Organizational and offering costs. Organization costs are capitalized and amortized on a straight-line basis over five years. Organizational and offering costs are recorded as a reduction of class "A" corpus and are neither deductible nor amortizable.

     Real estate owned. Real estate owned results from foreclosure of loans and is carried at the lower of fair value of the property minus estimated costs to sell or carrying amount. At time of foreclosure, the foreclosed asset is recorded at fair value. At this time senior debt to which the asset is subject is reported as mortgage payable.

     Pro-forma earnings per share. Historically the Preferred Shares received 100% of the net income. The Preferred Shares will receive an annual preferred allocation of income and distribution. After meeting this preference, 100% of any additional income earned from the proceeds of the offering will be allocated to the Common Shares until the distribution matches the Preferred Shares (see note 9). No common shares were outstanding in prior periods.

4.   Mortgage note holdback

     Pursuant to mortgage loan agreements between the Trust and its borrowers, a portion of the loan proceeds are held by the Trust in segregated accounts to be disbursed only to borrowers upon completion of certain improvements on the secured property. As of December 31, 1994 and 1995, April 30, 1996 and September 30, 1996, mortgage note holdbacks from the consummation of mortgage loans made amounted to $19,555, $94,282, $186,327 and $54,274, respectively.

5.   Mortgage notes  receivable

     Mortgage notes receivable represent transactions with customers in which the Trust has invested in home equity loans on residential real estate. The Trust is subject to the risks inherent in finance lending including the risk of borrower default and bankruptcy.

     Mortgage notes receivable are stated at the principal outstanding. Interest on the mortgages is due monthly and principal is due as a balloon payment at loan maturity. The notes are secured by deeds of trust on residential properties located primarily in California which results in a concentration of

     --------------  ----------------------

     credit risk. The value of the loan portfolio may be affected by changes in the economy or other conditions of the geographical area. A portion of the notes are secured by a second position on the underlying properties and loans are non-conforming loans to B/C-credit borrowers.

     The Trust measures impairment based on the fair value of the related collateral since all loans subject to this measurement are collateral dependent. There was no investment in impaired loans for all periods presented.

     A reconciliation of mortgage notes receivable is as follows:
                                                                                                        (Successor)
                                                  December 31,            September 30,   April 30,    September 30,
                                                  ------------            -------------   ---------    -------------
                                         1993      1994        1995           1995          1996            1996
                                                                           (unaudited)   (unaudited)     (unaudited)
     Balance at beginning of period $  524,000  $   620,500  $1,889,485     $1,889,485   $4,790,070      $4,725,895
     Additions during period:
New mortgage loans                     434,500    1,569,985    3,740,011     2,601,810    1,022,056       1,747,144
     Deductions during period:
        Collections of principal       338,000       ---         827,426      723,562    1,066,231       1,210,179
        Foreclosures                     ---       301,000         ---          ---          ---           242,452
Loan loss reserve                        ---         ---          12,000        5,000       20,000          33,000
                                    --------------------------------------------------------------------------------
     Balance at close of period     $  620,500  $1,889,485   $4,790,070     $3,762,733    $4,725,895     $4,987,408
                                    ==========  ==========   ==========     ==========    ==========     ==========

     Activity in the loan loss reserve was as follows:

                                               December 31,            Sept. 30, April 30,  Sept. 30,
                               -------------------------------------   --------- --------  ----------
                                     1993          1994        1995      1995      1996      1996
                                     ----         -----        ----      ----      ----      ----
Balance, beginning of period   $       --     $       --     $  --     $  --     $12,000   $32,000
Loan loss reserve ..........           --             --      12,000     5,000    20,000    33,000
                               ------------   ------------   -------   -------   -------   -------
Balance, end of period .....   $       --     $       --     $12,000   $ 5,000   $32,000   $65,000
                               ============   ============   =======   =======   =======   =======

     The total amount of delinquent principal as well as delinquent interest at December 31, 1994, December 31, 1995, April 30, 1996 and September 30, 1996 are as follows:

       December 31, 1994              December 31, 1995                April 30, 1996                 September 30, 1996
------------------------------    -------------------------    ------------------------------    ---------------------------
                                                                         (unaudited)                      (unaudited)
Principal            Interest      Principal     Interest       Principal        Interest         Principal        Interest
-----------------   ----------    ----------    -----------    -------------    -------------    -------------    ----------
$  97,000           $    1,613    $  327,000    $     7,630    $     738,990    $      53,054    $   1,063,538    $   79,657
=================   ==========    ==========    ===========    =============    =============    =============    ==========

     --------------------------------------

     Delinquent loans are loans where the monthly interest payments are 90 or more days overdue.

The amounts of delinquent loans stratified by period of delinquency as of December 31, 1995, April 30, 1996 and September 30, 1996 are as follows:

Period of Delinquency        December 31, 1995            April 30, 1996         September 30, 1996
----------------------    -----------------------   -----------------------   -----------------------
                                                            (unaudited)              (unaudited)
                           Principal     Interest    Principal     Interest    Principal     Interest
90-180 days delinquent    $  210,000   $    6,930   $  599,990   $   28,890   $  392,000   $   16,161
181-270 days delinquent      117,000          700       42,000        3,430      288,000       23,164
270 days delinquent ...         --           --         97,000       20,734      383,538       40,332
                          ----------   ----------   ----------   ----------   ----------   ----------
         Total ........   $  327,000   $    7,630   $  738,990   $   53,054   $1,063,538   $   79,657
                          ==========   ==========   ==========   ==========   ==========   ==========

     -------------------------------------

     The Trust's mortgage notes receivable all relate to conventional loans secured by deeds of trust on single family residences. The following is a summary of the Trust's mortgage notes receivable at December 31, 1995.

                                                                                                                    Principal amount
                                                                   Periodic                                         of loans subject
                                         Interest       Final      payment     Prior   Face amount  Carrying amount  to delinquent
       Description                         rate     maturity date  terms       liens  of mortgages   of mortgages     principal or
       -----------                         ----     -------------  -----       -----  ------------   ------------  intersest(Note A)

Individual loans greater than
$144,062 (3% of total
mortgage notes receivable of ...           12.75%    03/01/96     $3,185       Second   $  300,000   $  299,793        $        0
$4,802,070):                               13.75%    01/01/98     $2,658        First   $  232,000   $  232,000        $        0
                                           12.50%    11/01/97     $2,281       Second   $  219,000   $  219,000        $        0
                                           13.00%    04/01/97     $1,844        First   $  180,000   $  170,200        $        0
                                           13.00%    07/01/96     $1,820        First   $  168,000   $  168,000        $  168,000
                                           13.00%    11/01/98     $1,767        First   $  163,093   $  163,093        $        0
                                           13.00%    02/01/96     $1,625        First   $  150,000   $  150,000        $        0

Loans from $100,000-$144,062 ... 12.5% to 13.5%    6 to 36 months   --           --           --     $  849,100        $        0

Loans from $50,000-$99,999 ..... 12.5% to 16.0%    12 to 61 months  --           --           --     $2,018,900        $   97,000

Loans from $20,000-$49,999 ..... 12.75% to 16.0%   9 to 60 months   --           --           --     $  531,984        $   62,000
                                                                                                     ----------

Total Mortgage Notes Receivable
  at December 31, 1995 before
  loan loss reserve                                                                               $   4,802,070
Loan loss reserve                                                                                       (12,000)
                                                                                                        --------------
Total Mortgage Notes Receivable
  at December 31, 1995, net of
  loan loss reserve of $12,000                                                                    $   4,790,070
                                                                                                        =============

                       CAPITAL ALLIANCE INCOME TRUST LTD.,
                         A REAL ESTATE INVESTMENT TRUST

                          NOTES TO FINANCIAL STATEMENTS

                     For the nine months ended September 30,
                     1995 (unaudited), the four months ended
                           April 30, 1996 (unaudited),
              the five months ended September 30, 1996 (unaudited)
                and the three-year period ended December 31, 1995

6.   Accounts receivable
     -------------------

     Accounts   receivable  consists  of  accrued  interest  on  mortgage  notes receivable and other amounts due from borrowers.

7.   Subscriptions receivable
     ------------------------

     As of December 31, 1995, shareholders owed the Trust $265,511 for capital contributions to the Trust. Prior to the issuance of the Predecessors' December 31, 1995 audited financial statements, amounts outstanding as of December 31, 1995 were collected.

8.   Related party transactions
     --------------------------

     The  Manager,  which  is  owned  by  several  of  the  Trustees  and  their affiliates, contracted with the Trust to provide loan administration services and receives fees for these services from the Trust. There are no loan origination costs paid by the Trust, since such costs are paid to the Manager by the borrowers. The Manager is also entitled to reimbursement for clerical and administrative services at cost based on relative utilization of facilities and personnel. The Manager bears all expenses of services for which it is separately compensated. The Predecessors paid loan servicing fees of $8,578, $17,676 and $43,165 during 1993, 1994 and 1995, respectively, to the Manager. During the nine months ended September 30, 1995, the Predecessors paid $30,227 to the Manager. During the four months ended April 30, 1996, the Predecessors paid $20,107 to the Manager. During the five months ended September 30, 1996, the Trust paid $25,190 to the Manager. The loan servicing fee equals 0.083% of the monthly (1% annually) value of all assets less liabilities and reserves.

     The Trust and the Predecessors also paid the Manager $0.20 per share for organizing the business and marketing their securities. During 1993, 1994 and 1995, the Predecessors paid $7,758, $44,173 and $65,552, respectively, to the Manager. For the nine months ended September 30, 1995, the Predecessors paid $42,383 to the Manager. For the four months ended April 30, 1996, the Predecessors paid $5,625 to the Manager. For the five months ended September 30, 1996, the Trust paid $2,314 to the Manager.

     In addition, the Predecessors paid a sales commission of $0.50 per share to participating broker/dealers, one of which is an affiliate of the Manager. Total sales commissions paid to the affiliated broker/dealer was $20,369, $40,835 and $134,316 during 1993, 1994 and 1995, respectively. For the nine months ended September 30, 1995, the Predecessors paid $86,384 of sales commissions to the affiliated broker/dealer. For the four months ended April 30, 1996 the Predecessors paid no sales commissions to the affiliated broker/dealer. For the five months ended September 30, 1996, the Trust paid no sales commissions to the affiliated broker/dealer. Most of the sales commissions was reallowed to third party securities broker/dealers or registered representatives.

                       CAPITAL ALLIANCE INCOME TRUST LTD.,
                         A REAL ESTATE INVESTMENT TRUST

                          NOTES TO FINANCIAL STATEMENTS

                     For the nine months ended September 30,
                     1995 (unaudited), the four months ended
                           April 30, 1996 (unaudited),
              the five months ended September 30, 1996 (unaudited)
                and the three-year period ended December 31, 1995

9.   Preferred Stock
     ---------------

     As noted in note 1, as of midnight April 30, 1996 the former Class A and B shareholders exchanged all of their shares for the Trust's Preferred Shares.

     CAIT I and CAIT II (Predecessors)
     ---------------------------------

     CAIT I and CAIT II's net profits and distributable cash flow were allocated 1% to the class "B" shareholder and 99% to the class "A" shareholders until the class "A" shareholders received a non-cumulative, non-compounded return per annum on their net capital contribution equal to the lesser of 13% of their net capital contribution or the prime rate plus 450 base points for CAIT I and 350 base points for CAIT II. Thereafter, net profits and distributable cash flow were allocated 50% to the class "B" shareholder and 50% to the class "A" shareholders. CAIT I and CAIT II's net losses were allocated 1% to the class "B" shareholder and 99% to the class "A" shareholders.

     PREFERRED STOCK
     ---------------

     As of April 30, 1996 (prior to the merger) there are no Preferred Shares issued and outstanding and no common shares outstanding. The Predecessor's authorized capital stock consists of 2,000,000 common shares and 675,000 preferred shares.

     As of September 30, 1996 there are 641,283 Preferred Shares issued and outstanding and no common shares outstanding. The Trust's authorized capital stock consists of 2,000,000 common shares and 675,000 preferred shares.

     Each Preferred and Common Share is generally entitled to one vote on all matters to be voted upon by the shareholders. The shareholders will have all the voting rights provided by Delaware General Corporation Law to shareholders of Delaware corporations and will be entitled to vote upon:
     (1) the election or removal of Directors; and (2) the ratification of the Directors approval, renewal or termination of the Management Agreement. As permitted by Delaware law, the Trust's Certificate of Incorporation allows the Directors to amend the Trust's bylaws without shareholder consent.

     Holders of the Preferred Shares will be entitled to the Current Distribution Preference with respect to such Current Distributions as are declared each year equal to an amount equal to an annualized return on the Net Capital Contribution of Preferred Shares at each dividend record date during such year (or, if the Directors do not set a record date, as of the first day of the month) equal to 10.25% or 150 basis points over the Prime Rate (determined on a not less than quarterly basis). The Current Distribution Preference on the Preferred Shares is not cumulative.

     After declaration for a given quarter of Current Distributions to the holders of Preferred Shares in the amount of the Current Distribution Preference, no further distributions may be declared on the

                       CAPITAL ALLIANCE INCOME TRUST LTD.,
                         A REAL ESTATE INVESTMENT TRUST

                          NOTES TO FINANCIAL STATEMENTS

                     For the nine months ended September 30,
                     1995 (unaudited), the four months ended
                           April 30, 1996 (unaudited),
              the five months ended September 30, 1996 (unaudited)
                and the three-year period ended December 31, 1995

9.   Preferred Stock (continued)
     ---------------------------

     Preferred Shares for the subject quarter until the total dollar amount of current Distributions declared on the Common Shares as a class for that quarter equals (the "Matching Distribution") the Current Distribution Preference for each Preferred Share for such quarter. Any Current Distributions associated with a payment date that are declared after the Trustees have declared Current Distributions on Common shares in the amount of the Matching Distribution (i.e. excess Distributions) generally will be allocated such that the amount of Current Distributions per share paid to or declared to the holders of the Preferred Shares and Common Shares for the subject quarter are equal.

     Holders of Preferred Shares are entitled to receive all Liquidating Distributions until the Aggregate Adjusted Net Capital Contribution of all Preferred Shares has been reduced to zero. Thereafter, holders of Common Shares are entitled to all Liquidation Distributions until the Aggregate Adjusted Net Capital Contributions of all Common Shares has been reduced to zero. Any subsequent Liquidating Distributions will be allocated among the holders of the Common Shares and Preferred Shares pro rata.

     The Preferred Shares are redeemable by a Shareholder at the option of the Board of Directors annually on June 30 provided a request for such redemption by a Preferred Shareholder is received by May 15 of such year. The Board of Directors may arbitrarily and in their sole discretion deny, delay, postpone or consent to any or all request for redemption. The Redemption Amount to be paid for redemption of such Preferred Shares shall be the Adjusted Net Capital Contribution plus accrued but unpaid dividends attributable to the Preferred Shares which the Preferred Shareholder request be redeemed, divided by the Aggregate Net Capital Contributions plus accrued but unpaid Dividends attributable to all Preferred Shares outstanding, multiplied by the Net Asset Value of the Trust attributable to the Preferred Shares which shall be that percentage of the Trust's Net Asset Value that the Aggregate Adjusted Net Capital Contributions of all
     Preferred Shares bears to the Adjusted Net Capital Contributions of all Shares outstanding. A contingent liquidation charge will be paid to the Trust in connection with each redemption as follows: 3% of Redemption Amount in 1996, 2% of Redemption Amount in 1997, 1% of Redemption Amount in 1998; and none thereafter.

                       CAPITAL ALLIANCE INCOME TRUST LTD.,
                         A REAL ESTATE INVESTMENT TRUST

                          NOTES TO FINANCIAL STATEMENTS

                     For the nine months ended September 30,
                     1995 (unaudited), the four months ended
                           April 30, 1996 (unaudited),
              the five months ended September 30, 1996 (unaudited)
                and the three-year period ended December 31, 1995

10.  Mortgage Notes Payable
     ----------------------

     As of September 30, 1996 the Trust held four mortgage notes payable totaling $725,267. These notes are payable to various banks and secured by first deeds of trust on various residential properties, with interest accruing at 7.0% to 8.95% per annum and principal and interest payments of $639 to $3,123 due monthly. The maturity dates vary and the balances outstanding are due, with any unpaid interest, on January 1, 2010 through June 1, 2025.

     Minimum annual principal payments are as follows:

                                       1996                              $     146,652
                                       1997                                    578,615
                                                                         -------------
                                           Total                         $     725,267
                                                                         =============

     The payments are based on management's assumption that the loans will be paid in full upon the sale of the foreclosed properties in 1997.

- ------------------------------------------------------------------------------
                                  HOW TO INVEST
- ------------------------------------------------------------------------------


FOR ANY ACCOUNT.

1. COMPLETE ALL ITEMS ON THE ORDER FROM. This includes the number of Shares being ordered, their total price, the manner in which the Shares are being ordered, their total price, the manner in which the Shares are to be registered, the shareholder's social security or taxpayer identification number and all selling agent information.

2. TAX IDENTIFICATION CERTIFICATION. You must provide your social security number to avoid backup withholding. Under the provisions of Section 3406(a)(1)(C) of the Internal Revenue Code, payers are required to withhold 20% from all taxable interest, dividend and certain other payments on accounts which do not reflect a certified social security number or tax identification number. This is referred to as "backup" withholding. "Backup" withholding is not an additional tax or penalty. Any amount withheld form your account may be used as a credit against your federal income tax.

       To certify that the tax identification number is correct and that you are not subject to any withholding under Section 3406(a)(1)(C), you must provide your name and address and sign and date the "Taxpayer Identification Number" section of the order form.

3. Write a check or money order for the amount of the subscription, made payable to "Golden Gate Bank, Escrow Agent" and send the Order Form and check to:

                          Capital Alliance Income Trust Ltd.
                          50 California Street, Suite 2020
                          San Francisco, CA 94111

4. If there are any questions regarding the Order Form, please contact your representative or Brookstreet Securities Corporation's Corporate Finance Department at (800) 268-2578 Ext. 104.

CAPITAL ALLIANCE INCOME TRUST LTD                       For Office Use Only
        ORDER FORM                                      ___________________
                                                        Social Security No.
INVESTOR INFORMATION                                  of investor whose name
Name(s) and addresses will be registered                is printed on the
exactly as printed or typed below                         adjacent line

Name(s)_______________________________________         ______ - ___ - ______

       _______________________________________     or TAX IDENTIFICATION NUMBER

       _______________________________________     _____ - ___________________

Address_______________________________________     /  /  U.S. Citizen

City ___________________State____ Zip_________    /  / U.S. Citizen residing
                                                       outside the U.S.
Phone Number ______-_____-_____  NY Residents
                                 see other side.  /  / Resident alien citizen of
                                                       _________________________
                                                  /  / Non-Resident alien
                                                       citizen of ______________

Under the penalties of perjury, I certify that the information provided in this section is true, correct and complete and that I am not subject to back-up withholding under the provisions of Section 3406(a)(1)(C) of the Internal Revenue Code.

X                        Date:          X                    Date: ___________
______________________________________________________________________________
INVESTMENT: Check only one

1 /  / INITIAL PURCHASE  /  / ADDITIONAL PURCHASE  Please make check payable to
                                                   Golden Gate Bank, Escrow
2. TOTAL PURCHASE PRICE:                           Agent and send completed
   No. of Common Shares                            order Form and check to:
   __________ x $8.00/share = $________________
                                (Minimum $800)
                                                   Capital Alliance Income
                                                   Trust Ltd

3. /  / Broker authorized to transfer              c/o Golden Gate Bank
        funds directly from Undersigned's          344 Pine Street
        Brokerage Account.                         San Francisco, CA 94104

- ------------------------------------------------------------------------------
FORM OF OWNERSHIP: Mark only one box.

/ / Individual

/ / Joint Tenants with Right of Survivorship

/ / Community Property

/ / Tenants in Common

/ / Tenants by the Entirety

/ / Other

/ / Custodian

/ / Estate

/ / Trust

/ / Corporation

/ / Custodian under UGMA, State of _________________________________
    or under UTMA, State of ________________________________________

TAX EXEMPT PLANS: Orders for the following registrations must be signed by the custodian/trustee

/ / IRA/SEP (Note for use with Sierra's Prototype)

/ / Qualified Retirement Plan (Keogh)

/ / Pension/Profit Sharing Plan

/ / 401(K)

/ / Other __________________________

ADDITIONAL MAILING ADDRESS: If you are investing through a Trust Company and want duplicate copies of investor mailings sent to you, please fill in below.

Name(s)______________________________________________

       ______________________________________________

       ______________________________________________

Address______________________________________________

       ______________________________________________

City   ______________________ State ___ Zip _________


OPTIONAL CHECK ADDRESS: If you would like your distribution check mailed to an address other than shown above, please complete this section.

Payee  ______________________________________________

Acct. No.____________________________________________

Address______________________________________________

       ______________________________________________

City   ______________________ State ___ Zip _________


- ----------------------------------------------------------------------------

BROKER/DEALER INFORMATION: The Registered Representative must sign below to complete order.

Broker/Dealer Firm ________________________________________________________

Registered Representative _________________________________________________

Representative Address ____________________________________________________

City ____________________________________ State ____ Zip __________________

Phone Number _____-_____-______

                                X
                                -------------------------------------------
                                Representative's Signature (Order cannot be accepted without signature.)

          THE FOLLOWING TEXT APPEARS ON THE REVERSE SIDE OF ORDER FORM

- ------------------------------------------------------------------------------
                          SPECIAL NEW YORK REQUIREMENTS
- ------------------------------------------------------------------------------

         Each purchaser of Shares in New York must sign the following statement:

         I hereby certify that I have either (i) a minimum annual gross income of $35,000 and a net worth at fair market value of at least $25,000 (exclusive of equity in home, home furnishings and personal automobiles), or (ii) a net worth of $100,000 (similarly defined). I understand that the minimum investment in the State of New York will be 315 Shares ($2,520) (125 Shares ($1,000) for IRA Investments).


- -----------------------------------------

- -----------------------------------------
         Signature of Investor(s)

         EXHIBIT 10.4                                 For Office Use Only
- -----------------------------                       --------------------------
CAPITAL ALLIANCE INCOME TRUST LTD       ORDER FORM

INVESTOR INFORMATION                                  Social Security No.
Name(s) and addresses will be registered       of investor whose name is printed
exactly as printed or typed below                    on the adjacent line

Name(s)                                                 -         -
- ----------------------------------------     --------   ------   -------------
- ----------------------------------------       or TAX IDENTIFICATION NUMBER
- ----------------------------------------             -
Address                                        -----   -----------------
- ----------------------------------------  [ ]   U.S. Citizen
City                State          Zip                [ ]       U.S. Citizen
- ------------------------------------------------     residing outside the U.S.
residing outside the U.S.                             [ ] Resident alien citizen
                                                          of ___________________
Phone Number          -          -                  NY Residents see other side.
             --------   --------   ----------------
                                               [ ] Non-Resident alien citizen of

                                               ---------------------------------
Under the penalties of perjury, I certify that the information provided in this section is true, correct and complete and that I am not subject to back-up withholding under the provisions of Section 3406(a)(1)(C) of the Internal Revenue Code.

X                     Date:             X                       Date:
- ------------------------------------------------------------------------------
INVESTMENT: Check only one
1. [ ] INITIAL PURCHASE   [ ] ADDITIONAL PURCHASE
   Please make check payable to Golden Gate Bank, Escrow Agent and send completed order Form and check to:

                Capital Alliance Income Trust Ltd.

                c/o Golden Gate Bank
                344 Pine Street
                San Francisco, CA 94104

2. TOTAL PURCHASE PRICE:
   No. of Common Shares              x $8.00/ share = $
                        ------------                     ------------
                                                     (Minimum $800)

3. [ ] Broker authorized to transfer funds directly from Undersigned's
       Brokerage Account.
- ------------------------------------------------------------------------------
FORM OF OWNERSHIP: Mark only one box.

   [ ] Individual                       [ ] Custodian

   [ ] Joint Tenants with Right         [ ] Estate
       of Survivorship
                                        [ ] Trust

   [ ] Community Property               [ ] Corporation

   [ ] Tenants in Common                [ ] Custodian under UGMA, State of

   [ ] Tenants by the Entirety              ------------------------------
                                            or under UTMA, State of
   [ ] Other
             -----------------              ------------------------------

TAX EXEMPT PLANS: Orders for the following registrations must be signed by the custodian/trustee

   [ ] IRA/SEP (Not for use with Sierra's Prototype)

   [ ] Qualified Retirement Plan (Keogh)

   [ ] Pension/Profit Sharing Plan

   [ ] 401(K)

   [ ] Other
             --------------------------------------
- ------------------------------------------------------------------------------
ADDITIONAL MAILING ADDRESS: If you are investing through a Trust Company and want duplicate copies of investor mailings sent to you, please fill in below.

Name(s)
       --------------------------------------------

       --------------------------------------------
Address
       --------------------------------------------

       --------------------------------------------
City                    State         Zip
       --------------------------------------------

OPTIONAL CHECK ADDRESS: If you would like your distribution check mailed to an address other than shown above, please complete this section.

Payee
       --------------------------------------------

       Acct. No.
       --------------------------------------------
Address
       --------------------------------------------

       --------------------------------------------
City                    State         Zip
       --------------------------------------------
- ------------------------------------------------------------------------------

BROKER/DEALER INFORMATION: The Registered Representative must sign below to complete order.

Broker/Dealer Firm
                   -------------------------------------------------------------

Registered Representative
                          ------------------------------------------------------

Representative Address
                       ---------------------------------------------------------

City                                                          State
     --------------------------------------------------------        ----- -----

Zip
     --------------------

Phone Number        -       -
             ---------------------------     X
                                               ---------------------------------
                                               Representative's Signature
                                                 (Order cannot be accepted
                                                  without signature.)

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 30. Other Expenses of Issuance and Distribution

     The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by the Registrant in connection with the sale of Common Stock being registered. All amounts are estimates except the SEC registration fee and the NASD filing fee.

                                                 Amount to be Paid
                                                 -----------------
SEC registration fee.................................$3,890.90
NASD filing fee.......................................2,240.00
AMEX Listing fee.....................................15,000.00
Printing and engraving expenses......................12,682.00
Legal fees and expenses..............................30,000.00
Accounting fees and expenses.........................10,000.00
Blue Sky fees and expenses................................NONE
Transfer agent and custodian fees.....................5,000.00
Miscellaneous........................................25,000.00

Item 31. Sales to Special Parties

                  Not Applicable

Item 32. Recent Sales of Unregistered Securities

                  From  October 31, 1991  through  December  31,  1995,  Capital
Alliance Income Trust I, ("CAIT I"), a Delaware business trust and a predecessor to the Trust, issued 344,435 Class "A" Shares in return for capital contributions totaling $3,444,350 and one Class "B" share for a capital contribution of $1,000.

                  From December 1, 1994 through December 31, 1995, Capital Alliance Income Trust II, ("CAIT II"), a Delaware business trust and a predecessor to the Trust, issued 297,497 Class "A" Shares in return for capital contributions totaling $2,974,970 and one Class "B" share for a capital contribution of $1,000.

                  The aforementioned transactions are exempt from registration under Section 4(2) of the Securities Act of 1933 and Regulation D issued thereunder as transactions not involving a public offering.

                  On April 30, 1996 the Trust issued 643,730 Series "A" Preferred Shares to the Class "A" and Class "B" shareholders of CAIT I and CAIT II in exchange for all of the unissued and outstanding Class "A" and Class "B" shares of CAIT I and CAIT II pursuant to an Agreement and Plan of Reorganization and Consolidation which was consummated pursuant to a Permit of the Commissioner of Corporations of the State of California after a hearing on the fairness of the terms of said transaction pursuant to Sections 25142 of the California Corporations Code.

                  The aforesaid  transaction was exempt from registration  under
Section 3(a)(10) of the Securities Act of 1933.

Item 33. Indemnification of Directors and Officers and Agents

                  Under applicable Delaware Law, a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or contemplated action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he is or was a director, officer, employee or agent of the corporation or was serving at the request of such person. Such person may be indemnified against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement provided that such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

                  A corporation shall also have the power to indemnify any person under the same circumstances above, except that no indemnification shall be made with respect to any claim to which such person shall be adjudged liable to the corporation unless and only to the extent that the court in which such action or suit was brought finds, that despite liability, such person is reasonably entitled to such indemnification.

                  The indemnification provisions of the Certificate of Incorporation of the Trust provides any person who is threatened to be made a party to any action or proceeding, by reason of being an officer or director, regardless of whether such action is based on an alleged action or inaction, shall be, subject to any agreement, indemnified to the fullest extent of Delaware Law including all expenses and cost associated therewith.

                  However,   the  Trust  shall  not  indemnify  any  officer  or
director, if among other things, such liability was based upon acts or omissions involving intentional misconduct or a knowing and culpable violation of law.

                  Accordingly, the Trust shall indemnify any officer or director to the extent permissible under Delaware Law. However, under the Certificate of Incorporation of the Trust, the Trust will not indemnify any person based upon acts or omissions involving intentional misconduct or a knowing and culpable violation of the law. This standard is more restrictive than that under Delaware Law.

                  In addition, the Registrant has entered into Indemnity Agreements (Exhibit 10.2 hereto) with its officers and Directors. The Underwriting Agreement (Exhibit 1.1) also provides for indemnification by the Underwriters of the Trust, its Directors and officers and persons who control the Trust within the meaning of Section 15 of the Securities Act with respect to certain liabilities, including liabilities arising under the Securities Act.

Item 34. Treatment of Proceeds From Stock Being Registered

                  Not Applicable

Item 35. Financial Statements and Exhibits

                  (a)      Financial Statements included in the Prospectus are:

                           1. Financial Statement of Capital Alliance Income Trust, A Real Estate Investment Trust with Independent Auditor's Report for the nine months ended September 30, 1995 and 1996 (unaudited) and the three-year period ended December 31, 1995.

                  (b) Financial Statements included in Supplement No. 1 to the Prospectus are:

                           1. Financial Statement of Capital Alliance Income Trust Ltd., A Real Estate
                                    Investment Trust, and its predecessors, with Independent Auditor's Report for years ended December 31, 1996 (audited); and

                           2. Financial Statements of Capital Alliance Income Trust Ltd., A Real Estate Investment Trust, for the nine months ended September 30, 1997.

         All schedules have been omitted because they are either not applicable, not required or the information required has been disclosed in the financial statements and related notes or otherwise in the Prospectus.

                  (c)      Exhibits

Exhibit No.
         1.1 Form of Managing Dealer Agreement (including form of Selected Dealer Agreement)(4) 3.1 Charter Certificate of Incorporation and Amendment No. 1(1) 3.2 Bylaws of the Registrant(1) 4.1 Form of Stock
         Certificate  of  Common  Shares  of  the   Registrant(2)  4.2  Form  of
         Shareholder's Warrant Agreement(4) 4.3 [DELETED] 4.4 Form of Common Warrant Certificate(4) 5.1 Opinion of Ashby & Geddes(4) 8.1 Opinion of Landels Ripley & Diamond, LLP(4) 10.1 Form of Management Agreement between the Registrant and Capital Alliance Advisors, Inc.(1) 10.2 Form of Indemnity Agreement between the Registrant and its Directors and Officers(1) 10.3 Form of Loan Origination and Loan Servicing Agreement between the Registrant and Capital
                  Alliance Advisors, Inc.(1)
         10.4     [DELETED]
         23.1     Consent of Landels Ripley & Diamond, LLP(4)
         23.2     Consent of Novogradac & Company LLP(4)
         23.3     Consent of Ashby & Geddes(4)
         23.4     Consent of Landels Ripley & Diamond, LLP
         23.5     Consent of Novogradac & Company LLP
         24.1     Power of Attorney of Thomas B. Swartz(1)
         24.2     Power of Attorney of Dennis R. Konczal(1)
         24.3     Power of Attorney of Douglas A. Thompson(1)
         24.4     Power of Attorney of Stanley C. Brooks(1)
         24.5     Power of Attorney of Harvey Blomberg(1)
         24.6     Power of Attorney of Jeannette Hagey(1)
         27.3 Revised Financial Data Schedule-Capital Alliance Income Trust, A Real Estate Investment Trust(3)
         28.1     Impound and Escrow Agreement(4)
         28.2     Impound and Escrow Agreement, as amended October 23, 1997
---------------------------

(1) These exhibits were previously contained in Registrant's Registration Statement filed on Form S-11 with the Commission on September 9, 1996, and are incorporated by reference herein.

(2) These exhibits were previously contained in Amendment No. 1 to the Registrant's Registration Statement filed on Form S-11 with the
         Commission on January 15, 1997, and are incorporated by reference herein.

(3) This exhibit was previously contained in Amendment No. 2 to the Registrant's Registration Statement filed on Form S-11 with the Commission on February 6, 1997 and is incorporated by reference herein.

(4) These exhibits were previously contained in Post-Effective Amendment No. 2 to the Registrant's Registration Statement on Form S-11 with the Commission on April 21, 1997, and are incorporated by reference herein.

Item 36. Undertakings

                  THE UNDERSIGNED REGISTRANT HEREBY UNDERTAKES:

                  1. To provide to the Managing Dealer at the closing specified in the Managing Dealer Agreement certificates, if any, in such denominations and registered in such names as required by the Managing

Dealer to permit prompt delivery to each purchaser.

                  Insofar as indemnification by the Registrant for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referenced in
Item 14 of this Registration Statement or other wise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer of controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                  2. (a) That, for purposes of determining any liability under the Securities Act, the information omitted from the form of Prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

                      (b) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  3. (a) To file any prospectus required by Section 10(a)(3) as post-effective amendments to the registration statement.

                     (b) That for purpose of determining any liability under the Act each post-effective amendment may be deemed a new registration statement relating to the securities offered therein and the offering of such securities at that time may be deemed to be the initial bona fide offering thereof.

                     (c) That all post-effective amendments will comply with the applicable forms, rules and regulations of the Commission in effect at the time such post-effective amendments are filed.

                     (d) To remove from registration by means of a post-effective amendment any of the securities being registered which remain at the termination of the offering.

                  4. (a) To file a sticker supplement pursuant to Rule 424(c) under the Act during this distribution period describing each Loan not identified in the Prospectus at such time as there arises a reasonable probability that such Loan will be acquired and to consolidate all such stickers into a post-effective amendment filed at least once every three (3) months, with the information contained in such amendment provided simultaneously to the existing Shareholders.

                     (b) To file, after the end of the distribution period, a current report on form 8-K containing the financial statements and any additional information required by Rule 3-14 of Regulation S-X, to reflect each commitment (i.e., the signing of a binding purchase agreement) made after the end of the distribution period involving the use of ten percent (10%) or more (cumulative basis) of the net proceeds of the offering and to provide the information contained in such report to the Shareholders at least once each quarter after the distribution period of the offering has ended.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-11 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on the 19th day of November 1997.

                                      CAPITAL ALLIANCE INCOME TRUST LTD.,
                                      A REAL ESTATE INVESTMENT TRUST



                                      By:/s/ Thomas B. Swartz
                                      Thomas B. Swartz
                                      Chairman of the Board
                                      and Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         Signature              Title                          Date
         ---------              -----                          ----

/s/ Thomas B. Swartz          Chairman of the Board and        November 19, 1997
--------------------------    Chief Executive Officer
Thomas B. Swartz              (Principal Executive Officer)


/s/ Jeannette Hagey           Chief Financial Officer          November 19, 1997
-------------------           (Principal Financial and
Jeannette Hagey               Accounting Officer)



/s/ Douglas A. Thompson       Director and Executive           November 19, 1997
--------------------------    Vice-President
Douglas A. Thompson


/s/ Dennis R. Konczal         Director and President           November 19, 1997
---------------------------
Dennis R. Konczal



/s/ Stanley C. Brooks         Director                         November 19, 1997
----------------------------
Stanley C. Brooks



/s/ Harvey Blomberg           Director                         November 19, 1997
----------------------------
Harvey Blomberg

                                  EXHIBIT 28.2

--------------------------------------------------------------------------------
                          IMPOUND AND ESCROW AGREEMENT
--------------------------------------------------------------------------------

         Agreement made as of the date set forth below by and between Capital Alliance Income Trust Ltd., A Real Estate Investment Trust, a Delaware corporation (the "Trust" or "CAIT") and Golden Gate Bank, San Francisco, California (the "Bank" or "Escrow Holder").

         NOW, THEREFORE, in consideration of the mutual agreements herein set forth, the parties hereby agree as follows:

         1. Registration Statement. A copy of the Trust's registration statement for its proposed public offering (the "Offering") of shares in the Trust and warrants to purchase shares in the Trust, S.E.C. registration no. 33-11625) (the "Registration Statement") has been deposited with the Bank by the Trust. The effective date of the Registration Statement shall be deemed to be April 28, 1997 ("Effective Date").

         2. Deposits. The Bank, or its designated agent, shall receive from each subscriber in the Offering all checks made payable to the Bank and accompanied by a corresponding order form stating, among other things, the name of the subscriber, current address and amount of the investment. Any deposits received without a properly executed order from or check shall be returned and not accepted.

         On the same day orders and checks are received, the Bank, as agent for the Trust, shall deposit said funds into an interest bearing account entitled "Golden Gate Bank, Escrow Agent for CAIT" Escrow, No. 1003 as agent for the Trust. Said account shall be opened at the main office of Bank. This account shall give Escrow Holder (the "Bank") the irrevocable right to withdraw funds for deposit into escrow at such time as said funds are required for escrow purposes.

         3. Interest on Deposited Cash Funds. All cash funds deposited in the escrow account shall be placed in an interest-bearing savings or other interest-bearing account or instrument (collectively, the "Account") and shall bear interest until the release of such cash funds from the Account at the then current rate.

         4. Failure to Deposit Minimum Subscription Amount. Funds will be held in escrow hereunder pending satisfaction of the following condition (The "Escrow Condition"):

         Deposit with the Bank under this Agreement of the Minimum Subscription Amount of $4,000,000 (the "Minimum Subscription Amount").

         If, on the date twelve (12) months from the effective date of the Registration Statement (or any extension thereof that is authorized by the Registration Statement) (the "Impound Date") all the Escrow Conditions are not satisfied, the Bank shall release to the subscribers all monies deposited pursuant to such subscriptions, all Order Forms and all earnings on such monies net of escrow costs, after first having received an executed written request from the Trust requesting such release. The Trust agrees that in that event the full amount on deposit, including all earnings, will be distributed as is herein provided. All cash disbursements shall be mailed by first class United States mail, postage prepaid, to the addresses shown on the subscription agreement. In the event of cancellation, the Trust shall furnish Escrow Holder (the "Bank") with a schedule of the interest payable to each subscriber. The decision of the Trust in allocating the interest earned on the subscription funds shall be final and binding on all of the parties hereto and on all subscribers.

         5. Deposit of Minimum Subscription Amount. If all the Escrow Conditions are satisfied on or before Impound Date, the Bank shall release to the Trust those subscriptions, and the principal amount of all monies deposited therewith, and all interest earned thereon after first having received an executed written request of the Trust requesting such release. The Trust shall be responsible for forwarding all interest earned net of escrow costs to the subscribers. Prior to the satisfaction of the Minimum Subscription Amount, the monies in such escrow shall remain the property of the subscribers but shall not be subject to withdrawal by the subscribers prior to the Impound Date. Any attachment of the subscribers' interest in such monies shall be subject to the terms of this Agreement.

         6. Signatures for Disbursements. The signature of the Trust's officer, as it shall appear on an authorized document to be submitted to the Bank by the Trust, shall serve as authorization to the Bank to make any and all disbursements on behalf of the Trust. The Bank shall be protected in acting upon, recognizing, or otherwise relying upon any paper or documents believed by it to be genuine and believed by it to have been signed by the person or persons by whom it purports to have been signed.

         7. Rights of Persons Placing Orders. The Trust hereby acknowledges and shall make a good faith effort while this Agreement remains in effect to insure that each subscriber is made aware of the fact that his monies shall be deposited with the Bank and shall remain subject to this Agreement, and that such person whose monies are delivered into the escrow account shall only have the rights with respect to those monies as are set forth herein and in the prospectus which is a part of the Registration Statement.

         8. Amendments and Modifications. This Agreement shall not be amended, modified, or supplemented except by a writing executed between the parties hereto.

         9. Compliance with Offering. The parties hereto hereby agree that the escrow account shall be administered in strict compliance with the terms of this Agreement and the terms of the Registration Statement, and the Trust warrants that the terms are consistent with the Registration Statement. The Trust further understands and agrees that the Bank shall maintain the right and power to immediately resign as depository at any time, without penalty, effective upon the giving of written notice thereof to the Trust. In that event, all monies held by the Bank will be transferred to a successor escrow holder as may be designated by the Trust.

         10. Obligation of Bank to Check Compliance. The Bank shall not be obligated to check the compliance of any subscription or monies received with any requirements of the Offering, except to the extent expressly requested in writing by the Trust and agreed to by the Bank. The Bank shall not be responsible for the collection of any funds not paid by the banks upon which subscribers' checks are drawn. All checks deposited herein must clear the normal banking channels prior to the release of any funds.

         11. Reports. The Bank shall furnish to the Trust on a bi-monthly basis beginning fifteen (15) days after the effective date, a written report that details all monies on deposit hereunder and a list of all subscribers represented thereby. At the end of the escrow period, the Bank will provide a statement on the aggregate amount received from each subscriber and a statement showing the monthly interest earned on the total principal held in the escrow account.

         12. Escrow Fees. The Trust hereby agrees to pay to the Bank for all services rendered hereunder, the fees and costs set forth in Exhibit "A" hereto.

         The fees and usual charges agreed upon for the Banks services hereunder shall be considered compensation for its ordinary services as contemplated by this Agreement, and in the event that the conditions of this escrow are not promptly fulfilled or that the Bank renders any service hereunder not provided for, or that there is any assignment of any interest in the subject matter of this escrow or modification hereof, or that any controversy arises hereunder or that the Bank is made a party to, or intervenes in, any litigation pertaining to this escrow or the subject matter thereof, the Bank shall be reasonably compensated for such extraordinary services and reimbursed for all costs and expenses occasioned by such default, delay, controversy, or litigation, and it shall have the right to retain all documents and/or other things of value at any time held by it hereunder until such compensation, fees, costs and expenses shall be paid.

         13. Limitation of Liability of the Bank. The parties hereto expressly recognize that under no circumstances shall the Bank be held liable for the legality or validity or veracity of the Offering or any other offering of the Trust, and, instead, the Bank's sole concern and responsibility shall be to hold the monies in escrow and to invest the same as herein provided until the Escrow Conditions are satisfied according to the conditions stated herein. By the acceptance of this escrow, Bank in no way makes any warranties and/or endorsements to any investors for this offering and is solely acting as escrow agent for the holding of funds deposited herein in accordance with the within instructions. The undersigned acknowledge that they have not represented Bank in any other capacity to investors, either written or implied. The Trust further acknowledges that the Bank shall not be held liable for the sufficiency or correctness as to form, manner of execution or validity of any Order Form, deposit receipt, or other instrument which may be deposited with the Bank pursuant to this Agreement, or as to the identity, authority or rights of any person subscribing for any Shares, or for any such person's failure to comply with any of the provisions of the Subscription Agreement. The Bank is not to be concerned with the issuance of shares of common or preferred stock of the undersigned and the same shall be handled completely outside of escrow. The Bank is only to be concerned with the terms and conditions as set forth herein.

         14. Conflicting Demands. In the event conflicting demands are made upon the Bank with respect to the escrow account, the Trust acknowledges and agrees that the Bank shall have the absolute right to elect to do any or all of the following: withhold and stop all further proceedings in performance of this Agreement; act only upon the joint instructions of the Trust and any subscriber (or any agent of the subscriber) theretofore making a conflicting demand; or file a suit in interpleader and obtain an order from a court with jurisdiction over such matter which requires the parties to interplead and litigate in such court their several claims and rights against each other. In the event an interpleader suit is brought, the Bank, at its election, shall be fully released and discharged from all obligations to further perform any and all duties or obligations imposed upon it under this Agreement, and the Trust agrees to pay and reimburse the Bank for all costs, expenses, and reasonable attorneys' fees expended or incurred by it in the defense or prosecution of such interpleader suit as such amounts shall be fixed and deemed reasonable by the court. Any funds and subscriptions held in the escrow which are subject to any such conflicting demands shall not be included in computing the total funds and subscriptions held hereunder.

         The Bank shall promptly give notice to the Trust of any demands, requests, orders, or other notices received by it from any subscriber or any person purporting to represent any subscriber (including a conservator, guardian, executor or administrator) where such demands, request, order, or other notice relates to the withdrawal of all or any part of the sums on deposit in the escrow account.

         15. Hold Harmless and Lien. The Trust hereby agrees to pay on demand, as well as to hold harmless and to indemnify the Bank from and against, all costs, damages, judgments, attorneys' fees, obligations, and liabilities of every kind or nature (other than its normal and usual operating expenses incurred in the Bank's performance hereunder), which, in good faith, the Bank may incur or sustain in connection with or arising out of this Agreement. The Trust further grants hereby to the Bank a lien upon all rights, titles, and interests of the Trust in all of the documents and monies and other property deposited in escrow pursuant to this Agreement, in order that the Bank may protect its rights and to indemnify and reimburse itself as it may be permitted to do so pursuant to this Agreement.

         16. Relationship between Parties. The parties hereto expressly recognize that this Agreement only creates an escrow account into which up to the Minimum Subscription Amount shall be placed in impound, and otherwise this Agreement does not create any legal relationship whatsoever between the parties hereto.

         17. Termination. This Agreement shall terminate effective upon payment under either Section 4 or 5 hereof, provided, however, that this agreement shall not be so terminated until all fees, costs and expenses of the Bank have been paid.

         18. Notices. All instructions, notices, and demands herein provided for shall be in writing and shall be mailed postage prepaid, first class mail, as follows:

         If to the Trust, to:

                  Capital Alliance Income Trust Ltd.,
                  A Real Estate Investment Trust
                  50 California Street, Suite 2020
                  San Francisco, California 94111
                  Attn: Thomas B. Swartz, Chairman

         If to the Bank, to:
                  Golden Gate Bank
                  344 Pine Street
                  San Francisco, CA 94104
                  Attn: James Woolwine, President

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on April 29, 1997.

                                           "TRUST"

                                           CAPITAL ALLIANCE INCOME TRUST LTD.,
                                           A REAL ESTATE INVESTMENT TRUST



                                           By:_____________________________

                                           Its: ___________________________


                                           "BANK"

                                           GOLDEN GATE BANK



                                           By:____________________________

                                           Its:___________________________

                                    EXHIBIT A


1.       Fee Schedule
         ------------

         Escrow Fee (Acceptance & Administration
         payable at inception)                      $2,500 Increased to $5,000
                                                         effective 10-23-97

         Processing Fee, Per Name                                   N/A

         Refund of Subscription Amount and/or
         Pro-Rata Calculation of Interest Earned,
         Per Name                                                  $2.50

         Tax Reporting, Per form                                   $1.00

         Wiring of Funds (Received/Disbursed)                      $25.00



                           SIGNATURE                                   DATE



         Trust:   _________________________________               April 28, 1997



         Bank:    _________________________________               April 28, 1997

                                  EXHIBIT 23.4

                               CONSENT OF COUNSEL


TO CAPITAL ALLIANCE INCOME TRUST,
A REAL ESTATE INVESTMENT TRUST

         We hereby consent to the use in this Registration Statement on Form S-11, and any amendments or supplements of our form of opinions in respect to certain tax and ERISA matters, and to any reference to our firm included in or made a part of the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under the Securities Act of 1933, as amended, or the Rules and Regulations promulgated thereunder.




                          /S/ Landels, Ripley & Diamond, LLP
                          ----------------------------------
                          LANDELS, RIPLEY & DIAMOND LLP

San Francisco, California


November 19, 1997

                                  EXHIBIT 23.5

                       CONSENT OF NOVOGRADAC & COMPANY LLP


     We have issued our reports dated June 25, 1996 and March 14, 1997, accompanying the combined financial statements of Capital Alliance Income Trust Ltd., a Real Estate Investment Trust. We consent to the use of the aforementioned reports in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts".




                                                    /s/ Novogradac & Company LLP
                                                    ----------------------------
                                                    NOVOGRADAC & COMPANY LLP

San Francisco, California

November 19, 1997